UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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☒	Definitive Proxy Statement
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☐	Soliciting Material under §240.14a-12

AMAG PHARMACEUTICALS, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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AMAG PHARMACEUTICALS, INC.
100 Hayden Avenue
Lexington, Massachusetts 02421

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held On May 25, 2010

        An Annual Meeting of Stockholders of AMAG Pharmaceuticals, Inc., or the Annual Meeting, will be held at our principal executive offices at 100 Hayden Avenue, Lexington, Massachusetts 02421 on Tuesday, May 25, 2010 at 9:00 a.m., local time, to consider and act upon the following matters:

  1.
  To elect the seven nominees named herein to the Board of Directors to serve until the next Annual Meeting and until their successors have been elected and qualified;

  2.
  To approve the amendment and restatement of our Amended and Restated 2007 Equity Incentive Plan to, among other things, increase the number of shares of our common stock available for issuance thereunder by 800,000 shares;

  3.
  To approve our 2010 Employee Stock Purchase Plan;

  4.
  To ratify the appointment of PricewaterhouseCoopers LLP as our independent auditor for the year ending December 31, 2010; and

  5.
  To transact such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

        Only stockholders of record at the close of business on March 30, 2010 are entitled to notice of, and will be entitled to vote at, the Annual Meeting or any adjournments or postponements thereof. A list of the stockholders of record entitled to vote will be available for inspection at our principal executive offices during the ten days prior to the Annual Meeting. Our stock transfer books will remain open between the record date and the date of the Annual Meeting.

By Order of the Board of Directors,

Joseph L. Farmer Secretary

Lexington, Massachusetts
April 19, 2010

        Whether or not you expect to attend the Annual Meeting, please complete, date and sign the enclosed proxy and mail it promptly in the enclosed envelope in order to assure representation of your shares. No postage need be affixed if the proxy is mailed in the United States. Do not send any certificates with your proxy card. If your shares are held in a bank or brokerage account, you may be eligible to vote via the internet or by telephone. Please refer to the enclosed form for instructions.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting
to Be Held on May 25, 2010.

This Proxy Statement, the Proxy Card, and the Company's Annual Report are all available free of charge at www.amagpharma.com.

AMAG PHARMACEUTICALS, INC.
PROXY STATEMENT
FOR THE ANNUAL MEETING OF STOCKHOLDERS

AMAG PHARMACEUTICALS, INC.
100 Hayden Avenue
Lexington, Massachusetts 02421

PROXY STATEMENT
FOR THE ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 25, 2010

QUESTIONS AND ANSWERS ABOUT THIS PROXY MATERIAL AND VOTING

The Annual Meeting

        Our Board of Directors, or the Board, is soliciting your proxy to vote at our Annual Meeting to be held at our principal executive offices at 100 Hayden Avenue, Lexington, Massachusetts 02421 on Tuesday, May 25, 2010 at 9:00 a.m., local time, and at any adjournments or postponements of the Annual Meeting. This Proxy Statement explains the agenda, voting information and procedures. Please read it carefully. This Proxy Statement and accompanying form of proxy was first mailed to our stockholders on or about April 19, 2010.

        At the Annual Meeting, the following proposals will be subject to a vote of our stockholders: (i) a proposal to elect Joseph V. Bonventre, M.D., Ph.D., Michael Narachi, Brian J.G. Pereira, M.D., Robert J. Perez, Lesley Russell, MB.Ch.B., MRCP, Davey S. Scoon, and Ron Zwanziger as directors; (ii) a proposal to amend and restate our Amended and Restated 2007 Equity Incentive Plan, or the 2007 Plan, to, among other things, increase the number of shares of our common stock available for issuance thereunder by 800,000 shares; (iii) a proposal to approve our 2010 Employee Stock Purchase Plan, or the Purchase Plan; and (iv) a proposal to ratify the appointment of PricewaterhouseCoopers LLP as our independent auditor for the year ending December 31, 2010.

        In this Proxy Statement, references to "Company," "AMAG," "we," "us," or "our" mean AMAG Pharmaceuticals, Inc. Any reference in this Proxy Statement to information found on our website, www.amagpharma.com, does not incorporate such information by reference into this Proxy Statement.

Who Is Entitled To Attend And Vote At The Annual Meeting?

        Only stockholders of record at the close of business on March 30, 2010, or the Record Date, are entitled to attend and vote at the Annual Meeting. On the Record Date, there were 20,992,035 shares of common stock outstanding and entitled to vote.

        If on the Record Date your shares were registered directly in your name with our transfer agent/registrar, American Stock Transfer and Trust Company, then you are a stockholder of record. As a stockholder of record, you may vote in person at the meeting or by proxy. Whether or not you plan to attend the meeting, we urge you to fill out and return the enclosed proxy card to ensure your vote is counted.

        If on the Record Date your shares were held, not in your name, but rather in an account at a brokerage firm, bank, dealer or similar organization, then you are the beneficial owner of shares held in "street name" and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker or other agent regarding how to vote the shares in your account. You are also invited to attend the Annual Meeting.

How Many Votes Do I Have?

        Each stockholder is entitled to one vote for each share of common stock held by such stockholder on the Record Date.

 What Materials Should I Be Receiving In Connection With The Annual Meeting?

        Our Annual Report, including audited financial statements for the year ended December 31, 2009, is being mailed to you along with this Proxy Statement. This Proxy Statement and the accompanying form of proxy were first mailed to our stockholders on or about April 19, 2010.

        In order to reduce printing and postage costs, Broadridge Financial Solutions, Inc., or Broadridge, which handles the mailing of our Annual Report and proxy materials to our beneficial stockholders, participates in the practice of "householding" proxy statements and annual reports. This means that unless contrary instructions are received from one or more of these stockholders, only one copy of the Proxy Statement and Annual Report to stockholders is sent to multiple beneficial stockholders who share the same last name and address. Each stockholder will continue to receive a separate proxy card. We do not provide for householding directly for stockholders of record.

        If you are eligible for householding, but you and other stockholders with whom you share an address wish to receive more than one copy of our current Proxy Statement and Annual Report, please contact our Investor Relations Department at (617) 498-3300 or 100 Hayden Avenue, Lexington, Massachusetts, 02421, attention: Investor Relations Department, and we will promptly deliver a separate copy of this Proxy Statement and Annual Report at no charge. If you would like to receive separate copies of our Proxy Statement and Annual Report in the future, or if you are receiving multiple copies and would like to receive only one copy per household, you should contact Broadridge, your bank or your broker.

How Do I Vote?

        If you are a stockholder of record, you may vote in person at the Annual Meeting or vote by proxy using the enclosed proxy card. Whether or not you plan to attend the Annual Meeting, we urge you to complete, sign and date the enclosed proxy card and return it in the envelope provided. No postage is required if your proxy card is mailed in the United States. You may still attend the Annual Meeting and vote in person even if you have already voted by proxy. If you plan to attend the Annual Meeting and vote in person, we will give you a ballot or a new proxy card when you arrive.

        If you are a beneficial owner of shares registered in the name of your broker, bank, or other agent, you should have received a proxy card and voting instructions with these proxy materials from that organization. Simply complete and mail the proxy card to ensure that your vote is counted. You may still attend the Annual Meeting and vote in person even if you have already voted by proxy. However, if your shares are held in the name of your broker, bank or other agent, you must bring an account statement or letter from the agent indicating that you were the beneficial owner of the shares on the Record Date for voting at the Annual Meeting. Positive identification will be required to vote your shares in person.

        Where you have specified a choice on the accompanying proxy card with respect to the proposals, your shares will be voted in accordance with your specifications. If you sign the proxy card but do not make specific choices, your shares will be voted in favor of each of the proposals.

        If any other matter should be presented at the Annual Meeting upon which a vote properly may be taken, your shares will be voted in accordance with the judgment of the persons named in your proxy. At present, the Board knows of no other matters to be presented at the Annual Meeting.

What If I Get More Than One Proxy Card?

        If you receive more than one proxy card, your shares are registered in more than one name or are registered in different accounts. Please complete, sign, date, and return all proxy cards to be sure that all of your shares are voted.

 Can I Change My Vote After I Return My Proxy Card?

        Yes. You may change your vote at any time before the final vote at the Annual Meeting. If you are the record holder of your shares, you may revoke your proxy in any one of three ways:

  •
  You may submit another properly completed proxy card with a later date.

  •
  You may provide timely written notice to us that you are revoking your proxy. Such notice should be sent to our principal executive offices at 100 Hayden Avenue, Lexington, MA 02421, attention: Secretary.

  •
  You may attend the Annual Meeting and vote in person. Simply attending the meeting will not, in itself, revoke your proxy.

        If your shares are held by your broker or bank as a nominee or agent, you should follow the instructions provided by your broker or bank.

Can I Vote By Telephone Or Electronically?

        A large number of banks and brokerage firms are participating in Broadridge's online program. This program provides eligible stockholders the opportunity to vote via the internet or by telephone. If your bank or brokerage firm is participating in Broadridge's program, your voting form will provide instructions. If your voting form does not reference internet or telephonic information, please complete and return the paper proxy card in the self-addressed, postage-paid envelope provided.

How Do I Vote If My Shares Are Held By My Broker?

        If your shares are held by your broker in "street name," you will need to instruct your broker how to vote your shares in the manner provided by your broker. Your broker may also offer internet or telephonic voting, as described above.

What Are "Broker Non-Votes" and What Discretion Does My Broker Have To Vote My Shares Held In "Street Name?"

        Broker non-votes occur when a beneficial owner of shares held in street name does not give instructions to the broker or nominee holding the shares as to how to vote on matters deemed "non-routine." Generally, if shares are held in street name, the beneficial owner of the shares is entitled to give voting instructions to the broker or nominee holding the shares. If the beneficial owner does not provide voting instructions, the broker or nominee can still vote the shares with respect to matters that are considered to be "routine," but not with respect to "non-routine" matters. Under the rules and interpretations of the New York Stock Exchange, which govern this issue regardless of the exchange on which the company is listed, "non-routine" matters are matters that may substantially affect the rights or privileges of stockholders, such as mergers, stockholder proposals, and for the first time, under a new amendment to the New York Stock Exchange rules, the election of directors, even if they are not contested.

        Most brokers are permitted to vote your shares only with respect to the ratification of our appointment of PricewaterhouseCoopers LLP as our independent auditor for the year ending December 31, 2010, even if they do not receive instructions from you in a timely manner, so long as they hold your shares in their name and have requested your instructions. There are, however, certain matters, such as the election of directors, the proposed amendment and restatement of our 2007 Plan and the proposed approval of our Purchase Plan, with respect to which brokers do not have authority, discretionary or otherwise, to vote your shares unless they receive proper instructions to do so from you in a timely manner.

 How Many Votes Are Required To Approve Each Proposal?

        For the election of directors.    Our directors are elected by a plurality of the votes cast by stockholders entitled to vote at the Annual Meeting. If you do not vote for a particular nominee, or you withhold authority for one or all nominees, your vote will not count either "for" or "against" the nominee, although it will be counted for purposes of determining whether there is a quorum. Broker non-votes are not considered to have been voted "for" or "against" this proposal and have the practical effect of reducing the number of affirmative votes required to elect one or all nominees.

        For the approval of the amendment and restatement of our 2007 Plan.    The affirmative vote of the holders of a majority of the shares of common stock present or represented and voting at the Annual Meeting is required to approve the proposed amendment and restatement of our 2007 Plan. Broker non-votes are not considered to have been voted "for" or "against" this proposal and have the practical effect of reducing the number of affirmative votes required to approve the amendment and restatement of our 2007 Plan. Abstentions, however, are included in the number of shares present or represented and voting on this matter. Therefore, abstentions have the effect of a vote "against" approval of the amendment and restatement of our 2007 Plan.

        For the approval of our Purchase Plan.    The affirmative vote of the holders of a majority of the shares of common stock present or represented and voting at the Annual Meeting is required for approval of our Purchase Plan. Broker non-votes are not considered to have been voted "for" or "against" this proposal and have the practical effect of reducing the number of affirmative votes required to approve our Purchase Plan. Abstentions, however, are included in the number of shares present or represented and voting on this matter. Therefore, abstentions have the effect of a vote "against" approval of our Purchase Plan.

        For the ratification of the appointment of PricewaterhouseCoopers LLP.    The affirmative vote of the holders of a majority of the shares of common stock present or represented and voting at the Annual Meeting is required to ratify the appointment of PricewaterhouseCoopers LLP as our independent auditor for the year ending December 31, 2010. Broker non-votes are not considered to have been voted "for" or "against" this proposal and have the practical effect of reducing the number of affirmative votes required to approve the ratification of the appointment of PricewaterhouseCoopers LLP. Abstentions, however, are included in the number of shares present or represented and voting on each matter. Therefore, abstentions have the effect of a vote "against" approval of the ratification of the appointment of PricewaterhouseCoopers LLP.

        For other matters.    The affirmative vote of stockholders holding a majority of the shares of common stock present or represented and voting at the Annual Meeting is required for approval of all other matters, if any, to be submitted to stockholders at the Annual Meeting. Broker non-votes are not considered to have been voted "for" or "against" any matter and have the practical effect of reducing the number of affirmative votes required to achieve a majority for such matter. Abstentions, however, are included in the number of shares present or represented and voting on each matter. Therefore, abstentions have the effect of a vote "against" any such matter. At present, the Board knows of no other matters to be presented for stockholder action at the Annual Meeting.

What Constitutes A Quorum At The Annual Meeting?

        A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if stockholders holding at least a majority of the shares of common stock outstanding on the Record Date are present at the Annual Meeting in person or represented by proxy. On the Record Date, there were 20,992,035 shares of our common stock outstanding and entitled to vote.

        Your shares will be counted toward the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you vote in person at the meeting. Abstentions and broker non-votes will be counted toward the quorum requirement.

How Are We Soliciting Proxies And Tabulating Votes?

        We will bear all costs of solicitation of proxies. In addition, we have retained Georgeson Inc. to assist us in the mailing and distribution of our proxy materials and to solicit proxies on our behalf. We have agreed to pay approximately $12,500, plus out-of-pocket expenses, to Georgeson Inc. for such proxy solicitation services. In addition to solicitations by mail, our directors, officers and employees, without additional remuneration, may solicit proxies through telephone and in-person conversations. Brokers, custodians and fiduciaries will be requested to forward proxy soliciting material to the owners of stock held in their names.

        Votes will be tabulated by American Stock Transfer and Trust Company as our Transfer Agent/Registrar.

How Can I Find Out The Results Of The Voting At The Annual Meeting?

        Preliminary voting results will be announced at the Annual Meeting. In addition, final voting results will be published in a current report on Form 8-K that we expect to file within four business days after the Annual Meeting. If final voting results are not available to us in time to file a Form 8-K within four business days after the Annual Meeting, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an additional Form 8-K to publish the final results.

When are stockholder proposals and director nominations due for next year's Annual Meeting?

        To be considered for inclusion in next year's proxy materials, your proposal must be submitted in writing to our principal executive offices at 100 Hayden Avenue, Lexington, MA 02421, attention: Secretary and must be received by us no later than December 20, 2010. In order to curtail controversy as to the date on which a proposal was received by us, we suggest that you submit your proposals by registered mail, return receipt requested. Proposals must satisfy the procedures set forth in Rule 14a-8 under the Securities Exchange Act of 1934, or the Exchange Act.

        If you wish to submit a proposal that is not to be included in next year's proxy materials or wish to nominate a director, you must submit such proposal or nomination in writing to our principal executive offices at 100 Hayden Avenue, Lexington, MA 02421, attention: Secretary and such proposal or nomination must be received by us no earlier than January 25, 2011 and no later than February 24, 2011 and must satisfy the requirements described below under "Stockholder Recommendations For Nominees As Directors And The Proposal Of Other Business." If the date of next year's annual meeting of stockholders is advanced by more than 30 days or delayed by more than 30 days after the anniversary of our 2010 Annual Meeting, any stockholder recommendation or proposal must be received by us no earlier than the close of business on the 120th day prior to such advanced or delayed annual meeting date and no later than the close of business on the later of (i) the 90th day prior to such advanced or delayed annual meeting date or (ii) the 10th day following the first public announcement of the meeting date.

        You are also advised to review our by-laws, which contain additional requirements about advance notice of stockholder proposals and director nominations.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth information regarding the beneficial ownership of our common stock by certain individuals and entities. In general, "beneficial ownership" includes those shares a person or entity has the power to vote or transfer, and stock options and similar rights that are exercisable currently or within 60 days of the Record Date and restricted stock units, or RSUs, which are expected to vest within 60 days of the Record Date. The Record Date for the Annual Meeting was March 30, 2010. As of the Record Date, there were 20,992,035 shares of our common stock outstanding. The following table shows the amount of our common stock beneficially owned as of the Record Date by:

  •
  each person known by us to own beneficially more than 5% of our common stock;

  •
  each of our directors and nominees for director;

  •
  each of our named executive officers listed in the "Summary Compensation Table" included in this Proxy Statement; and

  •
  all of our directors and our current executive officers as a group.

Name and Address of Beneficial Owner(1)	Number of Shares Beneficially Owned	Percentage of Common Stock Outstanding
Adage Capital Advisors, L.L.C.(2) 200 Clarendon Street, 52nd Floor Boston, MA 02116	2,723,909	13.0%
FMR, LLC(3) 82 Devonshire Street Boston, MA 02109	2,570,023	12.2%
QVT Financial LP(4) 1177 Avenue of the Americas, 9th Floor New York, NY 10036	1,771,457	8.4%
Standard Life Investments (USA) Limited(5) 1 Beacon Street, 34th Floor Boston, MA 02108	1,305,014	6.2%
T. Rowe Price Associates, Inc.(6) 100 E. Pratt Street Baltimore, MD 21202	1,276,913	6.1%
Blackrock, Inc.(7) 40 East 52nd Street New York, NY 10022	1,118,341	5.3%
William Leland Edwards(8) 470 University Avenue Palo Alto, CA 94301	1,084,424	5.2%
Pictet Funds—Biotech(9) 1 Boulevard Royal L-2016 Luxembourg	1,076,749	5.1%
Brian J.G. Pereira, M.D.(10)	243,489	1.1%
David A. Arkowitz(11)	69,478	*
Lee F. Allen, M.D., Ph.D.(12)	46,286	*
Robert M. Brenner, M.D.(13)	30,000	*
Michael Narachi(14)	17,239	*
Ricardo Zayas	9,587	*
Ron Zwanziger(15)	9,459	*
Davey S. Scoon(16)	7,454	*

Name and Address of Beneficial Owner(1)	Number of Shares Beneficially Owned	Percentage of Common Stock Outstanding
Joseph V. Bonventre, M.D., Ph.D.(17)	5,750	*
Lesley Russell, MB.Ch.B., MRCP(18)	3,333	*
Robert J. Perez(19)	2,500	*
All directors and current executive officers as a group (15 persons)(20)	605,768	2.8%

*
Less than 1%.

(1)
Unless otherwise indicated, we believe that each stockholder referred to above has sole voting and investment power with respect to the shares indicated and the address of each stockholder is: c/o AMAG Pharmaceuticals, Inc., 100 Hayden Avenue, Lexington, Massachusetts 02421.

(2)
Based solely upon a Schedule 13G filed with the Securities and Exchange Commission, or the SEC, on February 16, 2010. Includes 2,723,909 shares beneficially owned by each of Adage Capital Partners, L.P., or ACP, Adage Capital Partners GP, L.L.C, or ACPGP, Adage Capital Advisors, L.L.C., or ACA, Robert Atchinson and Phillip Gross. ACPGP is the General Partner of ACP. ACA is the managing member of ACPGP. Robert Atchinson and Phillip Gross are managing members of ACA. Each of the foregoing have shared voting power and shared dispositive power with respect to the shares.

(3)
Based solely upon a Schedule 13G filed with the SEC on February 12, 2010. Includes 2,530,063 shares beneficially owned by Fidelity Management & Research Company, or Fidelity, a wholly-owned subsidiary of FMR LLC and an investment advisor registered under Section 203 of the Investment Advisers Act of 1940, as amended, and 1,197,606 shares beneficially owned by Fidelity Variable Insurance Products Mid Cap Portfolio, also an investment company registered under the Investment Company Act of 1940, as amended. FMR LLC has sole voting power with respect to 34,350 of the shares and sole dispositive power with respect to 2,570,023 of the shares. Edward C. Johnson 3rd and FMR LLC, through its control of Fidelity, and its funds each has sole power to dispose of the 2,530,063 shares owned by the funds. Pyramis Global Advisors Trust Company, an indirect wholly-owned subsidiary of FMR LLC and a bank as defined under Section 3(a)(6) of the Exchange Act with an address at 900 Salem Street, Smithfield, RI, 02917, is the beneficial owner of 39,960 of the shares. Edward C. Johnson 3rd and FMR LLC, through its control of Pyramis Global Advisors Trust Company, each has sole dispositive power with respect to 39,960 of the shares and sole voting power with respect to 34,350 of the shares beneficially owned by such company.

(4)
Based solely upon a Schedule 13G filed with the SEC on February 16, 2010. Includes 1,771,457 shares beneficially owned by QVT Financial LP, or QVT Financial. QVT Financial is the investment manager for QVT Fund LP, or the QVT Fund, which beneficially owns 1,611,286 of the shares and for Quintessence Fund LP, or Quintessence, which beneficially owns 160,711 of the shares. QVT Financial GP LLC is the General Partner of QVT Financial. QVT Associates GP LLC is the General Partner of the QVT Fund and Quintessence, and accordingly, QVT Associates GP LLC may be the beneficial owner of and may have shared voting and shared dispositive power with respect to 1,771,457 shares.

(5)
Based solely upon a Schedule 13F-HR filed with the SEC on February 10, 2010.

(6)
Based solely upon a Schedule 13G filed with the SEC on February 12, 2010. T. Rowe Price Associates, Inc. has sole voting power with respect to 159,013 of such shares.

(7)
Based solely upon a Schedule 13G filed with the SEC on January 20, 2010.

(8)
Based solely upon a Schedule 13G filed with the SEC on February 12, 2010. Includes 1,079,824 shares beneficially owned by each of Palo Alto Investors, Palo Alto Investors, LLC and Anthony Joonkyoo Yun, MD. Palo Alto Investors is the manager of Palo Alto Investors, LLC, a registered investment advisor. William Leland Edwards is the controlling shareholder of Palo Alto

  Investors. Dr. Yun is the President of Palo Alto Investors and Palo Alto Investors, LLC. Mr. Edwards has sole voting power and sole dispositive power with respect to 4,600 of the shares.

(9)
Based solely upon a Schedule 13G filed with the SEC on February 15, 2010.

(10)
Comprised of 243,489 shares issuable to Dr. Pereira pursuant to options currently exercisable or exercisable within 60 days of the Record Date and RSUs expected to vest within 60 days of the Record Date.

(11)
Includes 69,000 shares issuable to Mr. Arkowitz pursuant to options currently exercisable or exercisable within 60 days of the Record Date and RSUs expected to vest within 60 days of the Record Date.

(12)
Includes 42,500 shares issuable to Dr. Allen pursuant to options currently exercisable or exercisable within 60 days of the Record Date and RSUs expected to vest within 60 days of the Record Date.

(13)
Comprised of 30,000 shares issuable to Dr. Brenner pursuant to options currently exercisable or exercisable within 60 days of the Record Date.

(14)
Comprised of 17,239 shares issuable to Mr. Narachi pursuant to options currently exercisable or exercisable within 60 days of the Record Date.

(15)
Comprised of 9,459 shares issuable to Mr. Zwanziger pursuant to options currently exercisable or exercisable within 60 days of the Record Date. Excludes 2,500 shares held in trust for the benefit of Mr. Zwanziger's children. Mr. Zwanziger's sister maintains sole investment and voting power with respect to the shares held by the trust.

(16)
Comprised of 7,454 shares issuable to Mr. Scoon pursuant to options currently exercisable or exercisable within 60 days of the Record Date.

(17)
Comprised of 5,750 shares issuable to Dr. Bonventre pursuant to options currently exercisable or exercisable within 60 days of the Record Date.

(18)
Comprised of 3,333 shares issuable to Dr. Russell pursuant to options currently exercisable or exercisable within 60 days of the Record Date

(19)
Comprised of 2,500 shares issuable to Mr. Perez pursuant to options currently exercisable or exercisable within 60 days of the Record Date.

(20)
Includes 591,662 shares issuable to all of our directors and current executive officers as a group pursuant to options currently exercisable or exercisable within 60 days of the Record Date and RSUs expected to vest within 60 days of the Record Date.

* * * * * * * * *

* * * * * * * * *

Section 16(A) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Exchange Act requires our directors, executive officers and holders of more than 10% of our common stock, referred to herein as "Reporting Persons," to file with the SEC, initial reports of ownership and reports of changes in ownership of our common stock. Such persons are required by regulations of the SEC to furnish us with copies of all such filings. Based on our review of the copies of such filings received by us with respect to the year ended December 31, 2009, and written representations from our directors and executive officers who served in such capacity during the year ended December 31, 2009, we believe that all Reporting Persons complied with all Section 16(a) filing requirements for the year ended December 31, 2009, except that David A. Arkowitz, our Chief Financial Officer, and Lee F. Allen, our Chief Medical Officer, each inadvertently filed a Form 4 five months late in 2009 due to an administrative error. In addition, Ricardo Zayas, our Senior Vice President of Operations, timely reported all transactions but reported an incorrect number of shares due to an administrative error. This error was corrected by filing an amendment to the original Form 3 report.

 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Related Person Transactions Policy and Procedures

        Related person transactions have the potential to create actual or perceived conflicts of interest between the Company and its directors and executive officers or their immediate family members. In accordance with our policy regarding related person transactions and its charter, the Audit Committee of our Board is charged with the responsibility of reviewing and approving or ratifying any related person transactions. To assist in identifying such transactions, the Company distributes questionnaires to its directors and officers on an annual basis.

        Current SEC rules define a related person transaction to include any transaction, arrangement or relationship in which the Company is a participant and in which any of the following persons has or will have a direct or indirect interest:

  •
  an executive officer, director or director nominee of the Company;

  •
  any person who is known to be the beneficial owner of more than 5% of the Company's common stock;

  •
  any person who is an immediate family member (as defined under Item 404 of Regulation S-K) of an executive officer, director or director nominee or beneficial owner of more than 5% of the Company's common stock; or

  •
  any firm, corporation or other entity in which any of the foregoing persons is employed or is a partner or principal or in a similar position or in which such person, together with any of the foregoing persons, has a 5% or greater beneficial ownership interest.

        On March 25, 2008, our Board adopted a written related person transactions policy, which provides that any related person transaction shall be consummated or shall continue only if:

  •
  the Audit Committee approves or ratifies such transaction in accordance with our related person transactions policy and if the transaction is on terms comparable to those that could be obtained in arm's length dealings with an unrelated third person;

  •
  the transaction is approved by the majority of the disinterested members of the Board; or

  •
  if the transaction involves compensation, it is approved by the Compensation Committee or the Board.

        The policy defines related persons to include those defined as such under the current SEC rules described above and a related person transaction as a transaction between the Company and any related person (including those transactions defined as related person transactions under the current SEC rules), provided that transactions between a related person and the Company that are available to all employees generally and transactions with a related person in a given fiscal year that involve an aggregate of less than $10,000 must be reported to the Board but do not require approval under the policy.

        Under the policy, related person transactions should be submitted to the Audit Committee for approval or preliminarily entered into by management subject to ratification by the Audit Committee, provided, that, if such ratification shall not be forthcoming, management must make all reasonable efforts to cancel or annul such transaction. In determining whether to approve a related person transaction, consideration is given to whether approval thereof would affect the independent status of any current member of our Board. If approval of a transaction would cause less than a majority of our Board to be independent, such transaction will not be approved.

 Transactions with Related Persons

        We have entered into indemnification agreements with all of our directors and our executive officers. We also intend to execute these agreements with our future executive officers and directors. See "Limitation of Liability and Indemnification" below for a description of the terms of such indemnification arrangements.

        We have also entered into certain arrangements with our executive officers with respect to change of control and severance arrangements. See the section below entitled "Change of Control and Severance Compensation" and "Potential Payments Upon Termination or Change of Control" for a description of the terms of such arrangements.

        We also regularly grant equity awards to our executive officers and our non-employee directors. See "Director Compensation" and "Executive Officers and Compensation" below for a description of our general policies and practices with respect to such grants.

LIMITATION OF LIABILITY AND INDEMNIFICATION

        Section 145 of the General Corporation Law of Delaware empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation or another enterprise if serving at the request of the corporation. Depending on the character of the proceeding, a corporation may indemnify against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding if the person indemnified acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. In the case of an action by or in the right of the corporation, no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine that despite the adjudication of liability, but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses that the court shall deem proper. Section 145 further provides that to the extent a present or former director or officer of a corporation has been successful in the defense of any action, suit or proceeding referred to above, or in defense of any claim, issue or matter therein, he or she shall be indemnified against expenses (including attorney's fees) actually and reasonably incurred by him or her in connection therewith.

        Our Certificate of Incorporation, as amended, provides that we shall, to the fullest extent permitted by law, indemnify all of our directors, officers, employees and agents. The Certificate of Incorporation also contains a provision eliminating the liability of our directors to the Company or our stockholders for monetary damages, to the fullest extent permitted by law. The Certificate of Incorporation also permits us to maintain insurance to protect the Company and any director, officer, employee or agent against any liability, whether or not we would have the power to indemnify such persons under the General Corporation Law of Delaware. The Certificate of Incorporation also permits us to enter into agreements with any director, officer, employee or agent providing for indemnification rights equivalent to or greater than the indemnification rights set forth in the Certificate of Incorporation. We have entered into indemnification agreements with all of our directors and our executive officers and certain of our employees.

PROPOSAL 1: ELECTION OF DIRECTORS

        You are being asked to vote for seven directors at this Annual Meeting. If you are voting by proxy, the persons named in the enclosed proxy will vote to elect as directors the seven nominees named below, all of whom are currently directors of the Company, unless you withhold authority to vote for the election of any or all of the directors by marking the proxy to that effect.

        Each director elected will hold office until the next annual meeting of stockholders and until his or her successor is elected and qualified, or until his or her earlier death, resignation or removal. Each of the nominees has indicated his or her willingness to serve, if elected, but if a nominee should be unable to serve, the proxies may be voted for a substitute nominee designated by us.

Nominees

        The Nominating and Corporate Governance Committee has not established specific minimum qualifications for recommended nominees or specific qualities or skills for our directors to possess. However, our Corporate Governance Guidelines provide that the backgrounds and qualifications of the directors considered as a group should provide a significant breadth of experience, knowledge and abilities that shall assist the Board in fulfilling its responsibilities. In considering candidates to serve as directors, the Nominating and Corporate Governance Committee uses a subjective process for identifying and evaluating nominees for director based on consideration of all factors it deems relevant. In addition, our Corporate Governance Guidelines set forth general criteria for nomination as a director, which include the following:

  •
  Nominees should have a reputation for integrity, honesty and adherence to high ethical standards.

  •
  Nominees should have demonstrated business acumen, experience and ability to exercise sound judgment in matters that relate to the current and long-term objectives of the Company and should be willing and able to contribute positively to the decision-making process of the Company.

  •
  Nominees should have a commitment to understand the Company and its industry and to regularly attend and participate in meetings of the Board and its committees.

  •
  Nominees should have the interest and ability to understand the sometimes conflicting interests of the various constituencies of the Company, which include stockholders, employees, customers, governmental units, creditors and the general public, and to act in the interests of all stockholders.

  •
  Nominees should not have, nor appear to have, a conflict of interest that would impair the nominee's ability to represent the interests of all the Company's stockholders and to fulfill the responsibilities of a director.

  •
  Nominees shall not be discriminated against on the basis of race, religion, national origin, sex, sexual orientation, disability or any other basis proscribed by law. The value of diversity on the Board should be considered.

  •
  Nominees should normally be able to serve for at least five years before reaching the age of eighty.

        Our Corporate Governance Guidelines also provide that the re-nomination of existing directors should not be viewed as automatic, but should be based on continuing qualification under the criteria set forth above. The Nominating and Corporate Governance Committee considers the existing directors' performance on our Board and its committees in making its nomination recommendations.

        The brief biographies below include information, as of the date of this proxy statement, regarding the specific and particular experience, qualifications, attributes or skills of each nominee that led the Nominating and Corporate Governance Committee to believe that that nominee should continue to serve on the Board. However, each of the members of the Nominating and Corporate Governance Committee may have a variety of reasons why he or she believes a particular person would be an appropriate nominee for the Board, and these views may differ from the views of other members.

        Joseph V. Bonventre, M.D., Ph.D., age 60, has been a director since February 2008. Dr. Bonventre has been the Director of the Renal Division of the Brigham and Women's Hospital since 2002, and is the Samuel A. Levine Professor of Medicine at Harvard Medical School and Professor of Health Sciences and Technology at the Massachusetts Institute of Technology. He has also been elected to the American Society of Clinical Investigation, the Association of American Physicians and the American Institute for Medical and Biological Engineering, and is a member of the Council and President-elect of the American Society of Nephrology. Dr. Bonventre was the Chair of the Kidney Group of the Harvard Stem Cell Institute from 2004 to 2009 and has chaired or co-chaired the Stem Cell, Regenerative Medicine and Tissue Engineering Center of the Brigham and Women's Hospital Research Institute since 2007. He has received the Osler Medal of the Royal Society of Physicians and the Bywaters Award of the International Society of Nephrology. Dr. Bonventre has also been a charter member of the Board of Directors of the National Space Biology Research Institute and the Board of Advisors of the Dean of the School of Engineering at Cornell University since 1999 and 2004, respectively. He is past President and currently a member of the Board of Directors of the National Kidney Foundation Serving New England. He also co-founded Patientkeeper Inc., a provider of integrated physician information systems, in the 1990s and Pacific Biosciences, Inc., a private biotechnology company, in 2002, and has been a member of the Scientific Advisory Board of a number of biotechnology companies. Dr. Bonventre holds a B.S. in Engineering Physics from Cornell University and an M.D. and Ph.D. in Biophysics from Harvard University. The Nominating and Corporate Governance Committee believes that Dr. Bonventre's extensive research in the field of nephrology, his medical training and expertise, his extensive participation on the scientific and medical advisory boards of numerous pharmaceutical and biotechnology companies and his advisory experience with the U.S. Food and Drug Administration provides the Board with critical and unique medical and scientific insight as the Company seeks to expand its Feraheme® (ferumoxytol) Injection clinical development programs in both the U.S. and abroad and evaluate potential acquisition and in-licensing opportunities.

        Michael Narachi, age 50, has been a director since November 2006. Mr. Narachi is currently President and Chief Executive Officer of Orexigen Therapeutics, Inc., or Orexigen, a publicly traded biopharmaceutical company. Prior to joining Orexigen in 2009, he served as Chairman, Chief Executive Officer and President of Ren Pharmaceuticals, Inc., a private biotechnology company, from 2006 until 2008. He has served as Chairman of the Board of Naryx Pharma, Inc., a private pharmaceutical company, since August 2004. In 2004, Mr. Narachi retired as an officer and Vice President of Amgen Inc., or Amgen, a leading therapeutics company, where he served as General Manager of Amgen's Anemia Business from 1999 to 2004. Mr. Narachi joined Amgen in 1984 and held various positions throughout the organization including: Product Development Team Leader for NEUPOGEN®; Director of Clinical Operations in Thousand Oaks, CA and Cambridge, U.K.; Vice President of Development and Representative Director for Amgen Japan; Head of Corporate Strategic Planning; Chief Operations Officer of Amgen BioPharma; and Vice President, Licensing and Business Development. Mr. Narachi received a B.S. and M.A. degree in Molecular Genetics from the University of California at Davis. He completed the Executive M.B.A. program at the Anderson Graduate School of Management at University of California, Los Angeles. The Nominating and Corporate Governance Committee believes that Mr. Narachi's twenty year career at Amgen, during which he held numerous positions of increasing operational and strategic responsibility, including positions in which he had responsibility for pharmaceutical product development and commercialization, provide the Board with critical insight and experience as the Company seeks to advance the worldwide development and commercialization of Feraheme. In particular, the Nominating and Corporate Governance Committee believes that Mr. Narachi's experience as General Manager of Amgen's Anemia Business provides the

Board with unique and highly specialized experience in commercializing a pharmaceutical product which is indicated for the treatment of anemia, such as Feraheme.

        Brian J.G. Pereira, M.D., age 51, has been a director since July 2004. Dr. Pereira has been President of the Company since November 2005 and Chief Executive Officer of the Company since November 2006. Prior to joining the Company, he was President and Chief Executive Officer of the New England Health Care Foundation, a physician's group at Tufts-New England Medical Center, from 2001 to 2005, and held various other positions at Tufts-New England Medical Center from 1993 to 2001. He is a Professor of Medicine at Tufts University School of Medicine and at the Sackler School of Biomedical Sciences of Tufts University. Dr. Pereira served as President of the National Kidney Foundation from 2002 to 2004, and has served on the editorial board of twelve scientific journals. He also serves as a director of Biodel, Inc., a public pharmaceutical company. In addition, Dr. Pereira is Chairman of the Board of the Harvard-MIT Biomedical Enterprise Program. Dr. Pereira graduated from St. John's Medical College, Bangalore, India and received his M.B.A. from the Kellogg School of Management, Northwestern University. The Nominating and Corporate Governance Committee believes that Dr. Pereira's extensive medical training and his position as a worldwide thought leader in the areas of nephrology and chronic kidney disease provide the Board with unique and highly specialized expertise which is essential as the Company seeks to advance the worldwide development and commercialization of Feraheme. In addition, the Nominating and Corporate Governance Committee believes that Dr. Pereira's extensive experience and substantial understanding of the Company and its operations as the result of Dr. Pereira's six years as a Board member and five years as an executive officer of the Company, brings necessary historical knowledge, leadership skills and continuity to the Board.

        Robert J. Perez, age 45, has been a director since January 2009. He is currently Executive Vice President and Chief Operating Officer of Cubist Pharmaceuticals, Inc., or Cubist, a public pharmaceutical company. Mr. Perez joined Cubist in 2003 as Senior Vice President, Sales and Marketing, and led the launch of Cubicin® (daptomycin for injection), or Cubicin. Prior to joining Cubist, he served as Vice President of Biogen, Inc.'s CNS Business Unit from 2001 to 2003, where he was responsible for commercial leadership of an $800 million neurology business unit and from 1995 to 2001 he held positions of increasing responsibility within the commercial organization. From 1987 to 1995 Mr. Perez held various sales and marketing positions at Zeneca Pharmaceuticals. He also served as a member of the Board of Directors of Epix Pharmaceuticals, Inc., a publicly-traded biopharmaceutical company, from 2006 to 2009. Mr. Perez received a B.S. from California State University, Los Angeles and an M.B.A. from the Anderson Graduate School of Management at the University of California, Los Angeles. The Nominating and Corporate Governance Committee believes that Mr. Perez' twenty plus years of sales and marketing experience within the pharmaceutical and biotechnology industries has provided him with valuable commercial and operational experience, as well as leadership skills that are important to the Board. In particular, Mr. Perez' experience leading the launches of highly successful specialty pharmaceutical products is especially valuable to the Board in light of the recent commercial launch of Feraheme in the United States.

        Lesley Russell, MB.Ch.B., MRCP, age 49, has been a director since December 2009. She is currently Executive Vice President and Chief Medical Officer of Cephalon, Inc., or Cephalon, a pharmaceutical company. Dr. Russell joined Cephalon in 2000 as Vice President, Worldwide Clinical Research, and currently leads Cephalon's global clinical, medical, regulatory, biometrics and drug safety organizations. Prior to Cephalon, Dr. Russell served as Vice President, Clinical Research at US Bioscience Inc., or USBI, a pharmaceutical company, and from 1996 to 1999, held positions of increasing responsibility within USBI. From 1995 to 1996, she was a clinical research physician at Eli Lily U.K. and from 1992 to 1995, a Medical Director at Amgen U.K. Dr. Russell was trained in Hematology/Oncology at Royal Infirmary of Edinburgh and at Royal Hospital for Sick Children, Edinburgh. She received an MB.Ch.B. from the University of Edinburgh, Scotland and is a member of the Royal College of Physicians, United Kingdom. Dr. Russell is registered with the General Medical Council, United Kingdom. The Nominating and Corporate Governance Committee believes that Dr. Russell's fourteen years of broad-based expertise leading clinical research and development, medical, regulatory, and drug safety organizations, as well as her medical training, will allow her to make valuable contributions to the medical and scientific understanding of the Board, which is particularly important as the Company initiates numerous late-stage clinical development programs with respect to Feraheme and evaluates numerous acquisition and in-licensing opportunities.

        Davey S. Scoon, CPA, age 63, has been a director since December 2006. Mr. Scoon serves as Chairman of the Board of Directors of Tufts Health Plan, where he has been a director since 1981. He also serves as Chairman of the Board of Trustees of Allianz Funds, a registered investment company consisting of 33 mutual funds, where he has been a director since 2006. Mr. Scoon is the Chairman of the Audit Committee of Cardiokine, Inc., a private pharmaceutical company, where he has been a director since 2005. He has been an Adjunct Assistant Professor at Tufts University School of Medicine since 2005. He also previously served as a member of the Board of Directors of NitroMed, Inc., a public pharmaceutical company, from 2003 to 2009, and Inotek Pharmaceuticals Corporation, a private pharmaceutical company, from 2006 to 2009. From 2003 to 2005, Mr. Scoon was Chief Administrative and Financial Officer of Tom's of Maine, a company that manufactures natural care products. From 2001 to 2003, Mr. Scoon served as Chief Financial and Administrative Officer for Sun Life Financial U.S. and from 1999 to 2001, Mr. Scoon served as Vice President and Chief Financial Officer for Sun Life Financial U.S. From 1985 to 1999, Mr. Scoon was employed by Liberty Funds Group of Boston (formerly Colonial Management) in various capacities, including Chief Financial Officer and Chief Operating Officer. Mr. Scoon holds a B.B.A. from the University of Wisconsin and an M.B.A. from the Harvard Business School. The Nominating and Corporate Governance Committee believes that Mr. Scoon's extensive financial, accounting, human resources, and risk management experience gained through the various executive and board positions he has held over the past thirty years provides the Board with valuable and highly specialized expertise and advice, particularly in Mr. Scoon's role as the Chairman of the Audit Committee.

        Ron Zwanziger, age 56, has been a director since November 2006. Mr. Zwanziger has served as Chairman and Chief Executive Officer of Inverness Medical Innovations, Inc., a consumer-focused company, since 2001. From 1992 to 2001, he served in the same capacity at Inverness Medical Technology, Inc., a consumer-focused company he founded that developed proprietary technologies and manufacturing processes. From 1981 to 1991, Mr. Zwanziger was Chairman, Chief Executive Officer and Founder of Medisense, Inc. Mr. Zwanziger received his undergraduate degree from Imperial College and an M.B.A. from the Harvard Business School. The Nominating and Corporate Governance Committee believes that, by virtue of Mr. Zwanziger's lengthy tenure as Chief Executive Officer of several high-growth companies, he provides the Board with valuable strategic, operational, and leadership skills and experience. In particular, the Nominating and Corporate Governance Committee believes that Mr. Zwanziger's extensive experience in the areas of mergers and acquisitions and corporate finance will provide the Board with important perspective as the Company seeks to execute on its long-term plans.

Vote Required

        Our directors are elected by a plurality of the votes cast by stockholders entitled to vote at the Annual Meeting. If you do not vote for a particular nominee, or you withhold authority for one or all nominees, your vote will not count either "for" or "against" the nominee, although it will be counted for purposes of determining whether there is a quorum. "Broker non-votes" are not considered to have been voted "for" or "against" this proposal and have the practical effect of reducing the number of affirmative votes required to elect one or all nominees.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
A VOTE "FOR" THE NOMINEES LISTED ABOVE.

INFORMATION REGARDING THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

INDEPENDENCE OF THE BOARD OF DIRECTORS

        The Board has determined that, other than Dr. Pereira, each current director is "independent" as such term is defined in the listing standards of the NASDAQ Global Market, or NASDAQ, and SEC rules. The Board has affirmatively determined that no independent director has any material relationship with us that would interfere with the exercise of independent judgment.

        In reaching that conclusion, the Board considered that two of our executive officers, Dr. Pereira and Dr. Louis Brenner, have adjunct appointments in the Renal Division of the Brigham and Women's Hospital, where one of our directors, Dr. Bonventre, is the Director of the Renal Division, and that Dr. Bonventre and Dr. Brenner serve together on the Board of Directors of the National Kidney Foundation Serving New England. The Board also considered the fact that Dr. Bonventre served as a paid consultant to Cubist, of which Mr. Perez is an executive officer, and the fact that Dr. Bonventre's daughter is employed by our independent auditor, PricewaterhouseCoopers LLP. In addition, the Board considered the fact that in August 2008 we entered into a one year consulting agreement with Mr. Narachi under which he provided our Commercial Operations department with advice and consultation with respect to the Feraheme commercial launch in exchange for a stock option to purchase 2,000 shares of our common stock. Finally, the Board considered the fact that Dr. Pereira has served as an unpaid ad hoc consultant to Orexigen, of which Mr. Narachi is an executive officer. The Board determined that none of the foregoing relationships compromised the independence of any of Dr. Bonventre, Mr. Perez or Mr. Narachi or such person's respective status as a non-employee director.

MEETINGS OF THE BOARD OF DIRECTORS

        Our Board met ten times and acted by unanimous written consent three times during the year ended December 31, 2009. Each director participated in at least 75% of the meetings of the Board and of the committees of the Board on which he or she served during the portion of the last fiscal year for which such person was a director or committee member. It is our policy that our directors are expected to attend each annual meeting of stockholders. All of our directors attended our Annual Meeting for the year ended December 31, 2008, with the exception of Mr. Zwanziger who could not attend due to an unavoidable scheduling conflict.

        In addition, our independent directors meet regularly and at least annually in executive session without the presence of our non-independent director and management.

COMMITTEES OF THE BOARD OF DIRECTORS

        Under our by-laws, our Board may designate committees comprised of members of the Board to exercise the power and authority of the Board in the management of the business and affairs of the Company, subject to limitations imposed by law. Our Board currently has the following permanent committees: an Audit Committee, a Compensation Committee, and a Nominating and Corporate

Governance Committee. The following table provides membership information for the current composition of these committees:

Name	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee
Joseph V. Bonventre, M.D., Ph.D.			X
Michael Narachi		X
Brian J.G. Pereira, M.D.
Robert J. Perez	X	X*
Lesley Russell, MB.Ch.B., MRCP	X
Davey S. Scoon	X*	X	X
Ron Zwanziger			X*

*
Committee Chairperson

Audit Committee

        Our Board has a standing Audit Committee, currently composed of Messrs. Scoon (Chair) and Perez and Dr. Russell, each of whom is "independent" as such term is defined in the listing standards of the NASDAQ and SEC rules. Our Board has determined that Mr. Scoon qualifies as an "audit committee financial expert" as defined by SEC rules and that Mr. Perez and Dr. Russell possess the requisite financial sophistication to qualify them for service on the Audit Committee in accordance with SEC rules. The current charter of the Audit Committee is available on our website at www.amagpharma.com, under the heading "Investors."

        Pursuant to its charter, the Audit Committee's general responsibilities include:

  •
  Evaluating and selecting our independent auditors;

  •
  Reviewing our audited financial statements;

  •
  Discussing the adequacy of our internal control over financial reporting with management and the auditors;

  •
  Supervising the relationship between the Company and our independent auditors;

  •
  Reviewing and authorizing the scope of both audit and non-audit services and related fees;

  •
  Evaluating the independence of our independent auditors; and

  •
  Reviewing and approving related person transactions.

        The Audit Committee is empowered to engage such independent advisors, including external consultants, as it deems necessary or appropriate to carry out its responsibilities. The Audit Committee conducted nine formal meetings during the year ended December 31, 2009.

Report of the Audit Committee1

        The Audit Committee has reviewed our audited financial statements for the year ended December 31, 2009, and has discussed them with both management and PricewaterhouseCoopers LLP, our independent registered public accounting firm. The Audit Committee has reviewed and discussed with PricewaterhouseCoopers LLP, which is responsible for expressing an opinion on the conformity of our audited financial statements with generally accepted accounting principles, its judgments as to matters related to the conduct of the audit of our financial statements and such other matters as are required to be discussed with the Audit Committee as required by the applicable requirements of the Public Company Accounting Oversight Board, or PCAOB, regarding the independent registered public accounting firm's communications with the Audit Committee concerning independence. The Audit Committee has met with PricewaterhouseCoopers LLP, with and without management present, to discuss the results of its examinations, its evaluation of our internal control over financial reporting, and the overall quality of our financial reporting. The Audit Committee has received the written disclosures and the letter from PricewaterhouseCoopers LLP required by applicable requirements of the PCAOB regarding the independent accountant's communications with the Audit Committee concerning independence. The Audit Committee has discussed with PricewaterhouseCoopers LLP that firm's independence from management and the Company and considered the compatibility of the firm's provision of non-audit services with maintaining the firm's independence and found the provision of such services to be compatible with the firm's independence.

        In reliance on the reviews and discussions referred to above, the Audit Committee concluded that it would be reasonable to recommend, and on that basis did recommend, to the Board (and the Board has approved) that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2009 for filing with the SEC.

        Respectfully Submitted by the Audit Committee of the Board of Directors of AMAG Pharmaceuticals, Inc.,

Davey S. Scoon, Chair Robert J. Perez Lesley Russell

1
The material in this report is not "soliciting material," is furnished to, but not deemed "filed" with, the SEC and is not deemed to be incorporated by reference in any filing of the Company under the Exchange Act, other than the Company's Annual Report on Form 10-K, where it shall be deemed to be "furnished," whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

Compensation Committee

        Our Board has a standing Compensation Committee, currently composed of Messrs. Perez (Chair), Narachi and Scoon, each of whom is "independent" as such term is defined in the listing standards of the NASDAQ and SEC rules and is a "non-employee director" under applicable SEC rules. The current charter of the Compensation Committee is available on our website at www.amagpharma.com, under the heading "Investors." The Compensation Committee conducted eight formal meetings and acted by unanimous written consent once during the year ended December 31, 2009.

        Pursuant to its charter, the Compensation Committee's general responsibilities include, among other things, the following:

  •
  The review, negotiation, authorization and approval of the recruitment, hiring and compensation for any of our executive officers, other than our Chief Executive Officer, and any other of our officers with a title of Senior Vice President or higher;

  •
  The review and recommendation to the full Board for approval of the compensation of our Chief Executive Officer, President and any other newly-created officer position with a title of Senior Vice President or higher which was not provided for in a Board-approved budget, each of which must be approved by all independent members of the Board;

  •
  Subject to certain limitations, the administration and grant of awards under our existing stock option, stock incentive, employee stock purchase and other equity-based award plans;

  •
  The review and recommendation to the full Board with respect to certain incentive compensation plans and director compensation plans; and

  •
  The engagement of independent advisors as it deems necessary or appropriate to carry out its responsibilities.

Compensation Committee Interlocks and Insider Participation

        None of the directors who served on the Compensation Committee during fiscal 2009 is or has been an officer or employee of the Company or had any relationship that is required to be disclosed as a transaction with a related party. During the year ended December 31, 2009, none of our executive officers served as a member of the board of directors or compensation committee of any entity that has one or more executive officers who serve on our Board or our Compensation Committee.

Compensation Committee Report2

        The Compensation Committee has reviewed the "Compensation Discussion and Analysis" section of this Proxy Statement and discussed such section with management. Based on its review and discussions and its ongoing involvement with executive compensation matters, the Compensation Committee recommended to the Board that the "Compensation Discussion and Analysis" section of this Proxy Statement be included in this Proxy Statement and incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2009. This report is provided by the following independent directors who comprise the Compensation Committee:

Robert J. Perez, Chair Michael Narachi Davey S. Scoon

2
The material in this report is not "soliciting material," is furnished to, but not deemed "filed" with, the SEC and is not deemed to be incorporated by reference in any filing of the Company under the Exchange Act, other than the Company's Annual Report on Form 10-K, where it shall be deemed to be "furnished," whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

Nominating and Corporate Governance Committee

        Our Board has established a standing Nominating and Corporate Governance Committee, which is currently composed of Messrs. Zwanziger (Chair) and Scoon and Dr. Bonventre, each of whom is "independent" as such term is defined in the listing standards of the NASDAQ and SEC rules. The current charter for the Nominating and Corporate Governance Committee is available on our website at www.amagpharma.com, under the heading "Investors." The Nominating and Corporate Governance Committee conducted four formal meetings during the year ended December 31, 2009.

        Pursuant to its charter, the Nominating and Corporate Governance Committee's general responsibilities include, among other things, the following:

  •
  Identifying individuals qualified to become members of our Board;

  •
  Selecting or recommending the director nominees for each annual meeting of stockholders or when vacancies occur;

  •
  Developing and recommending a set of corporate governance guidelines applicable to the Company; and

  •
  Providing oversight of and guidance to our internal compliance committee.

        Although the Nominating and Corporate Governance Committee has not established specific minimum qualifications for recommended nominees or specific qualities or skills for our directors to possess, our Corporate Governance Guidelines provide that the backgrounds and qualifications of the directors, considered as a group, should provide a significant breadth of experience, knowledge and abilities that shall assist the Board in fulfilling its responsibilities. In addition, our Corporate Governance Guidelines set forth certain general criteria for nomination as a director, which are discussed in further detail under the heading "Nominees" above.

        As provided in the criteria set forth in our Corporate Governance Guidelines, the Nominating and Corporate Governance Committee believes that the value of diversity on the Board should be considered as one of a number of factors that it takes onto account in evaluating nominees and the Board as a whole. For this purpose the Nominating and Corporate Governance Committee evaluates diversity in terms of race, religion, national origin, gender, sexual orientation and disability, as well as differences of viewpoint, professional experience, education, skill and other individual qualities and attributes that contribute to heterogeneity on the Board.

        Our Corporate Governance Guidelines also provide that the re-nomination of existing directors should not be viewed as automatic, but should be based on continuing qualification under the criteria set forth above. The Nominating and Corporate Governance Committee considers the existing directors' performance on our Board and its committees in making its nomination recommendations. In seeking candidates for directors, members of our Nominating and Corporate Governance Committee may use their business, professional and personal contacts, accept the recommendations from other Board members, stockholders or management, or engage a professional search firm. During 2009, the Nominating and Corporate Governance Committee retained J. Robert Scott, an independent executive search firm, to assist it in identifying candidates to serve on the Board. In addition to the criteria set forth above, the Nominating and Corporate Governance Committee asked J. Robert Scott to assist in identifying candidates who would add gender and/or racial diversity and more diverse financial and transactional experience to the Board.

        The nominations for the election of directors at the Annual Meeting contained in this Proxy Statement are based upon the unanimous recommendation of the Nominating and Corporate Governance Committee to the full Board in April 2010.

Stockholder Recommendations For Nominees As Directors And The Proposal Of Other Business

        Our Nominating and Corporate Governance Committee will consider recommendations for candidates for nominees as directors and proposals for business other than director nominations that are submitted by stockholders. Any recommendation of a nominee for the Board or any proposal for business other than director nominations by our stockholders with respect to our 2011 Annual Meeting must be submitted in writing to our principal executive offices at 100 Hayden Avenue, Lexington, Massachusetts 02421, attention: Secretary, and must be received by us no earlier than 120 days prior to the anniversary of our 2010 Annual Meeting and no later than 90 days prior to the anniversary of our 2010 Annual Meeting. If the date of our 2011 Annual Meeting is advanced by more than 30 days or delayed by more than 30 days after the anniversary of our 2010 Annual Meeting, any stockholder recommendation or proposal must be received by us no earlier than the close of business on the 120th day prior to such advanced or delayed annual meeting date and no later than the close of business on the later of (i) the 90th day prior to such advanced or delayed annual meeting date or (ii) the 10th day following the first public announcement of the meeting date.

        Any such communication with respect to the candidates for nominee as directors should (i) describe why the candidate meets the Board's criteria described above; (ii) include the candidate's and recommender's names and addresses and provide biographical information about the recommended candidate that would be required if the candidate were to be nominated; (iii) include the proposed nominee's written consent to serve as a nominee, if nominated, and as a director, if elected; and (iv) contain any additional information required by Regulation 14A under the Exchange Act.

        Any such communication with respect to the proposal of business other than director nominations should include a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder or any stockholder associated person. "Stockholder associated person" means with respect to any stockholder (i) any person controlling, directly or indirectly, or acting in concert with, such stockholder; (ii) any beneficial owner of shares of stock of the Company owned of record or beneficially by such stockholder; and (iii) any person controlling, controlled by or under common control with such stockholder associated person.

        Additionally, the stockholder must provide the following information with respect to such stockholder and any stockholder associated person:

  •
  The name and address of such stockholder, as they appear on our books, and of such stockholder associated person;

  •
  The class and number of our shares which are owned beneficially and of record by such stockholder and such stockholder associated person;

  •
  Whether either such stockholder or stockholder associated person intends to deliver a proxy statement and form of proxy to holders of, in the case of a nomination or nominations for director, a sufficient number of holders of our voting shares to elect such nominee or nominees or in the case of any other proposal, at least the percentage of the our voting shares required under applicable law to carry such proposal;

  •
  Whether and the extent to which any hedging or other transaction or series of transactions has been entered into by or on behalf of, or any other agreement, arrangement or understanding (including any short position or any borrowing or lending of shares) has been made, the effect or intent of which is to mitigate loss to or manage risk or benefit of share price changes for, or to increase or decrease the voting power of, such stockholder or any such stockholder associated person with respect to any share of our stock; and

  •
  All contracts, arrangements, understandings and relationships with respect to the stockholders' investment in the Company, including with other stockholders, potential investors in the Company and potential transaction advisers such as financial advisers, legal counsel and proxy solicitation firms.

        The Board may request additional information from either the stockholder making the recommendation or the person recommended. Stockholder recommendations that meet the requirements set forth above will be considered using the same criteria as other candidates and proposals considered by our Nominating and Corporate Governance Committee.

        Additional requirements for stockholder director nominations and proposals other than director nominations appear in our by-laws. Only such individuals who are nominated in accordance with the procedures described above and in our by-laws will be eligible for election by stockholders as directors and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth above and in our by-laws.

        We have not received any stockholder recommendations or nominations with respect to our Annual Meeting, except the nominations made by the Nominating and Corporate Governance Committee.

        To be considered for inclusion in next year's proxy materials, your proposal must be submitted in writing to our principal executive offices at 100 Hayden Avenue, Lexington, MA 02421, attention: Secretary and must be received by us no later than December 20, 2010. In order to curtail controversy as to the date on which a proposal was received by us, we suggest that you submit your proposals by registered mail, return receipt requested. Proposals must satisfy the procedures set forth in Rule 14a-8 under the Exchange Act.

        If you wish to submit a proposal that is not to be included in next year's proxy materials or wish to nominate a director, you must submit such proposal or nomination in writing to our principal executive offices at 100 Hayden Avenue, Lexington, MA 02421, attention: Secretary and such proposal or nomination must be received no earlier than January 25, 2011 and no later than February 24, 2011 and must satisfy the requirements described above and in our by-laws.

STOCKHOLDER COMMUNICATION WITH THE BOARD OF DIRECTORS

        Our Board believes it is important for stockholders to send communications to our Board. Accordingly, any stockholder who desires to communicate with our directors, individually or as a group, may do so by e-mailing the party to whom the communication is intended at contactus@amagpharma.com or by writing to the party for whom the communication is intended, to our principal executive offices at 100 Hayden Avenue, Lexington, Massachusetts 02421, attention: Secretary. Our Secretary will then deliver any communication to the appropriate party or parties.

BOARD LEADERSHIP STRUCTURE

        Our Board is led by an independent Chairman, Mr. Narachi, who has authority, among other things, to call and preside over Board meetings, including meetings of the independent directors, to set meeting agendas, and to determine the materials distributed to the Board. Our Chief Executive Officer, Dr. Pereira, is the only member of our Board who is not an independent director. Although we do not have a formal policy regarding whether the offices of Chairman of the Board and Chief Executive Officer should be separate, our Board believes that the existing leadership structure, with the separation of the Chairman of the Board and Chief Executive Officer roles, enhances the accountability of the Chief Executive Officer to the Board and strengthens the Board's independence from management. In addition, the Board believes that having an independent Chairman of the Board creates an environment that is more conducive to the objective evaluation and oversight of management's performance, increasing management accountability, and improving the ability of the Board to monitor whether management's actions are in the best interests of the Company and our stockholders. In addition, separating these roles alleviates the administrative burden on Dr. Pereira and allows him to focus his efforts on running our business and managing the Company in the best interests of our stockholders.

THE BOARD'S ROLE IN RISK OVERSIGHT

        The Board does not have a standing risk management committee, but rather administers this oversight function directly through the Board as a whole, as well as through various Board standing committees that address risks inherent in their respective areas of oversight. The Board believes that risk can arise in any decision or action taken by the Company, whether strategic or operational. The Board, therefore, seeks to ensure that risk management principles are incorporated in all of the Company's management processes and in the responsibilities of its employees at every level. This comprehensive approach is reflected in the reporting processes by which our management provides timely and comprehensive information to the Board to support the Board's role in oversight, approval and decision-making.

        The Board closely monitors the information it receives and/or requests from management and provides oversight and guidance to our senior management team concerning the assessment and management of risk. The Board approves the Company's high level goals, strategies and policies to set the tone and direction for appropriate risk taking within the business. The Board and its committees then emphasize this tone and direction in its oversight of management's implementation of the Company's goals, strategies and policies.

        Our senior executives regularly attend meetings of the Board and its committees and provide the Board and its committees with regular reports regarding the Company's operations, strategies and objectives and the risks inherent within them. Board and committee meetings also provide a venue for directors to discuss issues with, request additional information from, and provide guidance to, senior management. The Board and its committees call special meetings and request information and reports from senior management when necessary to address specific issues. In addition, our directors have direct access to senior management to discuss any matters of interest, including those related to risk. Those members of management most knowledgeable of the issues regularly attend Board and committee meetings to provide additional insight into items being discussed, including risk exposures.

        The Board has delegated oversight for matters involving certain specific areas of risk exposure to its three committees. Each committee reports to the Board at regularly scheduled Board meetings, and more frequently if appropriate, with respect to the matters and risks for which the committee provides oversight. Each committee is also authorized and empowered to retain such independent advisors as the committee deems to be appropriate in order to discharge its responsibilities under such committee's charter, and such independent advisors attend committee meetings as appropriate.

        The Audit Committee oversees the integrity of our financial statements, reporting process and internal controls, the relationship with our independent auditors, including their qualifications, independence and performance, and the Company's corporate finance matters, including its capital structure. The Audit Committee also provides oversight with respect to the Company's risk management process, discussing with management the Company's significant financial risk exposures, steps management has taken to monitor, control and report such exposures, and our policies with respect to risk assessment and risk management.

        Our Compensation Committee is responsible primarily for the design and oversight of the Company's executive compensation policies, plans and practices. A key objective of the Compensation Committee is to ensure that the Company's overall executive compensation program appropriately links pay to performance and aligns the interests of the Company's executives with our stockholders. The Compensation Committee also monitors the design and administration of the Company's overall incentive compensation programs to ensure that they include appropriate safeguards to avoid encouraging unnecessary or excessive risk taking by Company employees. Elements of our executive compensation program that mitigate excessive risk taking, such as our combination of short and long-term incentives, are described below under "Compensation Discussion and Analysis."

        The Nominating and Corporate Governance Committee oversees risks related to our corporate governance, including Board and director performance, director succession, director education and the Company's Corporate Governance Guidelines and other governance documents. The Nominating and Corporate Governance Committee also oversees the Company's overall compliance program, with particular emphasis on the risks associated with our healthcare compliance program.

RISK CONSIDERATIONS IN OUR COMPENSATION PROGRAM

        Our Compensation Committee believes that risks arising from our compensation policies and practices for our employees are not likely to have a material adverse effect on the Company. In addition, the Compensation Committee believes that the mix and design of the elements of executive compensation do not encourage management to assume excessive risks. The considerations which led the Compensation Committee to this conclusion include the following:

  •
  We provide executives with a competitive base salary, typically at or above the median of that provided by our peer group. We believe these base salary levels mitigate risk-taking behavior by providing reasonable predictability in the level of income earned by each executive and alleviating pressure on executives to focus exclusively on stock price performance to the detriment of other important business metrics;

  •
  We utilize a mixture of compensation elements that is intended to be at or above the median value offered to similarly-situated executives in our peer group, with significant weighting towards long-term incentive compensation, which discourages short-term risk taking;

  •
  Our performance goals reflect a balanced mix of performance measures to avoid excessive weight on a certain goal or performance measure and are intended to be challenging yet attainable, so that it is more likely than not that the executives will earn a substantial portion of their target bonus annually, which mitigates the potential that our executives will take excessive risks;

  •
  Short term incentives in the form of annual performance bonus payouts are generally capped at 150% of the target amount, unless the Compensation Committee or the Board determines that extraordinary performance warrants a higher payout, which the Compensation Committee believes mitigates the likelihood that our executives will take excessive risks. None of our executives have ever received a bonus payout in excess of 150% of such executive's target amount to date;

  •
  Equity incentive awards are granted annually and generally vest annually over four years, so executives always have a significant amount of unvested awards that could decrease significantly in value if our business is not managed for the long-term;

  •
  Compliance, ethical behavior and adherence to our corporate values and policies are integral factors considered in all performance assessments, and the Board and the Compensation Committee retain discretion to adjust compensation based on both the quality of Company and individual performance and adherence to the Company's values and compliance programs, among other things; and

  •
  We have a robust system of internal controls and a comprehensive compliance program, which includes extensive training of all employees, which we believe promotes a culture of ethical behavior and compliance, as well as an appropriate attitude toward risk-taking.

CODE OF ETHICS

        Our Board has adopted a Code of Ethics applicable to all of our employees and directors, and it is available on our website at www.amagpharma.com, under the heading "Investors." Any amendments to or waivers of the Code of Ethics that apply to our principal executive officer, principal financial officer or principal accounting officer and that relate to any element of the definition of the term "code of ethics," as that term is defined by the SEC, will be posted on our website at the address above.

DIRECTOR COMPENSATION

        In February and May 2009, our Board adopted certain revisions to our non-employee director compensation plan based on the recommendations of our Compensation Committee. The amendment adopted by the Board in February 2009, which was made effective as of December 2008, provided that members of the Nominating and Corporate Governance Committee, including the Chair, would receive the same annual retainer fees as the members of the Audit Committee and the Compensation Committee. Prior to the February 2009 amendment, members of the Nominating and Governance Committee received no additional compensation for their efforts, which the Board believed was no longer appropriate given the substantially increased workload for members of the committee.

        In mid-2009 our Compensation Committee retained Frederic W. Cook & Co., Inc., an independent compensation consulting firm, or F.W. Cook, to review our non-employee director compensation plan as compared to the board compensation practices of the Company's then current peer group and to provide any recommendations for changes. The Compensation Committee based its recommendations to the full Board in part upon the recommendations of F.W. Cook. The amendments adopted by the Board in May 2009 included the following:

  •
  The timing of the annual stock option grant to existing non-employee directors was changed from the last Board meeting of the calendar year to the Board meeting held on the date of our Annual Meeting, to coincide with the beginning of the new one-year term of each such director;

  •
  The annual stock option grant to existing non-employee directors will vest in twelve equal monthly installments from the date of grant, as opposed to four equal annual installments, so that the vesting schedule coincides with the expected length of each such director's term of service;

  •
  The initial stock option grant to any non-employee director who joins the Board on any day other than the date of our Annual Meeting will be pro-rated for the number of full calendar months such newly-elected director is expected to serve prior to the next Annual Meeting;

  •
  The foregoing initial stock option grant to any newly-elected non-employee director will vest in equal monthly installments beginning on the first day of the first full month following his or her election to the Board and continuing on the first day of each month thereafter until the date of the Annual Meeting; and

  •
  The time period during which any non-employee director may exercise any vested but unexercised stock options as of the date of his or her departure from the Board was increased from three to twelve months to ensure that the Company would have sufficient time to disclose all material non-public information to the public before departing non-employee directors were forced to decide whether or not to exercise vested stock options following their departure from the Board and to ensure that non-employee directors were not incentivized to leave the Board based on the expected timing of Company events or disclosures. All outstanding stock option agreements issued to our existing non-employee directors were amended to reflect such extended exercise period.

        Other than as described above, there were no other changes to the compensation paid to members of our Board during 2009 as compared to 2008.

        Under our current non-employee director compensation plan, each non-employee director receives the following cash compensation, which is payable in four equal quarterly installments:

  •
  An annual retainer fee of $30,000 to each non-employee director other than the Chairman of the Board;

  •
  An annual retainer fee of $60,000 to the Chairman of the Board;

  •
  An annual retainer fee of $5,000 to each member of each of the Audit, Compensation and Nominating and Corporate Governance Committees, other than the Chairman of each such Committee;

  •
  An annual retainer fee of $10,000 to the Chairman of each of the Audit, Compensation and Nominating and Corporate Governance Committees.

        In addition to the foregoing cash compensation, on the date of our Annual Meeting, each non-employee director is granted an option to purchase 5,000, or in the case of our Chairman, an option to purchase 10,000, shares of our common stock. In lieu of the foregoing annual grant for the first year of service on the Board, each newly-elected non-employee director will be granted an option to purchase 10,000 shares of our common stock. The foregoing option grants to existing non-employee directors will vest in twelve equal monthly installments following the date of grant, have an exercise price equal to the fair market value of a share of our common stock on the date of grant, and have a ten-year term. In the case of any newly-elected non-employee director who joins the Board on a date other than the date of our Annual Meeting, the foregoing 10,000 share grant will be pro-rated based on the number of full months of expected service and will vest in equal monthly installments until the next Annual Meeting.

        The Board believes that the foregoing cash and equity compensation payable to our non-employee directors is consistent with our overall compensation philosophy in that it aligns the interests of our directors with those of our stockholders. In addition, the Board believes that the cash and equity compensation payable to the Chairman of the Board, the members of our standing committees, and the Chairman of our standing committees is justified in light of the additional responsibilities and time commitment required for each such person to properly discharge his or her duties to us.

        The exercise price of all options granted to our non-employee directors was, and will be, equal to the fair market value of our common stock on the close of business on the date the option was or is to be granted. Directors are also eligible for additional discretionary option and other equity-based grants under the terms of our non-employee director compensation plan.

        We also reimburse all directors for travel expenses and other out-of-pocket costs incurred in connection with their attendance at board or committee meetings, and we provide indemnification agreements and director and officer insurance for all directors.

Director Compensation for Fiscal 2009

        The following table summarizes the compensation paid to or earned by our non-employee directors during the year ended December 31, 2009.

Name(1)	Fees Earned or Paid in Cash ($)(2)	Option Awards ($)(3)(4)	All Other Compensation ($)	Total ($)
Joseph V. Bonventre, M.D., Ph.D.(5)	35,000	—	—	35,000
Michael D. Loberg, Ph.D.(6)	17,500	—	—	17,500
Michael Narachi(7)	45,843	92,164	27,843	165,850
Robert J. Perez(8)	32,500	175,000	—	207,500
Lesley Russell, MB.Ch.B., MRCP(9)	—	51,313	—	51,313
Davey S. Scoon(10)	45,000	—	—	45,000
Mark Skaletsky(11)	64,157	—	—	64,157
Ron Zwanziger(12)	42,500	—	—	42,500

(1)
Dr. Pereira, who is also our employee, received no additional compensation for his service on our Board and is therefore not included in this table.

(2)
Represents the aggregate dollar amount of 2009 fees earned or paid in cash for services as a director, including annual retainer fees and committee fees.

(3)
Because of the May 2009 amendment to our non-employee director compensation plan which changed the timing of our annual stock option grant to non-employee directors from the end of the calendar year to the date of our Annual Meeting, our then existing non-employee directors did not receive an annual stock option grant during 2009. Mr. Perez and Dr. Russell each joined the Board during 2009 and received an initial stock option grant in accordance with our then effective non-employee director compensation plan. Mr. Narachi received an additional grant in connection with his election as Chairman of the Board, which is described in further detail in footnote (7) below.

(4)
Amounts shown do not reflect compensation actually received by the listed directors but represent the aggregate full grant date fair value calculated in accordance with Financial Accounting Standards Board Accounting Standards Codification 718, or FASB ASC 718, disregarding adjustments for forfeiture assumptions. Assumptions used to value these awards are set forth in Note I to our Annual Report on Form 10-K for the year ended December 31, 2009. The exercise price for all stock option grants is the fair market value of a share of our common stock on the date of grant. The option grant to Mr. Perez vests in equal annual installments over a four-year period beginning on the first anniversary of the grant date and has a ten-year term. The option grants to Mr. Narachi and Dr. Russell vest in equal monthly installments following the grant date and through the date of our Annual Meeting and have a ten-year term.

(5)
Dr. Bonventre was a member of the Nominating and Corporate Governance Committee during 2009. As of December 31, 2009, Dr. Bonventre held 14,000 outstanding options.

(6)
Dr. Loberg did not stand for re-election at our 2009 annual meeting. He was a member of our Audit Committee from January 1, 2009 through May 4, 2009.

(7)
Mr. Narachi was the Chairman of the Compensation Committee during 2009 and was elected Chairman of the Board on October 6, 2009. In accordance with our non-employee director compensation plan, on October 6, 2009, Mr. Narachi was granted an option to purchase 5,780 shares of our common stock at an exercise price of $39.41. As of December 31, 2009, Mr. Narachi held 24,797 outstanding options.

(8)
Mr. Perez has been a director since January 2009 and was appointed as a member of the Audit Committee and the Compensation Committee as of May 5, 2009. On February 25, 2009, in connection with his appointment as a non-employee director, Mr. Perez was granted an option to purchase 10,000 shares of the Company's common stock at an exercise price equal to $34.26 which vests cumulatively in four equal annual installments and has a ten-year term. As of December 31, 2009, Mr. Perez held 10,000 outstanding options.

(9)
Dr. Russell has been a director since December 2009. On December 16, 2009, in connection with her appointment as a non-employee director, Dr. Russell was granted an option to purchase 3,333 shares of the Company's common stock at an exercise price equal to $38.09 which vests cumulatively in equal monthly installments through May 2010 and has a ten-year term. As of December 31, 2009, Dr. Russell held 3,333 outstanding options.

(10)
Mr. Scoon was the Chairman of the Audit Committee and a member of the Nominating and Corporate Governance Committee during 2009. As of December 31, 2009, Mr. Scoon held 14,344 outstanding options.

(11)
Mr. Skaletsky was a member of the Audit Committee and a member of the Compensation Committee during 2009. He also served as Chairman of the Board from January 1, 2009 through October 5, 2009. Mr. Skaletsky resigned his directorship on December 31, 2009. As of December 31, 2009, Mr. Skaletsky held 22,550 outstanding options.

(12)
Mr. Zwanziger was the Chairman of the Nominating and Corporate Governance Committee during 2009 and a member of the Compensation Committee from January 1, 2009 through May 4, 2009. As of December 31, 2009, Mr. Zwanziger held 17,017 outstanding options.

PROPOSAL 2: AMENDMENT AND RESTATEMENT OF OUR AMENDED AND RESTATED 2007
EQUITY INCENTIVE PLAN TO, AMONG OTHER THINGS, INCREASE THE NUMBER OF
SHARES OF OUR COMMON STOCK AVAILABLE FOR ISSUANCE UNDER THE
PLAN BY 800,000 SHARES

Overview

        On April 12, 2010, our Board approved the amendment and restatement of our 2007 Plan, or the Second Amended and Restated 2007 Plan, subject to the approval of our stockholders, to, among other things, increase the number of shares of our common stock available for issuance under the plan by 800,000 shares. The other material features of the proposed Second Amended and Restated 2007 Plan remain the same as under the terms of the 2007 Plan approved by our stockholders in May 2009. If the proposed amendment and restatement of our 2007 Plan is not approved by our stockholders, we currently anticipate that we will exhaust all the shares available for issuance under our 2007 Plan by early 2011.

        We use equity incentive plans to grant equity-based awards broadly to our employees, a practice that reflects our compensation philosophy that all of our employees should have a stake in increasing stockholder value. We believe that equity-based awards help us recruit, retain, and drive superior performance by our directors, officers, employees and consultants. Accordingly, we also believe that equity-based awards contribute significantly to our success and align the interests of our employees and stockholders.

        As of December 31, 2009, we have granted options and RSUs covering 2,114,444 shares of common stock under our 2007 Plan, of which 261,313 stock options and 6,000 RSUs have expired or terminated, and of which 11,580 options have been exercised and 1,250 shares of common stock were issued pursuant to RSUs that vested. The number of options and RSUs outstanding under this plan as of December 31, 2009 was 1,632,051 and 202,250, respectively.

        As of December 31, 2009, there were 943,719 shares of common stock available for grant under the 2007 Plan, not including any shares that might in the future be returned to the plan as a result of cancelation or expiration of options or RSUs. In addition, as of such date, an aggregate of 2,631,572 shares were subject to outstanding stock awards granted under our equity incentive plans, of which 2,416,072 were subject to outstanding, unexercised stock options, and 215,500 of which were subject to unvested restricted stock awards and RSU awards. The weighted average exercise price of options outstanding under our equity incentive plans as of December 31, 2009 was approximately $39.64 per share, and the weighted average remaining term of such options was approximately 8.1 years. A total of 20,992,035 shares of our common stock were outstanding as of the Record Date.

Important Aspects of our Second Amended and Restated 2007 Plan Designed to Protect our Stockholders' Interests

        While our Board is aware of and has considered the potential dilutive effect of additional awards and option grants, it also recognizes the performance and motivational benefits of equity compensation and believes that the proposed increase in available shares under the Second Amended and Restated 2007 Plan is consistent with our Executive Compensation Philosophy Statement and the compensatory practices of other bio-pharmaceutical companies in our peer group. The exercise price of any option grants under the Second Amended and Restated 2007 Plan will be at or above the fair market value of our common stock on the close of business on the date such option is granted. Furthermore, since our Board typically grants options to employees that become exercisable over a four year period, employees must generally remain with the Company in order to reap the potential benefits of their option grants.

Additionally, the following provisions in the Second Amended and Restated 2007 Plan are designed to protect our stockholders' interests and to reflect corporate governance best practices including:

  •
  Stockholder approval is required for additional shares.  The Second Amended and Restated 2007 Plan does not contain an annual "evergreen" provision. Thus, stockholder approval is required each time we need to increase the share reserve allowing our stockholders the ability to have a say on our equity compensation programs.

  •
  Repricing is not allowed.  The Second Amended and Restated 2007 Plan prohibits the repricing of outstanding equity awards and the cancelation of any outstanding equity awards that have an exercise price or strike price greater than the current fair market value of our common stock in exchange for cash or other stock awards under the Second Amended and Restated 2007 Plan.

  •
  Share counting provisions.  The share reserve under the Second Amended and Restated 2007 Plan is reduced one share for each share of common stock issued pursuant to an option or stock appreciation right and 1.5 shares for each share of common stock issued pursuant to restricted stock, RSUs, performance stock awards, or other stock awards. This helps to ensure that management and our Compensation Committee are using the share reserve effectively and with regard to the value of each type of equity award.

  •
  Submission of Second Amended and Restated 2007 Plan amendments to stockholders.  The Second Amended and Restated 2007 Plan requires stockholder approval for material amendments to the Second Amended and Restated 2007 Plan, including as noted above, any increase in the number of shares reserved for issuance under the Second Amended and Restated 2007 Plan.

  •
  Flexibility in designing equity compensation scheme.  The Second Amended and Restated 2007 Plan allows us to provide a broad array of equity incentives, including traditional option grants, restricted stock awards, RSU awards and other awards. By providing this flexibility we can quickly and effectively react to trends in compensation practices and continue to offer competitive compensation arrangements to attract and retain the talent necessary for the success of our business.

  •
  Broad-based eligibility for equity awards.  We grant equity awards to a large portion of our employees. By doing so, we tie our employees' interests with stockholder interests and motivate our employees to act as owners of the business.

  •
  Reasonable limit on equity awards.  The Second Amended and Restated 2007 Plan limits the number of shares of common stock available for equity awards such that no employee may be granted an equity award covering more than 300,000 shares in a calendar year.

  •
  Minimum vesting provisions.  Subject to limited exceptions, the Second Amended and Restated 2007 Plan imposes a minimum three-year annual vesting period for all time-based restricted stock, RSUs or similar equity-based awards and a minimum vesting period of 12 months for all performance-based restricted stock, RSUs or similar equity-based awards.

  •
  Limited vesting acceleration.  Subject to limited exceptions, the Second Amended and Restated 2007 Plan provides that the vesting of awards may only be accelerated upon death, disability, acquisition or retirement.

  •
  Non-employee director awards.  The Second Amended and Restated 2007 Plan provides that all awards to non-employee directors must be made by an independent committee of the Board, such as the Company's Compensation Committee.

 Description of the Second Amended and Restated 2007 Plan

Overall

        We summarize the Second Amended and Restated 2007 Plan in this section, but our summary should be read in conjunction with the full Second Amended and Restated 2007 Plan, which we include in Appendix A. If we use capitalized terms in this section and do not define them, the terms are as defined in the Second Amended and Restated 2007 Plan.

        The Second Amended and Restated 2007 Plan allows us to grant stock options, RSUs, restricted stock, stock, and other equity interests in our Company, which we refer to in this Proxy Statement individually as an award, to employees, officers, directors, consultants, and advisors of the Company and our subsidiaries.

Shares Subject to the Plan

        We are proposing an increase in the available share reserve under the Second Amended and Restated 2007 Plan by 800,000 shares of our common stock. If such increase is approved by our stockholders, the maximum number of shares that may be issued pursuant to the Second Amended and Restated 2007 Plan, including shares subject to outstanding awards under our Amended and Restated 2000 Stock Plan, or the 2000 Plan, and our 2007 Plan, will increase from 3,575,291, or the Existing Share Reserve, to 4,375,291, or the Amended Share Reserve, as of December 31, 2009.

        Of the Amended Share Reserve under the Second Amended and Restated 2007 Plan, if any award expires, or is terminated, surrendered or forfeited, in whole or in part, the unissued common stock covered by such award will again be available for the grant of awards under the Second Amended and Restated 2007 Plan. If any shares underlying a Restricted Stock Award, RSU Award, or similar equity-based award granted under the Second Amended and Restated 2007 Plan again become available for issuance due to forfeiture, expiration, termination, or any other reason, then the number of shares available for issuance under the Second Amended and Restated 2007 Plan will increase by 1.5 shares. If any shares underlying an option or stock appreciation right granted under the Second Amended and Restated 2007 Plan again become available for issuance due to forfeiture, expiration, termination, or any other reason, then the number of shares available for issuance under the Second Amended and Restated 2007 Plan will increase by 1.0 shares. In addition, the number of shares that are issuable pursuant to awards outstanding under the 2000 Plan and which would have otherwise reverted to the share reserve of the 2000 Plan will be included in the number of shares available for the grant of awards under the Second Amended and Restated 2007 Plan. In any event, the cumulative number of such shares that may be reissued under the Second Amended and Restated 2007 Plan will not exceed the Amended Share Reserve. Shares issued under the Second Amended and Restated 2007 Plan may consist in whole or in part of authorized but unissued shares or treasury shares.

        In the event of certain corporate transactions or events affecting the number or type of outstanding shares of our common stock, including, for example, a stock split, stock dividend, recapitalization, reorganization, merger, consolidation, combination, exchange of shares, liquidation, spin-off, split-up, or other similar change in capitalization or event, which we refer to in this Proxy Statement as Extraordinary Capitalization Events, described more fully below and in the attached Second Amended and Restated 2007 Plan, our Board will adjust the Amended Share Reserve and other terms of outstanding awards.

        If shares of common stock issued pursuant to the Second Amended and Restated 2007 Plan are repurchased by, or are surrendered or forfeited to us at no more than cost, such shares of common stock will again be available for the grant of awards under the Second Amended and Restated 2007 Plan provided that the aggregate number of shares that may be reissued under the Second Amended and Restated 2007 Plan will not exceed the Amended Share Reserve. However, if any shares of common stock are surrendered to us in payment of the exercise price of any option granted under the

Second Amended and Restated 2007 Plan or in payment of any withholding taxes payable by a Participant in connection with any award under the Second Amended and Restated 2007 Plan, such shares will not be available for reissuance under the Second Amended and Restated 2007 Plan.

Eligibility

        All of our approximately 286 employees, which includes 9 officers, 6 non-employee directors, and any consultants or advisors of the Company or our subsidiaries, which we refer to in this Proxy Statement individually as a Participant, will be eligible to participate in the Second Amended and Restated 2007 Plan. None of our current consultants or advisors is currently participating in our 2007 Plan.

Administration

        Our Board is responsible for the administration of the Second Amended and Restated 2007 Plan. The Board is also responsible for making equity-based awards to executive officers. All awards granted to "non-employee directors" as defined in Rule 16b-3 under the Exchange Act must be granted by a committee comprised solely of "outside directors" as defined in Section 162(m) of the Internal Revenue Code of 1986, or Code, which would exclude from the committee directors who are (i) current employees of the Company or an affiliate, (ii) former employees of the Company or an affiliate receiving compensation for past services (other than benefits under a tax-qualified pension incentive plan), (iii) current and former officers of the Company or an affiliate, (iv) directors currently receiving direct or indirect remuneration from the Company or an affiliate in any capacity (other than as a director), and (v) any person who is otherwise not considered an "outside director" for purposes of Section 162(m).

        To the extent permitted by applicable law, our Board may delegate any or all of its powers under the Second Amended and Restated 2007 Plan to one or more committees or subcommittees of the Board. References to the Board in this description of the Second Amended and Restated 2007 Plan are meant to include one or more of such committees or subcommittees as an alternative to the Board as well. To the extent permitted by applicable law, the Board may also delegate to one or more of our executive officers the power to grant equity-based awards under the Second Amended and Restated 2007 Plan as the Board may determine, provided that the Board may fix the maximum number of equity-based awards to be granted in the aggregate and the maximum number of shares granted to any individual participant by such executive officers. The Board may also impose additional limitations on the authority of any such executive officers to grant awards under the Second Amended and Restated 2007 Plan as it deems appropriate.

Restricted Stock and RSUs

        Our Board may award restricted stock and RSUs and establish the applicable terms for such awards. Each share issued under the Second Amended and Restated 2007 Plan in connection with any Restricted Stock Award, RSU Award or other similar equity-based awards will reduce the Amended Share Reserve on a 1.5-for-one basis.

Stock Options

        Our Board may award stock options in the form of nonqualified stock options or incentive stock options, which we refer to in this Proxy Statement as ISOs. All stock options granted under the Second Amended and Restated 2007 Plan will have a term of no longer than ten years. Our Board will establish the vesting schedule for stock options and the method of payment for the exercise price, which may include cash, shares, or other consideration, and the exercise price, which may not be less than the fair market value of our common stock on the date of grant. Without stockholder consent, stock options may not be amended, cancelled or repurchased for the purpose of repricing, replacing or regranting such options with an exercise price that is less than the original exercise price of such stock options, except in cases of Extraordinary Capitalization Events. As of the Record Date, the closing price of our common stock as reported on the NASDAQ was $36.12 per share.

Other Equity-Based Awards

        The Board may grant other equity-based awards on such terms and conditions as it may establish, including grants of stock appreciation rights, phantom stock awards, and similar equity-based awards. Each share issued under the Second Amended and Restated 2007 Plan in connection with any stock appreciation right, phantom stock award, or similar equity-based awards will reduce the Amended Share Reserve on a 1.5-for-one basis.

Per Participant Limitations

        The Second Amended and Restated 2007 Plan will include an annual 300,000 share per Participant limitation for purposes of Section 162(m) of the Code. This limitation generally provides that any deductions to which we would otherwise be entitled upon either the exercise of stock options granted under the Second Amended and Restated 2007 Plan or upon the subsequent sale of the shares acquired under those options will not be subject to the $1,000,000 limitation on the income tax deductibility of compensation paid to certain executive officers imposed by Code Section 162(m) provided such grants are otherwise made in accordance with such section of the Code.

Transferability and Restrictions

        Awards are not transferable other than by will or the laws of descent and distribution unless our Board determines or provides otherwise. Only the Participant may exercise an option, with limited exceptions.

Acquisition of the Company

        Unless otherwise expressly provided in the applicable award, upon the occurrence of an Acquisition, the Board or the board of directors of the surviving or acquiring entity must provide that any outstanding awards will be assumed or that substantially similar awards will be substituted by the acquiring company. The Board may also provide that any outstanding options must be exercised by a certain date at which point the options would terminate or terminate any outstanding options in exchange for a cash payment equal to the excess of the fair market value of a share of our common stock over the exercise price. An Acquisition will be considered to have occurred upon any of the following events: (i) any merger or consolidation occurs after which our outstanding voting securities represent less than 50% of the combined voting power of the surviving entity outstanding after such event, (ii) any sale of all or substantially all of our assets or capital stock (other than in a spin-off), (iii) any "person" or "group" as defined in the Exchange Act becomes the beneficial owner of a majority of the combined voting power of our outstanding securities with respect to the election of our Board, or (iv) any other acquisition of our business as determined by the Board; provided, however, that no Acquisition (or any analogous term) shall be deemed to occur upon announcement or commencement of a tender offer or upon a "potential" takeover or upon shareholder approval of a merger or other transaction, in each case without a requirement that the Acquisition actually occur.

Acceleration

        Subject to the exceptions below, only in the event of a Participant's death or disability, upon an Acquisition, or upon the Participant's retirement (as such term may be defined in the Participant's award agreement or in another applicable agreement) the Board may provide that any options shall become immediately exercisable in full or in part, that any Restricted Stock Awards shall be free of some or all restrictions, or that any other equity-based awards may become exercisable in full or in part or free of some or all restrictions or conditions, or otherwise realizable in full or in part.

Minimum Vesting

        Except for awards granted to "non-employee directors" as defined in Rule 16b-3 under the Exchange Act as non-discretionary initial or annual grants, and subject to the exceptions noted below, generally (i) no Restricted Stock Award, RSU Award or other equity-based award that vests on the basis of the Participant's service with the Company shall vest at a rate which is any more rapid than ratably over a three-year period and (ii) no Restricted Stock Award, RSU award or other equity-based award that vests based on the satisfaction of performance goals shall provide for a performance period of less than 12 months.

Exceptions

        Notwithstanding the foregoing, the aggregate amount of any of the following awards granted after May 5, 2009 will not exceed 10% of the total number of shares reserved for issuance under the Second Amended and Restated 2007 Plan: (i) awards that do not satisfy the vesting and acceleration guidelines described above and (ii) awards which are accelerated pursuant to acceleration arrangements entered into after such date.

Adjustments

        In the event of Extraordinary Capitalization Events, our Board will make adjustments in a proportionate and equitable manner. These adjustments may include changing the number and type of shares to be issued under the Second Amended and Restated 2007 Plan and per participant limits on awards, as well as vesting schedules and exercise price of stock options and other equity-based awards, repurchase prices per security subject to repurchase, and the terms of each outstanding equity-based award.

United States Federal Income Tax Consequences

        The following summarizes certain United States federal income tax considerations for persons receiving awards under the Second Amended and Restated 2007 Plan and certain tax effects on the Company based on provisions of the Code in effect on the date of this Proxy Statement, current regulations, and administrative rulings of the Internal Revenue Service. This summary is not intended to be a complete discussion of all the United States federal income tax consequences of the Second Amended and Restated 2007 Plan.

  Incentive Stock Options

        ISOs granted under the Second Amended and Restated 2007 Plan are intended to be eligible for the favorable federal income tax treatment accorded "incentive stock options" under the Code.

        In general, no taxable income results to the optionee upon the grant of an ISO or upon the issuance of shares to him or her upon the exercise of the ISO, and we are not entitled to a federal income tax deduction upon either grant or exercise of an ISO. However, the exercise of an ISO may increase the Participant's alternative minimum tax liability, if any.

        If shares acquired upon exercise of an ISO are disposed of (i) more than two years from the date the ISO was granted and (ii) more than one year from the date the shares are issued to the optionee pursuant to the ISO exercise, referred to herein as the Holding Periods, the difference between the amount realized on any subsequent disposition of the shares and the exercise price will generally be treated as long-term capital gain or loss to the optionee. Upon such a qualifying disposition, we will not be entitled to a corresponding federal income tax deduction.

        If shares acquired upon exercise of an ISO are disposed of and the optionee does not satisfy the Holding Periods, which is known as a Disqualifying Disposition, then in most cases the lesser of (i) any excess of the fair market value of the shares at the time of exercise of the ISO over the exercise price or (ii) the actual gain on disposition will be treated as compensation to the optionee and will be taxed as ordinary income in the year of such disposition.

        To the extent the optionee recognizes ordinary income by reason of a Disqualifying Disposition, we will generally be entitled (subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation) to a corresponding business expense deduction in the tax year in which the Disqualifying Disposition occurs.

        The difference between the amount realized by the optionee as the result of a Disqualifying Disposition and the sum of (i) the exercise price and (ii) the amount of ordinary income recognized under the above rules generally will be treated as capital gain or loss, which will be long-term or short-term depending on whether the shares are held for more than one year.

        An optionee may be entitled to exercise an ISO by delivering shares of our common stock to us in payment of the exercise price if the optionee's ISO agreement so provides. If an optionee exercises an ISO in such fashion, special rules will apply.

        In addition to the tax consequences described above, the exercise of ISOs may result in the optionee recognizing "alternative minimum tax" under the Code. The Code provides that an alternative minimum tax will be applied against a taxable base which is equal to "alternative minimum taxable income," generally reduced by a statutory exemption. In general, the amount by which the value of the shares received upon exercise of the ISO exceeds the exercise price is included in the optionee's alternative minimum taxable income. A taxpayer is required to pay the higher of his or her regular tax liability or the alternative minimum tax. A taxpayer who pays alternative minimum tax attributable to the exercise of an ISO may be entitled to a tax credit against his or her regular tax liability in later years.

        Special rules apply if the shares acquired upon the exercise of an ISO are subject to vesting or are subject to certain restrictions on resale under federal securities laws applicable to directors, officers, and 10% stockholders.

  Nonqualified Stock Options

        The optionee generally does not recognize any taxable income upon the grant of a nonqualified stock option, and we are not entitled to a federal income tax deduction by reason of such grant.

        The optionee generally will recognize ordinary income at the time of exercise of a nonqualified stock option in an amount equal to the excess, if any, of the fair market value of the shares on the date of exercise over the exercise price. We may be required to withhold income tax on this amount. Subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation, we will generally be entitled to a business expense deduction equal to the taxable ordinary income of the optionee.

        When the optionee sells the shares acquired upon exercise of a nonqualified stock option, he or she generally will recognize capital gain or loss in an amount equal to the difference between the amount realized upon the sale of the shares and his or her basis in the shares (generally, the exercise price plus the amount taxed to the optionee as ordinary income). If the optionee's holding period for the shares exceeds one year, such gain or loss will be a long-term capital gain or loss.

        An optionee may be entitled to exercise a nonqualified stock option by delivering shares of our common stock to us in payment of the exercise price. If an optionee exercises a nonqualified stock option in such fashion, special rules will apply.

        Special rules apply if the shares acquired upon the exercise of a nonqualified stock option are subject to vesting or are subject to certain restrictions on resale under federal securities laws applicable to directors, officers, and 10% stockholders.

  Restricted Stock and RSUs

        Under current federal income tax law, persons receiving common stock pursuant to a grant of restricted stock or a RSU generally will recognize ordinary income equal to the excess of the fair market value of the shares received over the purchase price, if any. We generally will be entitled to a corresponding federal income tax deduction. When such stock is sold, the seller generally will recognize capital gain or loss based on the excess of the fair market value of the shares received over the seller's tax basis in the stock.

        Special rules apply if the stock acquired is subject to vesting or is subject to certain restrictions on resale under federal securities laws applicable to directors, officers, and 10% stockholders.

        If required by law, Participants must pay withholding taxes or agree to have such taxes withheld by transferring shares or allowing shares to be withheld, if allowed by law. The Company intends to structure its RSUs to avoid potential adverse tax consequences to Participants imposed by Code Section 409A.

  Stock Appreciation Rights

        No taxable income is realized upon the receipt of a stock appreciation right, but upon exercise of the stock appreciation right the fair market value of the shares (or cash in lieu of shares) received must be treated as compensation taxable as ordinary income to the Participant in the year of such exercise. Generally, with respect to employees, we are required to withhold from the payment made on exercise of the stock appreciation right or from regular wages or supplemental wage payments an amount based on the ordinary income recognized. Subject to the requirement of reasonableness, Section 162(m) of the Code and the satisfaction of a reporting obligation, we will be entitled to a business expense deduction equal to the taxable ordinary income recognized by the Participant.

  Potential Limitation on Deductions

        Code Section 162(m) denies a deduction to any publicly-held corporation for compensation paid to certain executive officers in a taxable year to the extent that compensation to such officers exceeds $1,000,000. It is possible that compensation attributable to equity-based awards, when combined with all other types of compensation received by an executive officer from us, may cause this limitation to be exceeded in a particular year. However, certain kinds of compensation, including qualified "performance-based compensation," are disregarded for purposes of the deduction limitation.

        Accordingly, compensation attributable to stock options and stock appreciation rights will qualify as performance-based compensation if such options are granted by a compensation committee or committee of the Board comprised solely of "outside directors," and either (i) the plan contains a per-employee limitation on the number of shares for which such awards may be granted during a specified period, the per-employee limitation is approved by the stockholders and the exercise price of the award is no less than the fair market value of the stock on the date of grant, or (ii) the award is granted (or exercisable) only upon the achievement (as certified in writing by the compensation committee) of an objective performance goal established in writing by the compensation committee while the outcome is substantially uncertain, and the award is approved by stockholders. It is intended that all options granted by our Compensation Committee under the Second Amended and Restated 2007 Plan qualify as performance-based compensation which is exempt from the $1,000,000 deduction limitation. However, compensation attributable to restricted stock, RSUs, and other equity-based awards under the Second Amended and Restated 2007 Plan will not qualify as performance-based compensation, and therefore remain subject to the $1,000,000 deduction limitation.

Amendments

        Other than in connection with the repricing of an option, our Board may amend, modify, or terminate awards; provided that a Participant's consent to such action shall be required unless our

Board determines that the action would not materially and adversely affect the Participant. Our Board may also amend, suspend, or terminate the Second Amended and Restated 2007 Plan, without stockholder approval, provided that there is no increase in the number of authorized shares (except in connection with the occurrence of certain events) or the per Participant limit, no change in eligible classes, and no change that requires stockholder approval by law or stock exchange rules. In addition, other than in connection with an Extraordinary Capitalization Event, the Board may not reduce the exercise price of an option or amend or cancel an option for the purpose of repricing, replacing or regranting such option with an exercise price that is less than the original exercise price of the option, without approval of our stockholders.

Future Plan Benefits

        Our Board generally awards Company-wide annual equity grants to our employees, including our executive officers, under the 2007 Plan. However, because the Board has significant discretion in determining whether to grant employee awards and the levels of any such awards, we cannot currently estimate the benefits or number of shares subject to awards that may be granted in the future to our executive officers, employees, or consultants under the Second Amended and Restated 2007 Plan. Under our current non-employee director compensation plan, it is anticipated that on an annual basis, each of our non-employee directors, other than the Chairman of our Board, will be granted an option to purchase 5,000 shares of our common stock. In addition, our Chairman (provided that the Chairman is a non-employee director) will be granted an annual option to purchase 10,000 shares of our common stock. In lieu of the annual grant for the first year of service on our Board, each newly-elected non-employee director will be granted an option to purchase 10,000 shares of our common stock, which grant will be pro-rated based on the actual number of months such director is expected to serve prior to the next Annual Meeting. It is anticipated that all future option grants to our directors in connection with their service on the Board will vest in equal monthly installments over the expected term of service, have an exercise price equal to the fair market value of a share of our common stock on the date of grant, and have a ten-year term.

        As of December 31, 2009, we have granted our current executive officers, as a group, options and RSUs covering 946,000 shares of common stock under our 2007 Plan (of which 730,000 shares were attributable to our named executive officers). In addition, as of December 31, 2009, we have granted all our other employees and our non-employee directors, awards covering a total of 1,084,035 and 84,409 shares of common stock, respectively, under our 2007 Plan. As of December 31, 2009, we have granted each of our named executive officers options and RSUs under our 2007 Plan as follows:

Named Executive Officer	Options Granted	RSUs Granted
Brian J.G. Pereira, M.D.	370,000	50,000
President and Chief Executive Officer
David A. Arkowitz	75,000	30,000
Executive Vice President, Chief Financial Officer and Chief Business Officer
Lee F. Allen, M.D., Ph.D.	50,000	20,000
Executive Vice President and Chief Medical Officer
Robert M. Brenner, M.D.	65,000	10,000
Senior Vice President, Medical Affairs
Ricardo Zayas	50,000	10,000
Senior Vice President of Operations

 Equity Compensation Plan Information

        The following table presents information as of December 31, 2009 about our compensation plans under which shares of our common stock have been authorized.

Plan Category	Number of securities to be issued upon exercise of outstanding options, RSUs and rights	Weighted average exercise price of outstanding options, and rights(1)	Number of securities remaining available for future issuance under equity compensation plans(2)(3)
Equity compensation plans approved by security holders	2,631,572	$39.64	987,077
Equity compensation plans not approved by security holders	—	—	—
Total	2,631,572	$39.64	987,077

(1)
Excludes 215,500 shares of common stock issuable in connection with RSUs granted to employees, for which there is no exercise price.

(2)
Available for grant under our 2007 Plan and our 2006 Employee Stock Purchase Plan.

(3)
Excluding number of securities listed in the first column to be issued upon exercise of outstanding options and rights.

Vote Required

        The affirmative vote of the holders of a majority of the shares of common stock present or represented and voting at the Annual Meeting is required to approve the proposed Second Amended and Restated 2007 Plan. "Broker non-votes" are not considered to have been voted "for" or "against" this proposal and have the practical effect of reducing the number of affirmative votes required to approve the Second Amended and Restated 2007 Plan. Abstentions, however, are included in the number of shares present or represented and voting on this matter. Therefore, abstentions have the effect of a vote "against" approval of the Second Amended and Restated 2007 Plan.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS, AND DEEMS ADVISABLE, A VOTE "FOR" THE APPROVAL OF THE SECOND AMENDMENT AND RESTATEMENT OF OUR 2007 EQUITY INCENTIVE PLAN.

PROPOSAL 3: APPROVAL OF THE AMAG PHARMACEUTICALS, INC.
2010 EMPLOYEE STOCK PURCHASE PLAN

Overview

        Our Purchase Plan was adopted by our Board on April 12, 2010, subject to stockholder approval. There are 100,000 shares of our common stock reserved for issuance under the Purchase Plan. The Purchase Plan is the successor to and continuation of our 2006 Employee Stock Purchase Plan, or the Prior Plan. All outstanding purchase rights granted under the Prior Plan will continue to be subject to the terms and conditions as set forth in the Prior Plan, except that if, for the offering ending on May 31, 2010, the number of shares remaining available for issuance under the Prior Plan is not sufficient to satisfy all then unfilled purchase requirements, the shares reserved for issuance under the Purchase Plan shall be available for issuance for such offering. If our stockholders approve this proposal, then as of the effective date of the Purchase Plan, no additional purchase rights will be granted under the Prior Plan.

        The approval of the Purchase Plan will provide our employees, and the employees of any of our parent or subsidiary companies designated by our Board to participate in the Purchase Plan, with the opportunity to acquire a proprietary interest in the Company and thereby attract, motivate, and retain the services of such employees.

Description of the 2010 Employee Stock Purchase Plan

        The material features of the Purchase Plan are outlined below. The following description of the Purchase Plan is a summary only and is qualified in its entirety by reference to the Purchase Plan attached hereto as Appendix B.

Purpose

        The purpose of the Purchase Plan is to provide a means by which certain employees may be given an opportunity to purchase our common stock through payroll deductions, to attract, motivate, and retain the services of those individuals, and to provide incentives for those individuals to exert maximum efforts toward our success.

Administration

        Our Board administers the Purchase Plan and has the final power to construe and interpret both the Purchase Plan and the purchase rights granted thereunder. Our Board has the power, subject to the provisions of the Purchase Plan, to determine the provisions of each offering of rights to purchase our common stock, and whether employees of any of our parent or subsidiary companies will be eligible to participate in the Purchase Plan. Our Board has the power to delegate administration of the Purchase Plan to a committee composed of one or more members of our Board. As used herein with respect to the Purchase Plan, the term "Board" refers to any committee our Board appoints as well as to the Board itself.

Stock Subject to Purchase Plan

        The number of shares of our common stock reserved for issuance under the Purchase Plan is limited to 100,000 shares. No shares have yet been issued under the Purchase Plan.

Offering Periods

        Shares of our common stock are offered under the Purchase Plan through a series of offering periods of such duration as determined by our Board, provided that in no event may an offering period exceed 27 months. Each offering period consists of one or more purchase dates, as determined by our

Board prior to the commencement of that offering period. Our Board has the authority to alter the duration of subsequent offering periods or change the number of purchase dates within each such offering period. When an eligible employee elects to join an offering period, he or she is granted a purchase right to acquire shares of our common stock on each purchase date within the offering period. On the purchase date, all payroll deductions collected from the participant are automatically applied to the purchase of our common stock, subject to certain limitations. Subject to stockholder approval, our Board has established a series of ongoing offerings under the Purchase Plan, each with a duration of six months. The first offering period under the Purchase Plan is scheduled to commence on June 1, 2010 and end on November 30, 2010, with a purchase date on November 30, 2010. Thereafter, a six-month offering period will commence on June 1st and December 1st each year, with a single purchase date on the last business day of the offering period.

Eligibility

        Any person who is customarily employed more than 20 hours per week and five months per calendar year by us, or by any of our parent or subsidiary companies designated by our Board, on the first day of an offering period is eligible to participate in that offering under the Purchase Plan, provided such employee has been in our continuous employment for such period preceding the first day of the offering period as our Board may require, but in no event may the required period of continuous employment be greater than two years. Our Board may provide in any offering that certain of our employees who are "highly compensated" as defined in the Code are not eligible to participate in the Purchase Plan.

        However, no employee is eligible to participate in the Purchase Plan if, immediately after the grant of purchase rights, the employee would own, directly or indirectly, stock possessing 5% or more of the total combined voting power or value of all classes of stock of us or of any of our parent or subsidiary companies, including any stock which such employee may purchase under all outstanding purchase rights and options. In addition, no employee may purchase more than $25,000 worth of our common stock, valued at the time each purchase right is granted, for each calendar year during which those purchase rights are outstanding.

        As of the Record Date, approximately all of our 286 employees were eligible to participate in the Purchase Plan.

Participation in the Plan

        Eligible employees enroll in the Purchase Plan by delivering to us, prior to the date selected by our Board as the beginning of the offering period, an agreement authorizing payroll deductions of up to 15% of such employees' compensation during the offering period.

Purchase Price

        The purchase price per share at which shares of our common stock are sold on each purchase date during an offering period is equal to 85% of the lesser of the fair market value per share of our common stock on that purchase date or the fair market value per share of our common stock on the first day of the offering period. As of the Record Date, the closing price of our common stock as reported on the NASDAQ was $36.12 per share.

Payment of Purchase Price; Payroll Deductions

        The purchase price of the shares is funded by payroll deductions accumulated over the offering period. During an offering, a participant may change his or her rate of payroll deductions, as determined by our Board in the offering. All payroll deductions made for a participant are credited to his or her account under the Purchase Plan and deposited with our general funds.

Purchase of Stock

        By executing an agreement to participate in the Purchase Plan, an employee is entitled to purchase shares under the Purchase Plan. In connection with offerings made under the Purchase Plan, our Board may specify a maximum number of shares of common stock each employee may purchase and the maximum aggregate number of shares of common stock that may be purchased by all participants in such offering. If the aggregate number of shares to be purchased upon exercise of outstanding purchase rights in the offering would exceed the maximum aggregate number of shares of common stock available, our Board will make a pro rata allocation of available shares in a uniform and equitable manner. Unless an employee's participation is discontinued, his or her right to purchase shares is exercised automatically on the next purchase date at the applicable price. See "Withdrawal" below.

Withdrawal

        Participants may withdraw from a given offering period by delivering a notice of withdrawal and terminating their payroll deductions. Such withdrawal may occur at any time prior to the end of an offering, except as otherwise provided by our Board. Upon such withdrawal, we will refund accumulated payroll deductions without interest to the employee, and such employee's right to participate in that offering will terminate. However, an employee's withdrawal from an offering does not affect such employee's eligibility to participate in subsequent offerings under the Purchase Plan.

Termination of Employment

        Purchase rights granted pursuant to any offering under the Purchase Plan terminate immediately upon cessation of employment for any reason, and we will refund all accumulated payroll deductions to the terminated employee without interest.

Restrictions on Transfer and Sales

        Purchase rights granted under the Purchase Plan are not transferable and may be exercised only by the person to whom such rights are granted.

Changes in Capitalization

        In the event that there is any change to our outstanding common stock, whether by reason of merger, consolidation, reorganization, recapitalization, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure, or other transaction not involving the receipt of consideration by the Company, appropriate adjustments will be made to (a) the class(es) and maximum number of shares of common stock subject to the Purchase Plan, (b) the class(es) and number of shares and price per share in effect under each outstanding purchase right, and (c) the number of shares and purchase limits of all outstanding purchase rights.

Effect of Certain Corporate Transactions

        In the event of certain significant corporate transactions, any surviving or acquiring corporation, or its parent company, may assume or substitute similar purchase rights for those outstanding under the Purchase Plan. If the surviving or acquiring corporation, or its parent company, does not assume such rights or substitute similar rights, then either (a) the participants' accumulated payroll deductions will be applied to the purchase of shares of our common stock within 10 business days prior to the corporate transaction, and such purchase rights will terminate immediately thereafter or (b) such purchase rights will terminate and the participants' accumulated payroll deductions will be distributed to the participants.

        A significant corporate transaction will be deemed to occur in the event of (a) a sale or other disposition of all or substantially all of our assets, (b) a sale or other disposition of at least 90% of our outstanding securities, (c) a merger or consolidation in which we are not the surviving corporation, or (d) a merger or consolidation in which we are the surviving corporation, but shares of our outstanding common stock are converted into other property by virtue of the transaction.

Termination and Amendment

        Our Board may suspend or terminate the Purchase Plan at any time. Our Board may amend the Purchase Plan at any time. Any amendment of the Purchase Plan must be approved by the stockholders within 12 months of its adoption by our Board if such amendment (a) would increase the number of shares of common stock reserved for issuance under the Purchase Plan, (b) modify the requirements relating to eligibility for participation in the Purchase Plan, or (c) is necessary for the Purchase Plan to satisfy Sections 423 of the Code or other applicable laws and regulations.

        Except as provided in the Purchase Plan, purchase rights granted before amendment or termination of the Purchase Plan will not be altered or impaired by any amendment or termination of the Purchase Plan without the consent of the employee to whom such purchase rights were granted.

Federal Income Tax Information

        The following is a summary of the principal United States federal income taxation consequences to employees and us with respect to participation in the Purchase Plan. This summary is not intended to be exhaustive, and does not discuss the income tax laws of any city, state or foreign jurisdiction in which a participant may reside.

        The Purchase Plan is intended to qualify as an "employee stock purchase plan" within the meaning of Section 423 of the Code. Under such an arrangement, a participant will be taxed on amounts withheld for the purchase of shares of our common stock as if such amounts were paid directly to the participants. However, no taxable income will be recognized by a participant, and no deductions will be allowable to the Company, upon either the grant or exercise of purchase rights. Taxable income is not be recognized until there is a sale or other disposition of the shares acquired under the Purchase Plan, or in the event the participant should die while still owning the purchased shares.

        If a participant sells or otherwise disposes of the purchased shares within two years after the beginning of the offering period in which such shares were acquired or within one year after the actual purchase date of those shares, then the participant will recognize ordinary income in the year of sale or disposition equal to the amount by which the fair market value of the shares on the purchase date exceeded the purchase price paid for those shares, and the Company will be entitled to an income tax deduction, for the taxable year in which such disposition occurs, equal in amount to such excess. The participant will also recognize a capital gain to the extent the amount realized upon the sale of the shares exceeds the sum of the aggregate purchase price for those shares and the ordinary income recognized in connection with their acquisition.

        If the participant sells or disposes of the purchased shares more than two years after the beginning of the offering period in which such shares were acquired and more than one year after the actual purchase date of those shares, the participant will recognize ordinary income in the year of sale or disposition equal to the lesser of (a) the amount by which the fair market value of the shares on the sale or disposition date exceeded the purchase price paid for those shares, or (b) 15% of the fair market value of the shares at the beginning of that offering period. Any additional gain upon the disposition will be taxed as a long-term capital gain. The Company will not be entitled to an income tax deduction with respect to such disposition.

        If the participant still owns the purchased shares at the time of death, the lesser of (a) the amount by which the fair market value of the shares on the date of death exceeds the purchase price, or (b) 15% of the fair market value of the shares at the beginning of the offering period in which those shares were acquired will constitute ordinary income in the year of death.

Future Plan Benefits

        All employees of the Company who satisfy the eligibility requirements discussed above will be eligible to participate in the Purchase Plan, including all executive officers of the Company. As of the Record Date, the Company had 286 employees, nine of whom were considered executive officers. Directors of the Company will not be eligible to participate in the Purchase Plan.

        We cannot determine at this time the participants who will be granted options to purchase shares under the Purchase Plan, the amount of any such options or purchases, or the potential value of such options or purchases to participants as the election to participate and the amount of any purchases under the plan will be determined by the individual employees in their sole discretion and the option price has not yet been determined, however, all participants are subject to the purchase limitations set forth in the plan. Under the terms of the proposed plan, the number of shares of our common stock which a participant could purchase during any payment period is limited to 1,500. In addition, the fair market value of shares purchased by an individual participant in the plan may not exceed $25,000 in any calendar year.

Vote Required

        The affirmative vote of the holders of a majority of the shares of common stock present or represented and voting at the Annual Meeting is required to approve the Purchase Plan. "Broker non-votes" are not considered to have been voted "for" or "against" this proposal and have the practical effect of reducing the number of affirmative votes required to approve the Purchase Plan. Abstentions, however, are included in the number of shares present or represented and voting on this matter. Therefore, abstentions have the effect of a vote "against" approval of the Purchase Plan.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE APPROVAL OF OUR 2010 EMPLOYEE STOCK PURCHASE PLAN.

PROPOSAL 4. RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITOR

        Our Audit Committee has selected the firm of PricewaterhouseCoopers LLP, an independent registered public accounting firm, as the Company's independent auditor for the year ending December 31, 2010, and the Board has ratified such appointment. The Board has directed that management submit the appointment of PricewaterhouseCoopers LLP as our independent auditor for ratification by our stockholders at the Annual Meeting.

        PricewaterhouseCoopers LLP or its predecessor has served as our independent auditor since our inception in 1981. Representatives of PricewaterhouseCoopers LLP are expected to be at the Annual Meeting, will have an opportunity to make a statement if they so desire, and will be available to respond to appropriate questions.

        Stockholder ratification of the appointment of PricewaterhouseCoopers LLP as our independent auditor is not required by our by-laws or otherwise. However, the Board is submitting this appointment to the stockholders for ratification as a matter of good corporate practice. In the event our stockholders fail to ratify the appointment of PricewaterhouseCoopers LLP, the Audit Committee will not be required to replace PricewaterhouseCoopers LLP as our independent auditor. In the event of such a failure to ratify, the Audit Committee and the Board will reconsider whether or not to retain that firm for future service. Even if the appointment is ratified, the Audit Committee in its discretion may direct the appointment of a different independent auditor at any time if the Audit Committee determines that such a change would be in our and our stockholders' best interests.

Principal Accountant Fees and Services

        The following table summarizes the fees billed for professional services by PricewaterhouseCoopers LLP for the years ended December 31, 2009 and 2008:

Fee Category	Year Ended December 31, 2009	Year Ended December 31, 2008
Audit Fees(1)	$583,250	$458,750
Audit-Related Fees(2)	—	5,000
Tax Fees(3)	—	33,425
All Other Fees(4)	1,500	1,500

Total	$584,750	$498,675

(1)
Audit fees consisted of fees for the audit of our financial statements, the review of our interim financial statements included in our quarterly reports on Form 10-Q, services in connection with benefit plan registration statements and other professional services provided in connection with regulatory filings or engagements.

(2)
Audit-related fees consisted of fees for services related to accounting consultations and advice.

(3)
Tax fees consisted of fees for tax compliance and consultations.

(4)
All other fees represent payment for access to the PricewaterhouseCoopers LLP on-line accounting research database.

        All services expected to be rendered by PricewaterhouseCoopers LLP in 2010 are permissible under applicable laws and regulations, and were pre-approved by the Audit Committee. The Audit Committee has also approved certain non-audit services expected to be performed by PricewaterhouseCoopers LLP in 2010.

        In connection with the audit of our 2009 financial statements, we entered into an engagement agreement with PricewaterhouseCoopers LLP which sets forth the terms by which PricewaterhouseCoopers LLP would perform audit services for the Company. That agreement is subject to alternative dispute resolution procedures and an exclusion of punitive damages.

Pre-Approval Policies and Procedures

        Consistent with policies of the SEC regarding auditor independence, the Audit Committee has responsibility for appointing, setting compensation and overseeing the work of our independent registered public accounting firm.

        The Audit Committee has approved the engagement of PricewaterhouseCoopers LLP as the Company's independent auditor and has approved the provision of certain specific non-audit services expected to be performed by PricewaterhouseCoopers LLP in 2010. In addition, circumstances may arise during the year necessitating the engagement of PricewaterhouseCoopers LLP or another independent registered public accounting firm for additional audit or permissible non-audit services. In those instances, under our current pre-approval policy, each member of the Audit Committee has the authority to approve any additional audit services and permissible non-audit services provided that such member promptly informs the Audit Committee of such approval.

Vote Required

        The affirmative vote of stockholders holding a majority of shares of common stock present or represented and voting at the Annual Meeting is required to ratify the appointment of PricewaterhouseCoopers LLP as our independent auditor for the year ending December 31, 2010. "Broker non-votes" are not considered to have been voted "for" or "against" this proposal and have the practical effect of reducing the number of affirmative votes required to approve the ratification of the appointment of PricewaterhouseCoopers LLP. Abstentions, however, are included in the number of shares present or represented and voting on this matter. Therefore, abstentions have the effect of a vote "against" approval of the ratification of the appointment of PricewaterhouseCoopers LLP.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR"
THE APPROVAL OF THE RATIFICATION OF THE APPOINTMENT OF
PRICEWATERHOUSECOOPERS LLP AS OUR INDEPENDENT AUDITOR.

EXECUTIVE OFFICERS AND COMPENSATION

        Set forth below is a description of our current executive officers and of compensation received by our named executive officers for the year ended December 31, 2009.

EXECUTIVE OFFICERS

        Brian J.G. Pereira, M.D., age 51, has been President of our Company since November 2005 and Chief Executive Officer of our Company since November 2006. He has served as a member of our Board since July 2004. Dr. Pereira served as President and Chief Executive Officer of the New England Health Care Foundation, a physician's group at Tufts-New England Medical Center, from 2001 to 2005, and held various other positions at Tufts-New England Medical Center from 1993 to 2001. He is a Professor of Medicine at Tufts University School of Medicine and at the Sackler School of Biomedical Sciences of Tufts University. Dr. Pereira served as President of the National Kidney Foundation from 2002 to 2004, and has served on the editorial board of twelve scientific journals. He also serves as a director of Biodel, Inc., a public pharmaceutical company. In addition, Dr. Pereira is Chairman of the Board of the Harvard-MIT Biomedical Enterprise Program. Dr. Pereira graduated from St. John's Medical College, Bangalore, India and received his M.B.A. from the Kellogg School of Management, Northwestern University.

        David A. Arkowitz, age 48, joined us in April 2007 and currently serves as Executive Vice President, Chief Financial Officer and Chief Business Officer. Prior to joining us, Mr. Arkowitz served as Chief Financial Officer and Treasurer at Idenix Pharmaceuticals, Inc., or Idenix, a biopharmaceutical company, from 2003 to 2007. Prior to his tenure at Idenix, Mr. Arkowitz was with Merck & Co. Inc., a pharmaceutical company, for over thirteen years where he served as Vice President and Controller of the U.S. sales and marketing division from 2002 to 2003, Controller of the global research and development division from 2000 to 2002, and as Vice President of Finance and Business Development of the Canadian subsidiary of Merck & Co. from 1997 to 2000. Mr. Arkowitz holds a B.A. from Brandeis University and an M.B.A. from Columbia University.

        Lee F. Allen, M.D., Ph.D., age 58, joined us in August 2007 and currently serves as Chief Medical Officer and Executive Vice President of Clinical Development. Prior to joining us, Dr. Allen served as Vice President of Clinical Research and Development of Wyeth Pharmaceuticals, or Wyeth, a pharmaceutical company, from 2003 to 2007. Prior to his tenure at Wyeth, Dr. Allen held positions of increasing responsibility at Pfizer Inc., a biomedical and pharmaceutical company, from 1999 to 2003 and BASF Corporation's Knoll Pharmaceutical Company from 1998 to 1999. Prior to entering the pharmaceutical industry, he was a faculty member at Duke University Medical Center and at the University of Utah's Huntsman Cancer Institute. His work has been published in several scientific journals, including the Proceeding of the National Academy of Sciences, Nature and Science. Dr. Allen received his Ph.D. and his M.D. from the University of Medicine and Dentistry of New Jersey.

        Louis Brenner, M.D., age 40, joined us in September 2006 as Senior Vice President and is General Manager of AMAG's Imaging Program. Prior to joining us, Dr. Brenner worked as Senior Director of Business Development for the Renal and Transplantation Units at Genzyme Corporation, or Genzyme, a biotechnology company, from 2004 to 2006 and held various other positions of increasing responsibility at Genzyme from 2002 to 2004. Dr. Brenner earned a B.S. in Biology from Yale University, an M.D. from Duke University, and an M.B.A. from the Harvard Business School. Dr. Brenner is board certified in internal medicine and nephrology and cares for patients with chronic kidney disease at Brigham and Women's Hospital in Boston, where he is an Associate Physician in the Renal Division. He has also served as Chairman of the Board of Directors of the National Kidney Foundation Division Serving New England since 2008.

        Robert M. Brenner, M.D., age 42, joined us in May 2008 as Senior Vice President of Medical Affairs. Prior to joining us, Dr. Brenner was at Amgen for nine years where he served in a variety of nephrology leadership roles both in clinical development and medical affairs. Dr. Brenner received his B.A. from Johns Hopkins University and his M.D. from Albert Einstein College of Medicine. He completed his medical residency in internal medicine at Brigham and Women's Hospital in Boston and his fellowship in nephrology at Stanford University Medical Center.

        Joseph L. Farmer, age 38, joined us in February 2005 and currently serves as General Counsel and Senior Vice President of Legal Affairs. He has also served as our Secretary since 2007. Prior to joining us, Mr. Farmer was an attorney in the business practice group of the law firm of Testa, Hurwitz and Thibeault, LLP from 1997 to 2005. He received his B.A. in Economics from Boston University and his J.D. from Boston College Law School. Mr. Farmer currently serves as a member of the Board of Trustees of Caritas Carney Hospital.

        Timothy G. Healey, age 44, joined us in December 2006 as Senior Vice President of Commercial Operations. Prior to joining us, Mr. Healey was Executive Director of CNS Marketing at Sepracor Inc., a pharmaceutical company, from 2004 to 2006. Mr. Healey held various other positions of increasing responsibility at Sepracor Inc. from 2001 to 2004. Mr. Healey holds a B.S. from Boston College and an M.B.A. from Babson College.

        Christopher G. White, age 48, joined us in September 2007 and currently serves as Senior Vice President of Business Development and Corporate Planning. From 2005 through 2007, Mr. White was a Partner in the Pharmaceutical and Medical Products Practice at Accenture. Prior to Accenture, he was a Vice President and Partner in the Pharmaceuticals and Healthcare Practice at A.T. Kearney, Inc. from 1998 to 2005. From 1984 to 1998, Mr. White held positions of increasing responsibility at DuPont Pharmaceuticals Company, Arthur D. Little and Merck & Co. Inc., respectively. Mr. White holds a B.S. in Chemical Engineering from Tufts University and an M.B.A. from Columbia University.

        Ricardo Zayas, age 51, joined us in June 2009 as Senior Vice President of Operations. Prior to joining us, Mr. Zayas was Vice President and General Manager of Operations at Wyeth, a pharmaceutical company in Puerto Rico, from 2007 through 2009. Prior to Wyeth, from 2001 through 2007, he was the General Manager of Operations and Manufacturing at Schering-Plough LLC in Puerto Rico. From 1992 to 2001, Mr. Zayas held positions of increasing responsibility at Warner Lambert, a pharmaceutical company. Mr. Zayas holds a B.S. in industrial engineering from Kansas State University.

COMPENSATION DISCUSSION AND ANALYSIS

Executive Compensation Philosophy

        The following is a summary of our overall executive compensation philosophy, as approved by our Compensation Committee and our Board of Directors.

  Oversight of Our Executive Compensation Program

        The Compensation Committee of our Board is charged with developing, reviewing and refining our overall compensation philosophy and submitting it to the Board for approval. The Compensation Committee is empowered to discharge certain of the responsibilities of the Board relating to compensation of our executive officers, including:

  •
  The review, negotiation, authorization and approval of the recruitment, hiring and compensation for any of our executive officers, other than our Chief Executive Officer, and any other of our officers with a title of Senior Vice President or higher;

  •
  The review and recommendation to the full Board for approval of the compensation of our Chief Executive Officer, President and any other newly-created officer position with a title of

    Senior Vice President or higher which was not provided for in a Board-approved budget, each of which must be approved by all independent members of the Board;

  •
  Subject to certain limitations, the administration and grant of awards under our existing stock option, stock incentive, employee stock purchase and other equity-based award plans;

  •
  The review and recommendation to the full Board with respect to certain incentive compensation plans and director compensation plans; and

  •
  The engagement of independent advisors as it deems necessary or appropriate to carry out its responsibilities.

        The current members of our Compensation Committee are Robert J. Perez (Chair), Michael Narachi, and Davey Scoon. The Board has determined that each member of the Compensation Committee is "independent" as such term is defined in the listing standards of the NASDAQ and SEC rules.

  Objectives of Our Executive Compensation Program

        Our key executive compensation objectives are to attract and retain the highest quality executive talent, motivate executives by aligning their short- and long-term interests with those of our stockholders, and reward short- and long-term individual and company performance.

        We use the following principles to guide our decisions regarding executive compensation:

  External Competitiveness

        We strive to ensure that our executives' total compensation levels are competitive with peer companies so that we can attract and retain high performing key executive talent. Given the highly competitive landscape for top talent and our relative position to compete for that talent, we recognize that it may, in some instances, be necessary to pay above market rates to attract critical talent.

        To ensure that our executives' total compensation levels are competitive, our Compensation Committee, in consultation with its independent advisors and senior management, periodically reviews the compensation policies and practices of other companies in our peer group, which we define to include companies with the following characteristics:

  •
  Publicly-traded;

  •
  Primary operations in the biotechnology/pharmaceuticals industries;

  •
  Similar market capitalization;

  •
  Similar risk profile; and

  •
  Similar number of employees.

        The Compensation Committee also periodically reviews the composition of the peer group itself, in consultation with its independent advisors and senior management, to ensure that the peer group continues to accurately reflect comparable companies as our business evolves. For example, with the approval of Feraheme by the U.S. Food and Drug Administration, or FDA, in June 2009, the Compensation Committee generally only considers companies who have at least one marketed drug product to be in our peer group.

        In addition to reviewing executive officers' compensation levels against that of similarly-situated executives in our peer group, the Compensation Committee also supplements peer group data with more broad-based compensation survey data from companies in our industry of similar size, generally based on companies with between 150 and 499 employees, and considers recommendations from our Chief Executive Officer regarding total compensation for those executives reporting directly to him.

  Internal Parity

        To the extent practicable, base salary levels and short- and long-term incentive target levels for similarly-situated executives within the Company should be comparable to avoid divisiveness and encourage teamwork, collaboration, and a cooperative working environment.

  Pay for Performance

        Total compensation should reflect a "Pay for Performance" philosophy such that a substantial portion of executive compensation should include short- and long-term incentive awards that are tied to the achievement of the short- and long-term performance objectives of both the Company and the individual.

  Alignment with Stockholders' Interests

        Total compensation levels should include a component that reflects relative stockholder returns and the Company's overall performance through the use of equity-based awards.

  Simplicity and Flexibility

        Our executive compensation program should be straightforward and easy to understand for both our employees and stockholders. The compensation program should also be sufficiently flexible to be able to adapt to rapid changes in the competitive environment for executives in the biotechnology and pharmaceuticals sectors.

  Avoidance of Excessive Perquisites

        Although we will consider certain perquisites that are common and appropriate for similarly-situated executives of public companies, as a general matter, we intend to avoid the payment of excessive, unusual, or unnecessary perquisites to executives.

  Elements of Our Executive Compensation Program

        Consistent with our executive compensation objectives, we have developed an executive compensation program consisting of the following elements:

  •
  Base Salary;

  •
  Short-term incentives in the form of annual cash bonus opportunities;

  •
  Long-term incentives in the form of equity-based awards (stock options and restricted stock units, or RSUs); and

  •
  Benefits/perquisites.

        To further our guiding compensation principles, the relative mix of the foregoing components of each executive's total potential compensation should be weighted more toward short- and long-term incentive compensation. In addition, the value of variable compensation is generally weighted more heavily toward long- than short-term incentives to ensure the interests of the executives are properly aligned with those of our stockholders. In general, the proportion of total compensation at risk generally rises as an executive's level of responsibility increases to reflect the executive's ability to influence our overall performance.

        In determining the appropriate level of each element of total executive compensation, we seek to accomplish the goals set out below.

  Base salary

        Base salary levels are designed to provide fixed annual cash compensation at the median or higher of that provided by our peer group to executives of similar position, responsibility, experience, qualifications, and performance to (i) allow us to recruit and retain the best qualified executives in a very competitive market for talent in the biotechnology and pharmaceuticals sectors, and (ii) provide executives with reasonable predictability regarding their basic annual standard of living. Base salaries of executives are reviewed annually by the Board and Compensation Committee as part of our annual review process and in light of the executive's individual performance and the Company's performance during the year and the then current competitive conditions. In addition, our Board and Compensation Committee believe that it is appropriate during most years to provide an upward adjustment to executive salaries if the executive's performance warrants such adjustment and our financial condition permits.

  Short-term incentives

        Short-term incentives in the form of an annual cash bonus opportunity are intended to provide motivation for executives to achieve both the Company's annual operating goals and the individual's annual performance goals. The target amount for the annual bonus opportunity is generally established at the outset of the fiscal year and is based on a percentage of the executive's base salary that is intended to be at or above the median percentage offered to similarly-situated executives in our peer group. In addition, the Compensation Committee has the flexibility to award additional discretionary bonuses to recognize and reward outstanding individual performance in excess of measurable performance objectives.

  Long-term incentives

        Long-term incentives in the form of annual equity-based awards are intended to align the interests of executives with those of our stockholders and to provide executives with a continuing ownership stake in our long-term success. The amount of an annual award should be at or above the median value offered to similarly-situated executives in our peer group. In recent years, consistent with our philosophy that total executive compensation should be more heavily weighted toward long-term incentive compensation to ensure that the interests of our executives are aligned with those of our stockholders, the Compensation Committee and the Board have targeted annual equity awards to our executives at the 75th percentile or higher relative to equivalent executives in our peer group. In addition, the Compensation Committee and the Board believe that the proportion of total compensation at risk should rise as an executive's level of responsibility increases to reflect the executive's ability to influence overall company performance. Equity-based awards are generally subject to four-year annual cliff vesting to promote retention and align the executive's long-term interests with those of our stockholders. In certain instances the Board and Compensation Committee believe it is appropriate to grant to certain executive officers equity awards with performance or market condition-based vesting provisions to further align the interests of such executives with those of our stockholders. As a general rule, equity awards to executive officers are reviewed by the Compensation Committee once per year in connection with our annual performance review process. However, the Board and the Compensation Committee may issue equity-based awards throughout the year as they deem appropriate.

  Benefits/Perquisites

        We seek to provide an overall benefits package that is intended to be at or above the median of that offered by our peer group to ensure that we do not lose talented candidates or employees as a result of an inferior benefits package.

Executive Compensation Decisions and Processes

  General

        The Compensation Committee typically meets at least four times annually to coincide with regularly scheduled Board meetings, and more frequently as necessary. The Compensation Committee met eight times and acted by unanimous written consent once during 2009. The agenda for each meeting is usually developed by the Chair of the Compensation Committee, in close consultation with our Chief Executive Officer, General Counsel, Vice President of Human Resources, and other executives who may have input on a given agenda item. The Compensation Committee meets regularly in executive session, however, from time to time, various members of management as well as outside advisors and consultants may be invited to make presentations, to provide background information or advice, or to otherwise participate in a given meeting. Our Chief Executive Officer is often present and actively participates in discussions and deliberations regarding the compensation of our executive officers, however, our Chief Executive Officer is not allowed to be present or participate in discussions or deliberations regarding his own compensation, performance, or objectives, whether at Compensation Committee or Board meetings.

        Under its Charter, the Compensation Committee may make recommendations with respect to the compensation of our Chief Executive Officer, but it is not empowered to approve such compensation. The compensation of our Chief Executive Officer is approved by all of the independent members of the Board based on the recommendations of the Compensation Committee. Although empowered by its charter to approve the compensation of all of our executive officers other than our Chief Executive Officer, in practice, the Compensation Committee has typically made recommendations to the full Board, which has approved the compensation of all of our executive officers.

  Annual Executive Compensation Decision-Making Processes

        The Compensation Committee conducts an annual review of the performance and compensation of each of our executive officers, including Dr. Pereira. This review is typically conducted over a series of Compensation Committee meetings toward the end and just after the end of the completed fiscal year and is intended to coincide with the Company's annual company-wide performance review process.

        To assist the Compensation Committee in its annual review, Dr. Pereira and other members of the senior management team typically provide the Compensation Committee with a written self-evaluation of the Company's overall performance and a proposed score against the performance goals established by the Compensation Committee and the Board at the outset of the year.

        As discussed in further detail under "Goals" below, because the Company's overall performance goals have historically allowed for a fair amount of subjective and qualitative assessment, there have typically been a series of meetings and discussions among Dr. Pereira, the Compensation Committee and the Board as to the exact and appropriate scoring of the Company's performance against the goals established by the Board at the outset of the year. At the conclusion of the foregoing discussions, the Compensation Committee exercises its discretion and recommends to the Board a final Company performance score for the completed fiscal year. Although the Board makes the final determination as to the Company's performance score, it tends to defer to the judgment of the Compensation Committee. The Company's annual performance score is then used to establish the overall available bonus pool for the Company for the completed fiscal year. For example, if in a given year the

Company earns a performance score of 1.0, then the available bonus pool is set at 100% of the aggregate target bonus amounts of all employees. If the Company earns a performance score of 0.8, then the available bonus pool is set at 80% of the aggregate target bonus amounts of all employees. Once the overall available pool is established, the individual performance score of each executive, other than Dr. Pereira, is used to determine the actual bonus amount paid to each executive.

        Dr. Pereira also provides the Compensation Committee with a written performance evaluation and proposed performance score for each executive officer, as well as recommendations with respect to each such executive officer's bonus amount for the completed fiscal year and annual salary and equity grant recommendations for the current year. The Compensation Committee typically provides substantial weight to both Dr. Pereira's evaluation of the performance of, and his recommendations with respect to base salary adjustments, bonus amounts and equity awards for, each of our executive officers. The Compensation Committee believes that Dr. Pereira is in the best position to evaluate the performance of and determine the appropriate level at which each of the Company's executive officers who report to him should be compensated for past performance and to ensure that they remain incentivized and engaged. Each executive's individual performance score ultimately determines the amount of his or her annual bonus, subject to the overall available company-wide bonus pool, which is based on the Company's overall score, as discussed above. For example, if for a given year the Company's overall performance score is 1.0, and an individual executive's score is also 1.0, then the executive is generally paid 100% of his or her target bonus amount. If the Company's overall score is 0.8, and an individual executive's score is 1.0, then the executive is generally paid 80% of his or her target bonus amount. Likewise, if the Company's overall score is 1.0, and an individual executive's score is 0.8, then the executive is generally paid 80% of his or her target bonus amount. Notwithstanding the foregoing framework, the Compensation Committee may also exercise its discretion, to award more or less than the amount determined by the foregoing formula based on its subjective and/or qualitative assessment of any individual executive's performance, contributions or potential, or simply to make the numbers round.

        At or around the time the Compensation Committee reviews and approves the bonus amounts for the executives for the completed fiscal year, it also reviews the salary level of each executive and determines the amount of the annual equity grant to each executive for the then current fiscal year. In accordance with our executive compensation philosophy, the Compensation Committee seeks to ensure that each executive's salary is approximately at or above the median of similarly situated executives in our peer group and that the value of the annual equity grant to each executive is at or above the 75th percentile of the value of the annual equity grants to similarly situated executives in our peer group. The Compensation Committee then makes final recommendations for each executive's performance bonus, annual salary, and equity grant to the full Board, which makes the final determination as to each element of executive compensation for our executives.

        With respect to Dr. Pereira, the Compensation Committee conducts its own independent review of his performance. For the fiscal year ended December 31, 2009, the Compensation Committee assigned Mr. Perez with the responsibility of interviewing the members of the Board and various executive officers of the Company and providing the Compensation Committee and the Board with a written evaluation of Dr. Pereira's 2009 performance. In addition, Dr. Pereira provides the Compensation Committee and the Board with a written self-evaluation of his performance for the completed fiscal year. The Compensation Committee considers all of the foregoing and makes its own independent determinations as to the appropriate level of base salary, bonus and equity awards to recommend to the full Board with respect to Dr. Pereira. However, in terms of the annual performance bonus awarded to Dr. Pereira, the Compensation Committee typically recommends, and the Board typically approves, a bonus amount equal to the product of Dr. Pereira's target bonus amount and the Company's overall performance score for the completed year. For example, if for a given year the Company's overall score is 1.0, then Dr. Pereira is generally paid 100% of his target bonus amount. If the Company's overall score is 0.8, then Dr. Pereira is generally paid 80% of his target bonus amount. Given that Dr. Pereira has ultimate operational responsibility for the overall performance of the Company, the Compensation Committee and the Board believe that his individual annual performance goals and the Company's overall annual performance goals should be the same and that the Company's overall performance score should serve as the basis for determining Dr. Pereira's annual bonus amount. At or around the time the Compensation Committee reviews and approves the bonus amount for Dr. Pereira for the completed fiscal year, it also reviews his annual salary and determines the amount of his annual equity grant for the then current fiscal year. In accordance with our executive compensation philosophy, the Compensation Committee seeks to ensure that Dr. Pereira's salary is at or above the median of similarly situated chief executives in our peer group and that the value of the annual equity grant to him is at or above the 75th percentile of the annual equity grant of similarly situated chief executives of our peer group. The Compensation Committee then makes final recommendations for Dr. Pereira's performance bonus, annual salary, and equity grant to the full Board, which makes the final determination as to each element of Dr. Pereira's compensation.

  Goals

        At the beginning of each year, the Board establishes certain goals against which it will evaluate the Company's performance at the end of the year for purposes of making various executive compensation decisions, most notably, the annual bonus amount for Dr. Pereira. Senior management typically provides proposed Company goals for consideration by the Compensation Committee around the beginning of the fiscal year. The Compensation Committee then engages in a series of discussions, both in the presence of management and in executive session, and provides management with feedback on the proposed Company goals. There are typically several drafts presented to the Compensation Committee before management and the Compensation Committee agree on the Company goals and the weighting of each goal. The final Company goals and the weighting of each goal are then presented to the Board for approval, however, the Board tends to defer to the Compensation Committee's judgment. The weighting of the various Company goals is based on the Compensation Committee and the Board's subjective determination of the Company's relative strategic and operating priorities for the upcoming fiscal year.

        In recent years, the discussion among management and the Compensation Committee has largely focused on whether and to what extent the Company's goals should be somewhat subjective and allow for a certain amount of qualitative assessment and discretion by the Compensation Committee and the Board or whether and to what extent the goals should be more objectively measurable in order to eliminate the exercise of discretion by the Compensation Committee and the Board. Prior to the commercial launch of Feraheme in July 2009, the Company was a development stage company and did not have any sources of substantial revenues. As a result, it was more challenging to establish objective performance goals based on financial or similar metrics, and Company performance goals were based largely on development and similar milestones which allowed for more subjective and qualitative evaluation in order to yield fair results for management. However, during the 2009 performance review process, the Compensation Committee and the Board concluded that, with the evolution of the Company into a commercial biopharmaceutical company following FDA approval of Feraheme in June 2009, the Compensation Committee should seek to establish 2010 Company performance goals that are based on more objective and measurable criteria, such as Feraheme product sales, than in prior years when the Company was still a development stage company.

        The Compensation Committee endeavors to establish goals for the Company which are generally consistent with the Company's financial plan and operating budget for the year. Accordingly, the Compensation Committee generally has the expectation that the Company will achieve its baseline goals for the year and that scoring of the goals at the end of the year will likely yield a bonus payout at or about the target amount. In establishing the 2010 annual Company goals, the Compensation Committee also considered the fact that in the last reported fiscal year, the majority of companies in our new peer group established executive bonus opportunities in the range of 0% to 200% of target and actually paid executive bonuses in the range of 80% to 120% of their published targeted amounts. The Compensation Committee expects that the annual performance score and the annual bonus payout to the Company's executives will generally fall into a range similar to that of our peer group, barring unexpectedly poor or unexpectedly superior performance.

        In addition, Dr. Pereira works with each executive officer to establish his or her individual annual performance goals. Dr. Pereira then presents proposed goals for each executive officer to the Compensation Committee for review and evaluation. The Compensation Committee provides advice and input on the individual executive goals, however, it generally defers to Dr. Pereira's judgment in establishing the performance goals for his direct reports. Individual executive performance goals are not established or scored in as rigid a manner as the overall Company performance goals. Rather, individual executive performance goals are established in a manner that allows for more qualitative and subjective assessment. The Compensation Committee believes that Dr. Pereira is in the best position to evaluate the performance of the executives who report to him, and the Compensation Committee believes that substantial deference to Dr. Pereira's evaluation of such executives and his related recommendations is generally appropriate.

        In accordance with the process detailed above, and based on the recommendation of the Compensation Committee after consultation with senior management, the Board established the following Company performance goals for the fiscal year ended December 31, 2009:

2009 Goal	Weight	Target Points
Approval of Feraheme in the U.S.	40%	40
Successful commercial launch of Feraheme	40%	40
Progress on Feraheme indication and market expansion	10%	10
Execution of a significant business development transaction	10%	10

Total	100%	100

        As further explained above, the 2009 performance goals approved by the Board allowed for the exercise of a substantial amount of discretion and qualitative evaluation by the Compensation Committee and the Board. Accordingly, based on the recommendation of the Compensation Committee, the Board awarded the Company a 2009 performance score of 110 points or 1.1, which resulted in an aggregate bonus pool of 110% of the aggregate target amount. The Board scored the 2009 goals as follows:

2009 Goal	Points awarded	Score
Approval of Feraheme in the U.S.	60	0.60
Successful commercial launch of Feraheme	45	0.45
Progress on Feraheme indication and market expansion	0	0.00
Execution of a significant business development transaction	5	0.05

Total	110	1.10

        The Board and the Compensation Committee believe that awarding 60 points, or 150% credit, for FDA approval of Feraheme was warranted given the magnitude of the accomplishment, the quality of the label approved by the FDA, the numerous regulatory challenges which management had to overcome and the timeframe in which they were resolved, in securing FDA approval, and the limited post-approval requirements imposed by the FDA. The Board and the Compensation Committee believe that awarding 45 points, or 112.5% credit, for the successful commercial launch of Feraheme was warranted given that the Company implemented significant enhancements to the Feraheme supply chain in 2009, the Company secured favorable coverage and reimbursement of Feraheme across all payors (including the procurement of two unique "Q codes" from the Centers for Medicare & Medicaid Services), the Company realized 2009 Feraheme net sales of approximately $15.8 million, as well as an additional $10.2 million in deferred revenues, and the Company launched Feraheme less than two weeks after receiving FDA approval. The Board and the Compensation Committee did not believe it was appropriate to award any points for the Feraheme indication and market expansion goal as the planned development programs for Feraheme in additional indications and territories did not commence as planned in 2009. Finally, the Board and the Compensation Committee believed that awarding 5 points, or 50% credit, for executing a significant business development transaction was appropriate, even though such a transaction was not consummated, due to the substantial progress made toward executing on one or more of such transactions during 2009.

        Based on the recommendation of the Compensation Committee after consultation with senior management, the Board established the following Company performance goals for the fiscal year ending December 31, 2010:

2010 Goal	Weight	Target Points
Financial and Sales Performance	50%	50
• Feraheme net sales
• Feraheme demand in the non-dialysis market as of year-end
• Feraheme market share in the hospital segment as of year-end
Indication and Market Expansion	35%	35
• Enrollment of planned Feraheme Phase III program in patients with iron deficiency anemia
• Enrollment in planned head-to-head clinical trial of Feraheme versus iron sucrose
• Submission of Feraheme marketing authorization application to the EMEA
• Enrollment in planned pediatric trials of Feraheme
• Completion of Phase II trial of ferumoxytol as a vascular enhancing agent in patients with peripheral arterial disease
Manufacturing	15%	15
• Successful inspection of Cambridge, MA manufacturing facility, if required by the FDA
• Progress toward FDA approval of second source manufacturers for Feraheme

Total	100%	100

        With the approval of Feraheme, the Compensation Committee and the Board believe that the Company's 2010 performance goals should be heavily weighted toward Feraheme sales performance. Accordingly, half of the Company's 2010 performance will be scored on the basis of Feraheme sales performance. However, the Compensation Committee and the Board also believe that the Company's planned indication and market expansion programs for Feraheme will be a significant driver of the Company's value going forward. Accordingly, 35% of the Company's 2010 performance will be scored on the basis of the achievement of certain development milestones with respect to the Company's planned indication and market expansion programs. Finally, the Compensation Committee and the Board believe that, to ensure the ongoing commercial success of Feraheme, it will be important for the Company to execute a successful inspection of its Cambridge, MA manufacturing facility, if required by the FDA, and demonstrate progress toward FDA approval of second source manufacturers for Feraheme. Accordingly, 15% of the Company's 2010 performance will be scored on the basis of these manufacturing goals. In the event that the FDA does not conduct an inspection of our manufacturing facility in 2010, the Compensation Committee intends to exercise its discretion in re-allocating a portion of the foregoing 15% weight among the Company's other 2010 goals. The details of the foregoing goals, including the specific metrics which the Compensation Committee and the Board will use to evaluate the Company's performance against these goals, are not being disclosed because such metrics are highly confidential and disclosure thereof would cause the Company substantial competitive harm.

        In addition to the base 2010 performance goals set forth above, based on the recommendation of the Compensation Committee, the Board approved certain upside opportunities which, if realized, could result in the award of additional points to the Company's final 2010 performance score. These upside opportunities include:

  •
  Execution of a successful financing transaction;

  •
  Execution of a significant commercial partnership; and

  •
  Execution of a significant acquisition or in-licensing transaction.

        The Compensation Committee and the Board believe that the foregoing upside opportunities, if executed, would place the Company in position for long-term success and drive long-term stockholder value. However, the Board and the Compensation Committee also acknowledge that the realization of these opportunities is significantly dependent on third parties and, to an extent, is outside of the control of management. As a result, the Compensation Committee and the Board believe that it is more appropriate that these opportunities be viewed as upside opportunities rather than as the base performance goals for the Company. The Compensation Committee and the Board have not assigned exact point totals to each of the upside opportunities, but rather will exercise its discretion in determining how many, if any, points to award in the event that any of the upside opportunities are achieved. In addition, the Compensation Committee and the Board do not intend to award any points for upside opportunities, even if they are realized, in the event that the Company does not achieve satisfactory performance with respect to the base 2010 goals. The Board and the Compensation Committee have not established a specific point total which would constitute satisfactory performance with respect to the base 2010 goals, but intend to exercise their discretion in making such determination.

  Independent Compensation Consultants

        Under its Charter, the Compensation Committee is authorized to engage such independent advisors as it deems necessary or appropriate to carry out its responsibilities.

        In August 2007, the Compensation Committee retained Radford Surveys & Consulting, or Radford, an independent compensation consulting firm, to conduct a competitive review and analysis of the Company's executive compensation program relative to the then current market practices. In its report, Radford compared the overall compensation then provided by the Company, including annual salary, annual bonus opportunity, and annual equity grants, to each of its executive officers to publicly available compensation information from twenty peer companies identified in consultation with senior management and the Compensation Committee. The peer group companies were selected primarily on the basis of industry, market capitalization and number of employees. With respect to any executives for which no or incomplete peer company data was publicly available, Radford supplemented its report with compensation data contained in the Radford Global Life Sciences Executive Compensation Survey for companies of similar size, based on companies of between 150 and 499 employees. The twenty peer companies considered by Radford included:

• Acadia Pharmaceuticals, Inc.	• Onyx Pharmaceuticals, Inc.
• Adams Respiratory Therapeutics, Inc.	• Pharmion Corp
• Alexion Pharmaceuticals, Inc.	• Progenics Pharmaceuticals, Inc.
• Alnylam Pharmaceuticals, Inc.	• Regeneron Pharmaceuticals, Inc.
• Auxilium Pharma, Inc.	• Savient Pharmaceuticals, Inc.
• Cubist Pharmaceuticals, Inc.	• Theravance, Inc.
• Indevus Pharmaceuticals, Inc.	• United Therapeutics Corp
• Isis Pharmaceuticals, Inc.	• Viropharma, Inc.
• LifeCell Corp	• Xenoport, Inc.
• Ligand Pharmaceuticals Incorporated	• Zymogenetics, Inc.

        Throughout 2008, the Compensation Committee supplemented the information contained in the 2007 Radford report with additional updated Radford survey data which was available through a subscription service, additional peer group data which was available through proxy statements filed with the SEC, as well as additional informal survey and anecdotal data from peer companies obtained by members of management and the Board.

        In conducting its 2008 Company and executive performance review and establishing the 2009 executive salary rates and equity awards in early 2009, the Compensation Committee decided not to retain an independent compensation consultant to update the 2007 Radford report as the Compensation Committee believed it was preferable and more cost-effective to retain such a consultant every other year rather than every year. Although the Compensation Committee utilized the 2007 Radford report and supplemental Radford survey data as reference tools in making its decisions regarding 2009 executive salary rates and equity awards, it ultimately made its recommendations based on a subjective determination of the appropriate adjustments and awards based largely on the individual executive performance reviews and recommendations provided by Dr. Pereira. With respect to Dr. Pereira's 2009 salary rate and equity award, the Compensation Committee made its recommendations based on its subjective assessment of the appropriate adjustments and awards and Dr. Pereira's 2008 performance, utilizing the 2007 Radford report and supplemental Radford survey data as reference tools in making its determination.

        In mid-2009, the Compensation Committee retained F.W. Cook to:

  •
  Evaluate and provide recommendations with respect to the composition of the Company's existing peer group companies;

  •
  Evaluate the Company's executive compensation practices, including the current level of salary, bonus and equity provided to each executive officer, against the practices of the updated peer group and in light of the Company's executive compensation philosophy statement;

  •
  Evaluate the Company's company-wide equity granting practices and recommend strategies to maximize the available equity pool; and

  •
  Review the Company's non-employee director compensation plan relative to the plans of the companies in the updated peer group and provide any recommendations for changes.

  Updated Peer Group

        With the approval of the Compensation Committee and input from senior management, F.W. Cook used the following criteria to develop the proposed peer group for purposes of the Compensation Committee's evaluation of the Company's executive compensation practices:

  •
  14 to 20 companies to ensure a statistically significant and meaningful market sample.

  •
  Publicly-traded, U.S. companies that are not divisions or subsidiaries of larger parent companies.

  •
  Companies with reasonable financial health and current with their SEC disclosures.

  •
  Similarity in business model, industry, complexity, and size.

  •
  Similar market capitalization (between $500 million and $3 billion).

  •
  Commercial stage companies with at least one approved drug product.

  •
  Annual revenue of less than $1 billion.

        In making its specific peer group recommendations, F.W. Cook solicited input from senior management before making its final recommendation to the Compensation Committee. The Compensation Committee accepted the recommendations proposed by F.W. Cook with respect to our new peer group. Accordingly, beginning with the 2009 performance and executive compensation review cycle, the Compensation Committee based its review with reference to the following peer group companies:

• Abraxis Bioscience, LLC	• Isis Pharmaceuticals, Inc.
• Alexion Pharmaceuticals, Inc.	• Onyx Pharmaceuticals, Inc.
• Alkermes, Inc.	• Osi Pharmaceuticals, Inc.
• Amylin Pharmaceutical, Inc.	• Regeneron Pharmaceuticals, Inc.
• Auxilium Pharma, Inc.	• Savient Pharmaceuticals, Inc.
• Biomarin Pharmaceuticals, Inc.	• United Therapeutics Corp
• Cubist Pharmaceuticals, Inc.	• Viropharma, Inc.
• Intermune, Inc.

        The Compensation Committee noted that, although the Company was at the lower end of the new peer group in terms of certain criteria, such as market capitalization and revenue, the new peer group was appropriate given that the Company had recently evolved into a commercial biopharmaceutical company with the June 2009 FDA approval of Feraheme and its belief that the peer group should be somewhat aspirational given that these are the types of companies with whom the Company competes for executive talent.

  F.W. Cook Conclusions

        In late 2009, F.W. Cook provided the Compensation Committee with its final report with respect to the Company's executive compensation practices as compared to the practices of the updated peer group and in light of the Company's executive compensation philosophy statement. The primary conclusions from the F.W. Cook report were the following:

  •
  2009 salary rates for all of our executives were below the median relative to similarly situated executives in our peer group, with Dr. Pereira's annual salary rate being farthest below the median;

  •
  2009 target bonus amounts as a percentage of base salary for all of our executives were generally at or below the median relative to similarly situated executives in the peer group;

  •
  2009 total target cash compensation for all of our executives was below the median relative to similarly situated executives in the peer group;

  •
  The value of equity awards to our executives have been above, and in the case of Dr. Pereira, well above, the 75th percentile, relative to similarly situated executives in the peer group;

  •
  2009 total direct compensation being paid to our executives was positioned between the median and 75th percentile relative to similarly situated executives in the peer group; and

  •
  The in-the-money value of equity awards held by our executive officers is generally at the median relative to similarly situated executives in the peer group.

        For comparable executive officer positions for which there was publicly available proxy data, such as the Chief Executive Officer and Chief Financial Officer positions, F.W. Cook's report was based on such data. For comparable executive officer positions for which no or incomplete data was available, F.W. Cook's report was based in whole or in part upon available survey data of similarly sized (150 to 499 employees) biotechnology companies.

        The 2009 F.W. Cook report confirmed that our existing executive compensation practices were generally in line with our overall executive compensation philosophy. In particular, the 2009 F.W. Cook report confirmed that we had been adhering to our philosophy that total executive compensation should be more heavily weighted toward long-term incentive compensation to ensure that the interests of our executives are aligned with those of our stockholders and that the proportion of total compensation at risk should rise as an executive's level of responsibility increases. However, as discussed in further detail below under "Recent Compensation Decisions with respect to our Named Executive Officers", in reliance upon certain of the recommendations contained in the 2009 F.W. Cook report, the Compensation Committee recommended certain adjustments to the 2010 annual salary rates and 2010 target bonus amounts of certain of our named executive officers to ensure alignment with our executive compensation philosophy that our executives should receive an annual base salary and a target annual bonus percentage equal to approximately the median salary and target annual bonus percentage of similarly situated executives in the peer group. In February 2010, the Board approved the salary rate and target bonus recommendations of the Compensation Committee.

        The Compensation Committee's recommendations with respect to the 2010 equity grants to our named executive officers were also based largely on the data contained in the 2009 F.W. Cook report to be consistent with our executive compensation philosophy that the value of annual equity awards to our executives should be at or above the 75th percentile relative to similarly situated executives in our peer group. In addition, the Compensation Committee recommended that the 2010 annual equity award to our named executive officers be split so that 50% of the total grant would be awarded in the form of stock options and 50% of the total grant would be awarded in the form of RSUs. Our historical practice had been to award 100% of the total annual equity grant to executives in the form of stock options, however, in an attempt to maximize the available equity pool, the Compensation Committee elected to provide RSUs as part of the annual award. The Compensation Committee values RSUs at a ratio of one-to-three as compared to stock options, which the Compensation Committee believes is standard practice among companies that grant RSUs. The Compensation Committee did not rely on the 2009 F.W. Cook report in making its recommendation regarding the split of the annual equity grant between stock options and RSUs. In February 2010, the Board approved the equity grant recommendations of the Compensation Committee.

Recent Compensation Decisions With Respect To Our Named Executive Officers

        Determinations of 2009 base salary, 2009 bonus targets, and 2009 equity awards for our named executive officers, including Dr. Pereira, were made by the Board, based on the recommendations of the Compensation Committee, at the beginning of fiscal 2009. In February 2010, the Board, based on the recommendations of the Compensation Committee, approved the actual 2009 bonus amounts, 2010 salary rates, 2010 bonus targets, and 2010 equity awards for each of our named executive officers, including Dr. Pereira.

  Chief Executive Officer Compensation

        2009 Base Salary.    In February 2009 the Board approved, based on the recommendation of the Compensation Committee, an increase in Dr. Pereira's annual base salary from $505,600 to $530,000, a 4.8% increase over his 2008 salary, effective March 1, 2009. In making its recommendation to the Board, the Compensation Committee considered the fact that, according to the 2007 Radford report, Dr. Pereira's 2008 base salary was almost exactly at the median of similarly situated chief executives in the peer group. The Compensation Committee also considered the fact that available Radford survey data showed that the merit increase awarded to executives at similarly-sized biotechnology companies in 2008 was in the 4.0 to 4.5% range and the fact that the 2007 Radford report was now based on slightly outdated data. Accordingly, the Board and the Compensation Committee determined that Dr. Pereira's 2008 performance warranted a merit increase at the high end of the Radford survey range of 4.5% and rounded up to the nearest $10,000 increment.

        2009 Equity Award.    In February 2009, the Board approved, based on the recommendation of the Compensation Committee, a grant to Dr. Pereira of an option to purchase 270,000 shares of our common stock pursuant to our 2007 Plan at an exercise price of $34.26, which was the fair market value of a share of our common stock on the date of grant. The option vests in equal annual installments over a four-year period beginning on the first anniversary of the date of grant and has a ten-year term. In addition, upon the consummation of a change of control, the foregoing option shall become immediately vested in full with respect to all 270,000 shares of common stock. In making its recommendation to the Board, the Compensation Committee considered the fact that 200,000 performance-based stock options previously held by Dr. Pereira had or were about to expire because the performance conditions associated with the vesting of such options, which performance conditions included FDA approval of Feraheme and the timing of the first commercial sale of Feraheme, had not been met. Although the performance conditions had not been met, the Compensation Committee and the Board also considered that the Company had made substantial progress toward FDA approval of Feraheme and that FDA approval and first commercial sale was expected within a short period of time after the expiration of the performance conditions. As a result, the Compensation Committee and the Board believed it was equitable to ensure that Dr. Pereira realize the value of the foregoing performance grants, given his significant personal contributions and performance in ensuring the then imminent Feraheme approval and commercial launch. Accordingly, the Compensation Committee recommended to the Board that the 200,000 forfeited options be replaced with a new grant which reflected standard time-based vesting rather than performance-based vesting. In addition to the foregoing replacement grant, the Compensation Committee recommended that Dr. Pereira be granted an option to purchase an additional 70,000 shares as his base 2009 equity grant, which was equal in value to approximately the 90th percentile of similarly situated executives according to the 2007 Radford report. The Compensation Committee believed that the foregoing grants were appropriate in furtherance of our philosophy that total executive compensation should be more heavily weighted toward long-term incentive compensation to ensure that the interests of our executives, particularly our Chief Executive Officer, are aligned with those of our stockholders and that the proportion of total compensation at risk should rise as an executive's level of responsibility increases. In addition, the Compensation Committee felt it was important to ensure that Dr. Pereira has a significant ongoing equity stake in the Company so that he is properly incentivized and his long-term interests are aligned with those of our stockholders.

        2009 Bonus Amount.    In February 2010 the Board approved, based on the recommendation of the Compensation Committee, a 2009 performance bonus to Dr. Pereira in the amount of $291,500, or

110% of his target bonus amount. As described above under "Executive Compensation Decisions and Processes—Goals", the Board awarded the Company a 2009 performance score of 1.1. Accordingly, Dr. Pereira's 2009 bonus amount was determined by multiplying his target bonus amount of 50% of his 2009 base salary ($265,000) by 1.1.

        2010 Base Salary.    In February 2010 the Board approved, based on the recommendation of the Compensation Committee, an increase in Dr. Pereira's annual base salary from $530,000 to $630,000, effective March 1, 2010. The Compensation Committee based its recommendation, in part, on the 2009 F.W. Cook report, which stated that the median base salary for chief executive officers in our peer group was approximately $655,000. Accordingly, the Compensation Committee recommended a round $100,000 salary increase which, when combined with his revised 2010 target bonus amount as described below, would place Dr. Pereira's 2010 target total cash compensation at the median of similarly situated chief executives in our new peer group, which is consistent with our executive compensation philosophy.

        2010 Target Bonus.    In February 2010 the Board approved, based on the recommendation of the Compensation Committee, an increase in Dr. Pereira's 2010 target bonus amount, as a percentage of his base salary, from 50% to 75%. The Compensation Committee based its recommendation, in part, on the 2009 F.W. Cook report, which stated that the median bonus target amount for chief executive officers in our peer group was 75% of base salary. If Dr. Pereira were to earn 100% of his 2010 target bonus amount, Dr. Pereira's 2010 total cash compensation would be at approximately the median of similarly situated chief executives in our new peer group, which is consistent with our executive compensation philosophy.

        2010 Equity Award.    In February 2010 the Board approved, based on the recommendation of the Compensation Committee, a grant to Dr. Pereira of an option to purchase 47,500 shares of our common stock and RSUs covering a total of 15,833 shares of our common stock pursuant to our 2007 Plan. The stock option has an exercise price of $38.29, which was the fair market value of a share of our common stock on the date of grant, vests in equal annual installments over a four-year period beginning on the first anniversary of the date of grant, and has a ten-year term. The RSUs vest in equal annual installments over a four-year period beginning on the first anniversary of the date of grant. The Compensation Committee recommended the foregoing equity awards because they were equal in aggregate value to the 75th percentile of the equity awards granted to similarly situated chief executives in our new peer group, according to the 2009 F.W. Cook report, which is consistent with our executive compensation philosophy.

  Other Named Executive Officers' Compensation

  David A. Arkowitz, Executive Vice President, Chief Financial Officer, Chief Business Officer

        2009 Base Salary.    In February 2009 the Board approved, based on the recommendation of the Compensation Committee, an increase in Mr. Arkowitz' annual base salary from $330,000 to $350,000, a 5.7% increase over his 2008 salary, effective March 1, 2009. In making its recommendation to the Board, the Compensation Committee largely relied on the recommendation of Dr. Pereira as to the appropriate level of merit increase, Dr. Pereira's evaluation of Mr. Arkowitz' performance, and the breadth of Mr. Arkowitz' responsibilities within the Company. The Compensation Committee also considered the fact that, according to the 2007 Radford report, Mr. Arkowitz' 2008 base salary was almost exactly at the median of similarly situated executives in the peer group, that the 2007 Radford report was now based on slightly outdated data, and that the scope of Mr. Arkowitz' responsibilities within the Company exceeded that of many similarly situated executives in the peer group. Accordingly, the Board and the Compensation Committee determined that Mr. Arkowitz' 2008 performance warranted a merit increase slightly above the high end of the Radford survey range of 4.5% and rounded up to the nearest $10,000 increment.

        2009 Equity Award.    In February 2009, the Board approved, based on the recommendation of the Compensation Committee, a grant to Mr. Arkowitz of an option to purchase 45,000 shares of our common stock pursuant to our 2007 Plan at an exercise price of $34.26, which was the fair market value of a share of our common stock on the date of grant. The option vests in equal annual installments over a four-year period beginning on the first anniversary of the date of grant and has a ten-year term. In making its recommendation to the Board, the Compensation Committee substantially relied upon Dr. Pereira's recommendation as to the size of the grant Dr. Pereira felt was necessary to ensure that Mr. Arkowitz remained properly incentivized and to ensure that his long-term interests were aligned with those of the Company's stockholders during a critical year in the Company's history as it sought to obtain FDA approval for Feraheme and expand and prepare the organization for commercial launch. In making its recommendation to the Board, the Compensation Committee considered the fact that 10,000 performance-based stock options previously held by Mr. Arkowitz were about to expire because the performance condition associated with the vesting of such options, which performance condition was the FDA approval of Feraheme, had not been met. Although the performance condition had not been met, the Compensation Committee and the Board considered that the Company had made substantial progress toward FDA approval of Feraheme and that FDA approval was expected within a short period of time after expiration of the performance condition. As a result, the Compensation Committee and the Board believed it was equitable to ensure that Mr. Arkowitz realized the value of the foregoing performance grant, given his significant personal contributions and performance in preparing for the commercial launch. Accordingly, the Compensation Committee recommended to the Board that the 10,000 forfeited options be replaced with a new grant which reflected standard time-based vesting rather than performance-based vesting. In addition to the foregoing replacement grant, the Compensation Committee recommended that Mr. Arkowitz be granted an option to purchase an additional 35,000 shares as his base 2009 equity grant, the value of which was in excess of approximately the 90th percentile of similarly situated executives according to the 2007 Radford report. The Compensation Committee believed that the foregoing grant was appropriate in furtherance of our philosophy that total executive compensation should be more heavily weighted toward long-term incentive compensation to ensure that the interests of our executives, particularly our most senior executives, are aligned with those of our stockholders and that the proportion of total compensation at risk should rise as an executive's level of responsibility increases.

        2009 Bonus Amount.    In February 2010 the Board approved, based on the recommendation of the Compensation Committee, a 2009 performance bonus to Mr. Arkowitz in the amount of $182,000, or 130% of his target bonus amount. In making its recommendation to the Board, the Compensation Committee largely relied on Dr. Pereira's evaluation and rating of Mr. Arkowitz' 2009 performance against the individual performance goals established for him at the outset of the year. Mr. Arkowitz' 2009 performance goals included:

  •
  Managing operational risks associated with commercialization and in preparation for the Company's future growth and expansion;

  •
  Ensuring effective internal control over financial reporting and providing high quality, timely and relevant financial and analytical support;

  •
  Ensuring clear and consistent external messages and communication;

  •
  Advancing ex-U.S. partnering and strategic in-licensing efforts;

  •
  Implementing information technology infrastructure improvements and enhancements; and

  •
  Implementing key human resources initiatives in support of commercialization and the Company's future growth and expansion.

        In Dr. Pereira's review of Mr. Arkowitz' 2009 performance, he noted that Mr. Arkowitz had met and in many cases exceeded his 2009 performance expectations and had emerged as a key executive in the Company with very broad responsibilities. The Compensation Committee believes that Dr. Pereira is in the best position to evaluate the performance of the executives who report to him and that substantial deference to Dr. Pereira's evaluation and recommendations is appropriate. Accordingly, the Compensation Committee recommended, and the Board approved, Dr. Pereira's proposed scoring of Mr. Arkowitz' 2009 performance at 1.3, or 130% of his baseline expectations. The actual bonus amount was determined by multiplying his target bonus amount of 40% of his 2009 base salary ($140,000) by 1.3.

        2010 Base Salary.    In February 2010 the Board approved, based on the recommendation of the Compensation Committee, an increase in Mr. Arkowitz' annual base salary from $350,000 to $400,000, effective March 1, 2010. The Compensation Committee based its recommendation, in part, on the recommendation of Dr. Pereira and, in part, on the 2009 F.W. Cook report, which stated that the proposed base salary was at the median for similarly situated executives in our peer group. Accordingly, the Compensation Committee recommended an increase in Mr. Arkowitz' base salary to $400,000 which, when combined with his revised 2010 target bonus amount as described below, would place Mr. Arkowitz' 2010 target total cash compensation at the median of similarly situated executives in our new peer group, which is consistent with our executive compensation philosophy.

        2010 Target Bonus.    In February 2010 the Board approved, based on the recommendation of the Compensation Committee, an increase in Mr. Arkowitz' 2010 target bonus amount, as a percentage of his base salary, from 40% to 50%. The Compensation Committee based its recommendation, in part, on Dr. Pereira's recommendation and in part on the 2009 F.W. Cook report, which stated that the median bonus target amount for similarly situated executives in our peer group was 50% of base salary.

        2010 Equity Award.    In early 2010, the Compensation Committee considered an annual equity grant to Mr. Arkowitz based on Dr. Pereira's recommendation. Consistent with our compensation philosophy, the size of the proposed grant was approximately equal in value to the 75th percentile of similarly situated executives in our peer group, as reflected in the 2009 F.W. Cook Report. In February 2010, based on the recommendation of the Compensation Committee, the Board granted to Mr. Arkowitz stock options to purchase 22,500 shares of our common stock at an exercise price equal to $38.29 per share, which was equal to the fair market value of a share of our common stock on the date of grant, and RSUs covering a total of 7,500 shares of our common stock. The foregoing stock options and RSUs vest in four equal annual installments beginning on the first anniversary of the date of grant, and the stock options have a ten-year term.

  Lee F. Allen, M.D., Ph.D., Executive Vice President and Chief Medical Officer

        2009 Base Salary.    In February 2009 the Board approved, based on the recommendation of the Compensation Committee, an increase in Dr. Allen's annual base salary from $312,000 to $330,000, a 5.5% increase over his 2008 salary, effective March 1, 2009. In making its recommendation to the Board, the Compensation Committee largely relied on the recommendation of Dr. Pereira as to the appropriate level of merit increase, Dr. Pereira's evaluation of Dr. Allen's 2008 performance, the breadth of Dr. Allen's responsibilities within the Company, and Dr. Pereira's recommendation that Dr. Allen be promoted from Senior Vice President to Executive Vice President. The Compensation Committee also considered the fact that, according to the 2007 Radford report, Dr. Allen's 2008 base salary was approximately at or slightly above the median of similarly situated executives in the peer group, that the 2007 Radford report was now based on slightly outdated data, and that the scope of Dr. Allen's responsibilities within the Company were substantial. Accordingly, the Board and the Compensation Committee determined that Dr. Allen's 2008 performance warranted a merit increase slightly above the high end of the Radford survey range of 4.5% and rounded up to the nearest $10,000 increment.

        2009 Equity Award.    In February 2009, the Board approved, based on the recommendation of the Compensation Committee, a grant to Dr. Allen of an option to purchase 30,000 shares of our common stock pursuant to our 2007 Plan at an exercise price of $34.26, which was the fair market value of a share of our common stock on the date of grant. The option vests in equal annual installments over a four-year period beginning on the first anniversary of the date of grant and has a ten-year term. In making its recommendation to the Board, the Compensation Committee substantially relied upon Dr. Pereira's recommendation as to the size of the grant Dr. Pereira felt was necessary to ensure that Dr. Allen remained properly incentivized and to ensure that his long-term interests were aligned with those of the Company's stockholders during a critical year in the Company's history as it sought to obtain FDA approval for Feraheme and expand the Feraheme clinical development programs into new indications and new territories outside the U.S. In addition, the Compensation Committee considered that the value of the proposed grant would be in excess of approximately the 75th percentile of similarly situated executives according to the 2007 Radford report. The Compensation Committee believed that the foregoing grant was appropriate in furtherance of our philosophy that total executive compensation should be more heavily weighted toward long-term incentive compensation to ensure that the interests of our executives, particularly our most senior executives, are aligned with those of our stockholders and that the proportion of total compensation at risk should rise as an executive's level of responsibility increases.

        2009 Bonus Amount.    In February 2010 the Board approved, based on the recommendation of the Compensation Committee, a 2009 performance bonus to Dr. Allen in the amount of $158,400, or 120% of his target bonus amount. In making its recommendation to the Board, the Compensation Committee largely relied on Dr. Pereira's evaluation and rating of Dr. Allen's 2009 performance against the individual performance goals established for him at the outset of the year. Dr. Allen's 2009 performance goals included:

  •
  Supporting the review and timely U.S. approval of the Feraheme New Drug Application;

  •
  Supporting the further development and implementation of the Company's Feraheme indication and market expansion strategies;

  •
  Supporting the review and execution of the Company's business development activities; and

  •
  Building and enhancing our Medical Development organization.

        In Dr. Pereira's review of Dr. Allen's 2009 performance, he noted that Dr. Allen had met, and in many cases, exceeded his 2009 performance expectations and had emerged as a key executive in the Company with very broad responsibilities. The Compensation Committee believes that Dr. Pereira is in the best position to evaluate the performance of the executives who report to him, and the Compensation Committee believes that substantial deference to Dr. Pereira's evaluation and recommendations is appropriate. The Compensation Committee recommended, and the Board approved, Dr. Pereira's recommended scoring of Dr. Allen's 2009 performance at 1.2, or 120% of his baseline expectations. The actual bonus amount was determined by multiplying his target bonus amount of 40% of his 2009 base salary ($132,000) by 1.2.

        2010 Base Salary.    In February 2010 the Board approved, based on the recommendation of the Compensation Committee, an increase in Dr. Allen's annual base salary from $330,000 to $350,000, effective March 1, 2010. The Compensation Committee based its recommendation, in part, on the recommendation of Dr. Pereira and, in part, on the 2009 F.W. Cook report, which stated that the proposed base salary was at or slightly below the median base salary for similarly situated executives in our peer group. Accordingly, the Compensation Committee recommended an increase in Dr. Allen's base salary to $350,000 which, when combined with his 2010 target bonus amount as described below, would place Dr. Allen's 2010 target total cash compensation at approximately the median of similarly situated executives in our new peer group, which is consistent with our executive compensation philosophy.

        2010 Target Bonus.    In February 2010 the Board, based on the recommendation of the Compensation Committee, established Dr. Allen's 2010 target bonus amount, as a percentage of his base salary, at 40%, which is unchanged from his 2009 target bonus amount. The Compensation Committee based its recommendation, in part, on Dr. Pereira's recommendation and, in part, on the 2009 F.W. Cook report, which stated that the median bonus target amount for similarly situated executives in our peer group was approximately 40% to 45% of base salary.

        2010 Equity Award.    In early 2010, the Compensation Committee considered an annual equity grant to Dr. Allen based on Dr. Pereira's recommendation. Consistent with our compensation philosophy, the size of the proposed grant was approximately equal in value to the 75th percentile of similarly situated executives in our peer group, as reflected in the 2009 F.W. Cook Report. In February 2010, based on the recommendation of the Compensation Committee, the Board granted to Dr. Allen stock options to purchase 16,250 shares of our common stock at an exercise price equal to $38.29 per share, which was equal to the fair market value of a share of our common stock on the date of grant, and RSUs covering a total of 5,417 shares of our common stock. The foregoing stock options and RSUs vest in four equal annual installments beginning on the first anniversary of the date of grant, and the stock options have a ten-year term.

  Robert M. Brenner, M.D., Senior Vice President, Medical Affairs

        2009 Base Salary.    In February 2009 the Board approved, based on the recommendation of the Compensation Committee, an increase in Dr. Brenner's annual base salary from $290,000 to $300,000, a 3.5% increase over his 2008 salary, effective March 1, 2009. In making its recommendation to the Board, the Compensation Committee largely relied on the recommendation of Dr. Pereira as to the appropriate level of merit increase and Dr. Pereira's evaluation of Dr. Brenner's performance. The Compensation Committee also considered the fact that Dr. Brenner had only been employed by the Company for approximately half of 2008 in making its recommendation. Data on the base salary rates for executives with positions similar to Dr. Brenner was not available in the 2007 Radford report. Accordingly, the Board and the Compensation Committee determined that a merit increase slightly below the Radford survey range was appropriate for Dr. Brenner and rounded up to the nearest $10,000 increment.

        2009 Equity Award.    In February 2009, the Board approved, based on the recommendation of the Compensation Committee, a grant to Dr. Brenner of an option to purchase 15,000 shares of our common stock pursuant to our 2007 Plan at an exercise price of $34.26, which was the fair market value of a share of our common stock on the date of grant. The option vests in equal annual installments over a four-year period beginning on the first anniversary of the date of grant and has a ten-year term. In making its recommendation to the Board, the Compensation Committee substantially relied upon Dr. Pereira's recommendation as to the size of the grant Dr. Pereira felt was necessary to ensure that Dr. Brenner remained properly incentivized and to ensure that his long-term interests were aligned with those of the Company's stockholders during a critical year in the Company's history as it sought to expand its Medical Affairs infrastructure in preparation for FDA approval and the commercial launch of Feraheme. Data on the value of equity awards for executives with positions similar to Dr. Brenner was not available in the 2007 Radford report. The Compensation Committee believed that the foregoing grant was appropriate in furtherance of our philosophy that total executive compensation should be more heavily weighted toward long-term incentive compensation to ensure that the interests of our executives, particularly our most senior executives, are aligned with those of our stockholders and that the proportion of total compensation at risk should rise as an executive's level of responsibility increases.

        2009 Bonus Amount.    In February 2010 the Board approved, based on the recommendation of the Compensation Committee, a 2009 performance bonus to Dr. Brenner in the amount of $120,000, or 100% of his target bonus amount. In making its recommendation to the Board, the Compensation Committee largely relied on Dr. Pereira's evaluation and rating of Dr. Brenner's 2009 performance against the individual performance goals established for him at the outset of the year. Dr. Brenner's 2009 performance goals included:

  •
  Supporting the successful commercial launch of Feraheme;

  •
  Supporting Feraheme indication and market expansion;

  •
  Supporting the Company's business development activities; and

  •
  Expanding and increasing the effectiveness of our Medical Affairs organization.

        In Dr. Pereira's review of Dr. Brenner's 2009 performance, he noted that Dr. Brenner had generally met his 2009 performance expectations. The Compensation Committee believes that Dr. Pereira is in the best position to evaluate the performance of the executives who report to him, and the Compensation Committee believes that substantial deference to Dr. Pereira's evaluation and recommendations is appropriate. The Compensation Committee recommended, and the Board approved, Dr. Pereira's recommended scoring of Dr. Brenner's 2009 performance at 1.0, or 100% of his baseline expectations. The actual bonus amount was determined by multiplying his target bonus amount of 40% of his 2009 base salary ($120,000) by 1.0.

        2010 Base Salary.    In February 2010 the Board approved, based on the recommendation of the Compensation Committee, an increase in Dr. Brenner's annual base salary from $300,000 to $310,000, effective March 1, 2010. The Compensation Committee based its recommendation, in part, on the recommendation of Dr. Pereira and, in part, on the 2009 F.W. Cook report, which stated that the proposed salary was at or slightly below the median base salary for similarly situated executives in our peer group. Accordingly, the Compensation Committee recommended an increase in Dr. Brenner's base salary to $310,000 which, when combined with his 2010 target bonus amount as described below, would place Dr. Brenner's 2010 target total cash compensation at approximately the median of similarly situated executives in our new peer group, which is consistent with our executive compensation philosophy.

        2010 Target Bonus.    In February 2010 the Board, based on the recommendation of the Compensation Committee, established Dr. Brenner's 2010 target bonus amount, as a percentage of his base salary, at 40%, which is unchanged from his 2009 target bonus amount. The Compensation Committee based its recommendation, in part, on Dr. Pereira's recommendation and, in part, on the 2009 F.W. Cook report, which stated that the median bonus target amount for similarly situated executives in our peer group was approximately 40% of base salary.

        2010 Equity Award.    In early 2010, the Compensation Committee considered an annual equity grant to Dr. Brenner based on Dr. Pereira's recommendation. Consistent with our compensation philosophy, the size of the proposed grant was approximately equal in value to the 75th percentile of similarly-situated executives in our peer group, as reflected in the 2009 F.W. Cook Report. In February 2010, based on the recommendation of the Compensation Committee, the Board granted to Dr. Brenner stock options to purchase 10,000 shares of our common stock at an exercise price equal to $38.29 per share, which was equal to the fair market value of a share of our common stock on the date of grant, and RSUs covering a total of 3,333 shares of our common stock. The foregoing stock options and RSUs vest in four equal annual installments beginning on the first anniversary of the date of grant, and the stock options have a ten-year term.

  Ricardo Zayas, Senior Vice President of Operations

        2009 Base Salary and Bonus Amount.    Mr. Zayas joined us as our Senior Vice President, Operations in June 2009. Upon joining the Company, Mr. Zayas entered into an employment agreement with us which established his annual salary at $300,000 and his annual bonus target at 40% of his base salary. In addition, in connection with his joining the Company, the Board, based on the recommendation of the Compensation Committee, granted Mr. Zayas stock options to purchase 50,000 shares of our common stock at an exercise price equal to $53.10 per share, which was equal to the fair market value of a share of our common stock on the date of grant, and RSUs covering a total of 10,000 shares of our common stock. The foregoing stock options and RSUs vest in four equal annual installments beginning on the first anniversary of the date of grant, and the stock options have a ten-year term. In connection with his joining the Company, Mr. Zayas also received a $50,000 sign-on bonus. In addition, we agreed to pay certain expenses in connection with Mr. Zayas' relocation to Boston from Puerto Rico, to reimburse Mr. Zayas for certain travel expenses for him and his family between Boston and Puerto Rico, and to reimburse him for certain expenses associated with his rental accommodations in the Boston area, which amount totaled $51,209.

        The terms of Mr. Zayas' original employment agreement, including his 2009 base salary, 2009 bonus target amount, his sign-on equity grant, and his relocation and travel reimbursement were negotiated at arm's length between Dr. Pereira and Mr. Zayas. During our search for the Senior Vice President, Operations, which was a newly-created position, the Compensation Committee provided Dr. Pereira certain parameters within which he could negotiate the compensation for any given candidate. The foregoing parameters were based on our compensation philosophy of paying base salary and establishing bonus targets that are at the median or higher for similarly situated executives in our peer group and awarding equity grants at the 75th percentile or higher for similarly situated executives and on the Compensation Committee's review of the 2007 Radford Report. After negotiating his proposed 2009 compensation directly with Mr. Zayas, Dr. Pereira presented the proposed compensation package and employment agreement to the full Board, which approved the compensation package based on the recommendation of Dr. Pereira and the Compensation Committee.

        2009 Bonus Amount.    Because Mr. Zayas joined us half way through the year, formal 2009 performance goals were not established for him. In conducting his 2009 performance evaluation and establishing his performance score, Dr. Pereira and the Compensation Committee considered subjective factors such as Mr. Zayas' contributions toward the remediation of the observations noted by the FDA during the 2008 inspection of our Cambridge, MA manufacturing facility, the progress he made toward establishing second source suppliers of Feraheme drug product, drug substance and raw materials, and the Feraheme output from our Cambridge facility in advance of and during the Feraheme launch in 2009. Based on Dr. Pereira's assessment that Mr. Zayas' performance met his 2009 expectations, he recommended, and the Compensation Committee and the Board agreed, to score his performance at 1.0 and pay Mr. Zayas a 2009 performance bonus of $120,000, which was equal to his target amount of 40% of his base salary.

        2010 Base Salary.    In February 2010 the Board approved, based on the recommendation of the Compensation Committee, an increase in Mr. Zayas' annual base salary from $300,000 to $310,000, effective March 1, 2010. The Compensation Committee agreed with Dr. Pereira's recommendation that, given that Mr. Zayas had just recently joined the Company and had negotiated his salary rate at arm's length, no further market-based adjustment to his salary was necessary at this time and that the foregoing 3.33% merit increase was in line with the 3.5% merit increase pool established for all other employees of the Company. The 3.5% company-wide merit pool was established based in part upon available survey data for similarly sized (150 to 499 employees) biotechnology companies.

        2010 Target Bonus.    In February 2010 the Board, based on the recommendation of the Compensation Committee, established Mr. Zayas' 2010 target bonus amount, as a percentage of his base salary, at 40%, which is unchanged from his 2009 target bonus amount. The Compensation Committee based its recommendation, in part on Dr. Pereira's recommendation and in part on the 2009 F.W. Cook report, which stated that the median bonus target amount for similarly situated executives in our peer group was approximately 40% of base salary.

        2010 Equity Award.    In early 2010, the Compensation Committee considered an annual equity grant to Mr. Zayas based on Dr. Pereira's recommendation. Consistent with our compensation philosophy, the size of the proposed grant was approximately equal in value to the 75th percentile of similarly situated executives in our peer group, as reflected in the 2009 F.W. Cook Report. In February 2010, based on the recommendation of the Compensation Committee, the Board granted to Mr. Zayas stock options to purchase 10,000 shares of our common stock at an exercise price equal to $38.29 per share, which was equal to the fair market value of a share of our common stock on the date of grant, and RSUs covering a total of 3,333 shares of our common stock. The foregoing stock options and RSUs vest in four equal annual installments beginning on the first anniversary of the date of grant, and the stock options have a ten-year term.

  Amended and Restated Employment Agreements

        On December 15, 2009, we entered into amended and restated employment agreements with each of our named executive officers, including Dr. Pereira. During 2009, members of our senior management requested that the Compensation Committee consider certain amendments to the existing employment agreements between the Company and each of its executive officers. In particular, senior management requested that the Compensation Committee consider adding a "gross-up" provision to each employment agreement which would require the Company to make the executive whole with respect to any excise tax liability incurred by an executive pursuant to Sections 280G and 4999 of the Code in the event of a change of control of the Company, and a provision providing for the acceleration of all unvested equity then held by the executive upon his death or permanent disability.

        The Compensation Committee asked management to perform an analysis, with the assistance of Ernst & Young, LLP, an independent accounting and advisory firm, with respect to the potential cost of a gross-up provision to the Company and its stockholders based on certain assumptions, including certain assumed take-out values. After considering all of the relevant factors, including the foregoing analysis, as well as the practices of the Company's peer group, the Compensation Committee recommended to the full Board that it approve the amendment and restatement of the respective employment agreements with the Company's senior executives, including its named executive officers. Based on the foregoing recommendation, the Board approved, and on December 17, 2009, we entered into, amended and restated employment agreements with each of our executive officers, including each of our named executive officers, which provide for the following:

  •
  A modified Section 280G gross up provision, providing for a 15% "cut-back" threshold where if by forfeiting up to 15% of the total change of control payment he or she would otherwise be entitled to receive, the executive can avoid the excise tax liability under Sections 280G and 4999 and eliminate the liability of the Company to pay any gross-up amount, then the executive is required to do so;

  •
  A $3 million cap on the total gross-up liability of the Company in the case of Dr. Pereira;

  •
  A $1 million cap on the total gross-up liability of the Company for each other executive;

  •
  The expiration of the Company's gross-up liability three years from the date of the respective employment agreements;

  •
  A three year renewable term for each employment agreement;

  •
  The amendment of certain provisions relating to Section 409A of the Code; and

  •
  The acceleration of all then outstanding and unvested equity awards upon the death or permanent disability of the executive.

        After reviewing the potential costs associated with the proposed gross-up provisions, the Compensation Committee and the Board determined that they were fair and appropriate for several reasons. The excise tax tends to penalize executives who do not exercise options in favor of those who do, therefore the Compensation Committee and the Board believed it was appropriate to incentivize management to hold their equity grants for longer periods in order to ensure that their interests are aligned with those of the Company's stockholders. The Board and the Compensation Committee also believed that, given the extremely punitive nature of the excise tax, the gross-up provisions are appropriate to ensure that the personal financial interests of our executives are aligned with those of the Company's stockholders in the event of a third party acquisition proposal. In addition, the Compensation Committee and the Board believed that the Company's financial exposure pursuant to the gross-up provisions is fairly limited, due to the 15% "cut-back" provision, the $3 million and $1 million caps on the Company's liability to each executive, and the three year sunset provision. Also, the severance and change of control packages for our executives were considered and approved without factoring in the potentially punitive tax consequences of the excise tax, therefore the Compensation Committee and the Board believed it is appropriate to make the executive whole to ensure that he or she receives the full benefit of the change of control benefits for which he or she bargained. Finally, based on the analysis presented to the Compensation Committee and the Board, the Company would have to be sold at a very high valuation for the gross-up provisions to be triggered in the case of the vast majority of the executives.

        The amended and restated employment agreements did not otherwise change the compensation arrangements between the Company and the named executive officers. The terms of these employment agreements are further described below in "Change of Control and Severance Compensation." The amended and restated employment agreements, as well as any further change in the base salary, cash bonus potential and equity incentives for each of these named executive officers, were and will be approved by our Board based upon the recommendations made by the Compensation Committee and, except in the case of Dr. Pereira, our Chief Executive Officer.

REGULATORY REQUIREMENTS

Tax Deductibility of Executive Compensation

        Section 162(m) of the Code prohibits us from deducting compensation paid in any year to certain executives in excess of $1 million but does not subject performance-based compensation to this limit. While our Board intends to design certain components of executive compensation to preserve deductibility under Section 162(m) of the Code, it believes that stockholder interests are best served by not restricting our Board's or the Compensation Committee's discretion and flexibility in crafting compensation programs, even though such programs may result in certain non-deductible compensation expenses. Accordingly, our Board and the Compensation Committee have from time to time approved, and our Board or the Compensation Committee may in the future approve, compensation arrangements for certain officers, including the grant of equity-based awards, that may not be fully deductible for federal corporate income tax purposes.

Other Regulations Affecting Executive Compensation

        We generally intend to structure post-termination compensation to our executive officers to minimize the effect of additional taxes imposed by Section 409A of the Code.

SUMMARY COMPENSATION TABLE

        The following table sets forth for the fiscal years ended December 31, 2009, 2008 and 2007 compensation awarded to or paid to, or earned by, our Chief Executive Officer, Chief Financial Officer and the three most highly compensated executive officers at December 31, 2009, or our named executive officers:

Name and Principal Position	Period	Salary ($)(1)	Bonus ($)		Stock Awards ($)(2)	Option Awards ($)(2)		Non-Equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)(4)		Total ($)
Brian J.G. Pereira, M.D.	2009	525,777	—		—	5,012,820		291,500	7,350		5,837,447
President and Chief	2008	492,677	—		1,763,000	2,535,000	(5)	202,240	6,750		4,999,667
Executive Officer	2007	428,608	—		—	5,548,000	(6)	337,050	14,461		6,328,119
David A. Arkowitz	2009	346,538	—		—	835,470		182,000	7,350		1,371,358
Executive Vice President,	2008	324,808	—		1,247,100	760,500		120,000	6,433		2,458,841
Chief Financial Officer and	2007	210,000	—		195,660	2,567,740	(7)	106,560	6,620		3,086,580
Chief Business Officer
Lee F. Allen, M.D., Ph.D.(8)	2009	326,885	—		—	556,980		158,400	7,350		1,049,615
Executive Vice President	2008	309,923	50,000	(9)	831,400	507,000		110,000	6,750		1,815,073
and Chief Medical Officer
Robert M. Brenner, M.D.(10)	2009	298,269	—		—	278,490		120,000	176,098	(11)	872,857
Senior Vice President,
Medical Affairs
Ricardo Zayas(12)	2009	161,538	50,000	(13)	531,000	1,489,000		120,000	58,559	(14)	2,410,097
Senior Vice President
of Operations

(1)
Amounts shown represent base salary amounts earned by our current named executive officers in fiscal years 2009, 2008 and 2007. Salary increases generally occur once each year and are not retroactive to the beginning of that year. For this reason, the amount earned by the named executive officer in a given fiscal year may be lower than such officer's base salary rate for the year.

(2)
The amounts shown do not reflect compensation actually received by the named executive officers but represent the aggregate full grant date fair value of stock options or RSUs granted to our named executive officers and calculated in accordance with FASB ASC 718, disregarding adjustments for the forfeiture assumptions. The assumptions used to value these awards shown for all periods presented above are set forth in Note I to our Annual Report on Form 10-K for the year ended December 31, 2009. Further information regarding the 2009 awards is included in the "Grants of Plan-Based Awards in Fiscal 2009" and "Outstanding Equity Awards at December 31, 2009" tables below.

(3)
Amounts shown represent cash bonus awards earned by the named executive officers under our short-term incentive plan for performance during the years ended December 31, 2009, 2008 and 2007, which were paid in the first quarter of the following year.

(4)
Unless otherwise specified, amounts shown for 2009 represent Company 401(k) contributions for the applicable named executive officers.

(5)
Comprised of $2,535,000 of compensation to Dr. Pereira based on a performance-based option granted on February 26, 2008 to purchase 100,000 shares of our common stock, the vesting of which was contingent upon the achievement of a performance target with respect to our commercial sale of Feraheme on or prior to March 31, 2009. The performance target associated with this grant was not achieved by March 31, 2009 and therefore the foregoing option expired on March 31, 2009.

(6)
Includes $4,144,000 of compensation to Dr. Pereira based on a performance-based option granted on February 6, 2007 to purchase 100,000 shares of our common stock, the vesting of which was contingent upon the FDA approval of Feraheme on or prior to December 31, 2008. The performance target associated with this grant was not achieved by December 31, 2008 and therefore the foregoing option expired on December 31, 2008.

(7)
Includes $404,140 of compensation to Mr. Arkowitz based on a performance-based option granted on April 5, 2007 to purchase 10,000 shares of our common stock, the vesting of which was contingent upon the FDA approval of Feraheme on or prior to December 31, 2008. The performance target associated with this grant was not achieved by December 31, 2008 and therefore the foregoing option expired on December 31, 2008.

(8)
Dr. Allen joined us in August 2007. Because Dr. Allen was not one of our named executive officers prior to 2008, compensation information is not provided for 2007.

(9)
Includes a one-time $50,000 sign-on bonus to Dr. Allen paid in 2008 in accordance with the terms of his August 2008 employment agreement.

(10)
Dr. Brenner joined us in May 2008. Because Dr. Brenner was not one of our named executive officers prior to 2009, compensation information is not provided for 2008 or 2007.

(11)
Includes $168,748 paid to Dr. Brenner for relocation expenses, primarily related to the sale of his residence in connection with joining the Company in May 2008. Included in the $168,748 is a $68,898 tax gross-up payment.

(12)
Mr. Zayas joined us in June 2009. Because Mr. Zayas was not one of our named executive officers prior to 2009, compensation information is not provided for 2008 or 2007.

(13)
Includes a one-time $50,000 sign-on bonus to Mr. Zayas paid in 2009 in accordance with the terms of his June 2009 employment agreement.

(14)
Includes $51,209 paid to Mr. Zayas for certain expenses related to Mr. Zayas' relocation to Boston from Puerto Rico, travel between Puerto Rico and Boston for Mr. Zayas and his family, and rental accommodations in the Boston area in connection with his joining the Company in May 2009. Included in the $51,209 is a $14,048 tax gross-up payment.

GRANTS OF PLAN-BASED AWARDS IN FISCAL 2009

        The following table sets forth grants of plan-based awards to each of our named executive officers for the year ended December 31, 2009:

									All Other Stock Awards: Number of Shares of Stock or Units (#)
										All Other Option Awards: Number of Shares of Underlying Options (#)
			Estimated Possible Payouts Under Non-Equity Incentive Plan Awards			Estimated Possible Payouts Under Equity Incentive Plan Awards					Exercise or Base Price of Option Awards ($)(3)	Grant Date Fair Value of Stock and Option Awards ($)(4)
Name	Grant/ Approval Date	Grant Type	Threshold ($)	Target ($)(1)(5)	Maximum ($)(1)(5)	Threshold (#)	Target (#)(2)	Maximum (#)(2)
Brian J.G. Pereira, M.D.	7/31/2007	Incentive Plan	—	265,000	397,500	—	—	—	—	—	—	—
	2/25/2009	Stock Options	—	—	—	—	270,000	270,000	—	—	34.26	5,012,820
David A. Arkowitz	7/31/2007	Incentive Plan	—	140,000	210,000	—	—	—	—	—	—	—
	2/25/2009	Stock Options	—	—	—	—	45,000	45,000			34.26	835,470
Lee F. Allen, M.D., Ph.D.	8/6/2007	Incentive Plan	—	132,000	198,000	—	—	—	—	—	—	—
	2/25/2009	Stock Options	—	—	—	—	30,000	30,000	—	—	34.26	556,980
Robert M. Brenner, M.D.	5/19/2008	Incentive Plan	—	120,000	180,000	—	—	—	—	—	—	—
	2/25/2009	Stock Options	—	—	—	—	15,000	15,000	—	—	34.26	278,490
Ricardo Zayas	6/8/2009	Incentive Plan	—	120,000	180,000	—	—	—	—	—	—	—
	6/8/2009	Stock Options	—	—	—	—	50,000	50,000	—	—	53.10	1,489,000
	6/8/2009	RSUs	—	—	—	—	10,000	10,000	—	—	—	531,000

(1)
The amounts reported in these columns represent the 2009 targeted and maximum cash incentive compensation award potential for each named executive officer, as set out in each executive's then effective employment agreement and discussed in more detail "Compensation Discussion and Analysis." Actual cash bonus amounts paid in March 2010 for the year ended December 31, 2009 are set forth in the "Summary Compensation Table" above under the column entitled "Non-Equity Incentive Plan Compensation."

(2)
Amounts shown represent the number of shares underlying options and RSUs granted under our 2007 Plan to our named executive officers during the year ended December 31, 2009. All options granted to our named executive officers in 2009 have a ten-year term and vest in equal annual installments over a four-year period beginning on the first anniversary of the grant date. The RSUs granted to Mr. Zayas in connection with his joining the Company in June 2009 vest in equal annual installments over four years from the grant date.

(3)
The exercise price of each option award is equal to the fair market value of a share of our common stock on the date of grant.

(4)
Amounts shown represent the aggregate full grant date fair value calculated in accordance with FASB ASC 718, disregarding adjustments for forfeitures. The assumptions used to value these awards are set forth in Note I to our Annual Report on Form 10-K for the period ended December 31, 2009. The fair value shown above may not be indicative of the value realized on the date the options are exercised or the RSUs vest due to variability in the share price of our common stock.

(5)
The target bonus amounts for the 2009 short-term incentive compensation for our named executive officers were established as a percentage of base salary in each of the named executive officers' then effective employment agreements. Although the Board and the Compensation Committee do not establish maximum bonus amounts, the Board and the Compensation Committee do not typically expect to pay more than 150% of any executive officer's target bonus amount, and have never done so. Accordingly, for purposes of this table, we have assumed that the maximum bonus amount payable to any named executive officer is equal to 150% of his target bonus amount.

OUTSTANDING EQUITY AWARDS AT DECEMBER 31, 2009

        The following table sets forth outstanding equity awards held by each of our named executive officers as of December 31, 2009:

		Option Awards(1)							Stock Awards(1)
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)(1)	Option Expiration Date(1)	Number of Shares or Units of Stock That Have Not Vested (#)(2)		Market Value of Shares or Units of Stock That Have Not Vested ($)(3)		Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(3)
Brian J.G. Pereira, M.D.	11/16/2005	10,989	(4)	—		—	9.10	11/16/2015	—		—		—		—
	2/7/2006	100,000	(5)	—		—	19.98	2/7/2016	5,000	(5)	190,150	(5)	—		—
	11/7/2006	37,500	(6)	12,500	(6)	—	41.16	11/7/2016	—		—		—		—
	9/25/2007	22,500	(7)	22,500	(7)	—	54.97	9/25/2017	—		—		—		—
	8/5/2008	—		—		—	—	—	—		—		50,000	(8)	1,901,500	(8)
	2/25/2009	—		270,000	(9)	—	34.26	2/25/2019	—		—		—		—
David A. Arkowitz	4/5/2007	25,000	(10)	25,000	(10)	—	65.22	4/5/2017	1,500	(10)	57,045	(10)	—		—
	9/25/2007	4,500	(7)	4,500	(7)	—	54.97	9/25/2017	—		—		—		—
	2/26/2008	7,500	(11)	22,500	(11)	—	47.08	2/26/2018	—		—		—		—
	8/5/2008	—		—		—	—	—	30,000	(12)	1,140,900	(12)	—		—
	2/25/2009	—		45,000	(9)	—	34.26	2/25/2019	—		—		—		—
Lee F. Allen, M.D., Ph.D.	8/6/2007	25,000	(13)	25,000	(13)	—	52.17	8/6/2017	2,500	(13)	95,075	(13)	—		—
	2/26/2008	5,000	(11)	15,000	(11)	—	47.08	2/26/2018	—		—		—		—
	8/5/2008	—		—		—	—	—	20,000	(12)	760,600	(12)	—		—
	2/25/2009	—		30,000	(9)	—	34.26	2/25/2019	—		—		—		—
Robert M. Brenner, M.D.	5/19/2008	12,500	(14)	37,500	(14)	—	39.69	5/19/2018	3,750	(14)	142,613	(14)	—		—
	8/5/2008	—		—		—	—	—	5,000	(12)	190,150	(12)	—		—
	2/25/2009	—		15,000	(9)	—	34.26	2/25/2019	—		—		—		—
Ricardo Zayas	6/8/2009	—		50,000	(15)	—	53.10	6/8/2019	10,000	(15)	380,300	(15)	—		—

(1)
The exercise price for all stock option grants is the fair market value of a share of our common stock on the date of grant. Unless otherwise specified, all option and RSU awards were granted under our 2000 Plan or our 2007 Plan and vest in equal annual installments over a four-year period beginning on the first anniversary of the grant date and all options have a ten-year term.

(2)
The grant of an RSU entitles the recipient to receive one share of our common stock for each RSU granted.

(3)
The market value of stock and equity incentive plan awards of stock is calculated by multiplying the closing price of a share of our common stock of $38.03 as reported on the NASDAQ on December 31, 2009, the last trading day of fiscal 2009, by the number of shares or units of stock or the amount of equity incentive plan awards.

(4)
Under the terms of Dr. Pereira's November 2005 employment agreement, Dr. Pereira was granted an option to purchase 250,000 shares of our common stock. The option was immediately exercisable with respect to 100,000 shares on the date of grant and vested with respect to an additional 50,000 shares on each of the first, second and third anniversaries of the grant date. During 2009, Dr. Pereira exercised and sold 106,044 of these shares.

(5)
On February 7, 2006, Dr. Pereira was granted an option to purchase 100,000 shares of our common stock. This option vested in equal annual installments over three years beginning on the first anniversary of Dr. Pereira's November 16, 2006 start date. Dr. Pereira was also granted 20,000 RSUs on the same date, which vest in four equal annual installments beginning on the first anniversary of the grant date.

(6)
On November 7, 2006, Dr. Pereira assumed the role of President and Chief Executive Officer of the Company and was granted an option to purchase 50,000 shares of our common stock.

(7)
On September 25, 2007, Dr. Pereira and Mr. Arkowitz were granted options to purchase 45,000 and 9,000 shares of our common stock, respectively.

(8)
On August 5, 2008, Dr. Pereira was granted 50,000 RSUs. These RSUs will commence vesting upon achievement of a specific stock price target as follows: 50% will vest upon the first anniversary of such stock price target achievement, and the remaining 50% will vest on the second anniversary of such stock price target achievement; provided, that if the price target is not achieved on or prior to August 5, 2012, then such grant shall automatically terminate. The exact stock price target is not being disclosed for competitive reasons.

(9)
On February 25, 2009, all of our then serving executive officers were granted options to purchase shares of common stock.

(10)
Mr. Arkowitz joined us in April 2007. At that time, Mr. Arkowitz was granted an option to purchase 50,000 shares of our common stock and 3,000 RSUs.

(11)
On February 26, 2008, all of our then serving executive officers, other than Dr. Pereira, were granted options to purchase shares of common stock.

(12)
On August 5, 2008, all of our then serving executive officers, other than Dr. Pereira, were granted RSUs which vest as follows: 50% on the second anniversary of the grant date; an additional 25% on the third anniversary of the grant date; and an additional 25% on the fourth anniversary of the grant date.

(13)
Dr. Allen joined us in August 2007. At that time, Dr. Allen was granted an option to purchase 50,000 shares of our common stock and 5,000 RSUs.

(14)
Dr. Brenner joined us in May 2008. At that time, Dr. Brenner was granted an option to purchase 50,000 shares of our common stock and 5,000 RSUs.

(15)
Mr. Zayas joined us in June 2009. At that time, Mr. Zayas was granted an option to purchase 50,000 shares of our common stock and 10,000 RSUs.

OPTION EXERCISES AND STOCK VESTED IN FISCAL 2009

        The following table sets forth option exercises and stock vested for each of our named executive officers for the year ended December 31, 2009:

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)
Brian J.G. Pereira, M.D.	197,044	6,592,973	5,000	227,050	(3)
David A. Arkowitz	—	—	750	34,058	(3)
Lee F. Allen, M.D., Ph.D.	—	—	1,250	56,238
Robert M. Brenner, M.D.	—	—	1,250	56,763	(3)
Ricardo Zayas	—	—	—	—

(1)
Unless otherwise specified, value is calculated by determining the difference between the market price of the underlying stock on the exercise date and the exercise price of the options.

(2)
Unless otherwise specified, value is calculated by multiplying the number of underlying shares by the closing price of a share of our common stock on the vesting date.

(3)
Because the vesting date of the above referenced RSUs occurred during a Company-wide trading black-out period, the delivery of the shares underlying the RSUs was deferred until after the expiration of such black-out period. Therefore, the realized value of the RSUs was determined as of August 3, 2009, the date the black-out period expired, at a price of $45.41.

 CHANGE OF CONTROL AND SEVERANCE COMPENSATION

        Our change of control and severance compensation arrangements are designed to meet the following objectives:

Change of Control

        Our philosophy is that appropriate provision should be made for our executive officers both upon the occurrence of a change of control and in the event their employment is terminated within one year following a change of control. We believe that providing a component of severance compensation if an executive officer is terminated as a result of a change of control promotes the ability of our executives to act in the best interests of our stockholders even where a transformative transaction may result in termination of the executive's employment. We also believe that these mutually-agreed to severance arrangements are appropriate because they are necessary to recruit, retain and motivate key executive talent.

Termination Without Cause

        Our philosophy is that appropriate provision should be made for our executive officers in the event of a termination of their employment with us without cause or if they resign for good reason. We believe that providing such severance compensation encourages our executives to exercise independent business judgment in what they believe to be in the best interests of the Company and those of our stockholders without concern of being terminated without appropriate compensation. We also believe that these mutually-agreed to severance arrangements are appropriate because they are necessary to recruit, retain and motivate key executive talent.

        We have entered into employment agreements with each of our named executive officers, including our Chief Executive Officer, which provide for the severance and change of control compensation arrangements described below.

Chief Executive Officer

        On December 15, 2009, we entered into a second amended and restated employment agreement, or the 2009 Pereira Employment Agreement, with Dr. Pereira, which replaced his July 31, 2007 amended and restated employment agreement. The 2009 Pereira Employment Agreement provides that in the event that we terminate the employment of Dr. Pereira, other than for death, disability or cause, or Dr. Pereira resigns for good reason, and he (i) has complied with all his obligations under all agreements with us, and (ii) signs a general release of claims in a form acceptable to us, then we are obligated to pay severance to Dr. Pereira in an amount equal to 24 months of base salary, paid in equal installments over the severance period in accordance with our usual payroll schedule. This provision does not apply during the one-year period following a change of control.

        The 2009 Pereira Employment Agreement also provides that upon a change of control of the Company, unless a specific equity award agreement provides for alternative acceleration provisions, 50% of the unvested portion of any options to purchase common stock, RSUs and other equity incentives then held by Dr. Pereira will become immediately vested. The remaining unvested portions of such grants shall continue to vest after the closing of a change of control on the same vesting schedule, but at 50% of the number of shares that were to vest on each vesting date prior to the change of control. However, in the event that upon a change of control, the Company or the successor to or acquirer of the Company's business elects not to assume all the then unvested outstanding stock options, RSUs and other equity incentives that were granted to Dr. Pereira prior to the change of control, such securities will become vested in full as of the date of the change of control. In addition, in the event that Dr. Pereira's benefits under the agreement are subject to the excise tax imposed under Sections 280G and 4999 of the Code, the Company will make an additional payment to him so that the net amount of such payment, after taxes, is sufficient to pay the excise tax due, subject to certain limitations which are described in detail above in the section entitled "Compensation Discussion and Analysis—Amended and Restated Employment Agreements."

        Further, in the event that within one year from the date a change of control of the Company occurs, we or our successor terminates the employment of Dr. Pereira other than for death, disability or cause, or Dr. Pereira resigns for good reason, and he (i) has complied with all his obligations under all agreements with us, and (ii) signs a general release of claims in a form acceptable to us or our successor, then we or our successor are obligated to provide Dr. Pereira with the following benefits post-termination:

  •
  24 months of base salary, paid in equal installments over the severance period in accordance with our usual payroll schedule;

  •
  two times the average bonus paid to Dr. Pereira over the preceding three years paid in a lump sum;

  •
  payment or reimbursement for the premiums of continued health and dental benefits until the earlier of (a) 24 months post termination or (b) health and dental coverage being provided to Dr. Pereira under another employer's health and dental plan;

  •
  the full acceleration of vesting of any then unvested outstanding stock options, RSUs and other equity incentives that were granted before such change of control; and

  •
  a gross-up payment to cover any excise taxes imposed under Sections 280G and 4999 of the Code on Dr. Pereira's change of control payments, including the value of accelerated vesting of equity, subject to certain limitations which are described in detail above in "Compensation Discussion and Analysis—Amended and Restated Employment Agreements."

        The 2009 Pereira Employment Agreement did not change the existing acceleration provisions related to equity awards granted to Dr. Pereira which provide for conflicting change of control provisions, which equity awards will continue to vest in full immediately upon a change of control. In addition, in accordance with the terms of the August 2008 market condition based RSU grant, all unvested shares of common stock issuable under the applicable agreement will become immediately vested in full upon a change of control provided that the consideration payable to the holders of our common stock in connection with such change of control is equal to or greater than a specified price.

        The 2009 Pereira Employment Agreement also provides that, in the event of his death or permanent disability, all unvested equity awards then held by him shall become immediately vested in full.

Other Named Executive Officers

        In December 2009, we entered into amended and restated employment agreements, or the 2009 Employment Agreements, with each of our then serving named executive officers, other than Dr. Pereira, replacing their existing employment agreements. Each of the 2009 Employment Agreements provides for the executive to receive a base salary, subject to adjustment at the discretion of our Board or the Compensation Committee.

        Each of the 2009 Employment Agreements also provides that in the event that we terminate the named executive officer's employment, other than for death, disability or cause, or he resigns for good reason, and he (i) has complied with all his obligations under all agreements with us, and (ii) signs a general release of claims in a form acceptable to us, then we are obligated to pay severance to the executive officer in an amount equal to 12 months of his base salary, paid in equal installments over the severance period in accordance with our usual payroll schedule. This provision does not apply during the one-year period following a change of control.

        Further, each of the 2009 Employment Agreements provides that upon a change of control of the Company, 50% of the unvested portion of any options to purchase common stock, RSUs and other equity incentives then held by the executive officer will become immediately vested. The remaining unvested portions of such grants shall continue to vest after the closing of a change of control on the same vesting schedule, but at 50% of the number of shares that were to vest on each vesting date prior to the change of control. However, in the event that upon a change of control, the Company or the successor to or acquirer of the Company's business elects not to assume all the then unvested outstanding stock options, RSUs and other equity incentives that were granted to the executive officer prior to the change of control, such securities will become vested in full as of the date of the change of control. In addition, in the event that the executive officer's benefits under the agreement are subject to the excise tax imposed under Sections 280G and 4999 of the Code, the Company will make an additional payment to him so that the net amount of such payment, after taxes, is sufficient to pay the excise tax due, subject to certain limitations which are described in detail above in "Compensation Discussion and Analysis—Amended and Restated Employment Agreements."

        In addition, in the event that within one year from the date a change of control of the Company occurs, we or our successor terminates the employment of the named executive officer other than for death, disability or cause, or he resigns for good reason, and he (i) has complied with all his obligations under all agreements with us, and (ii) signs a general release of claims in a form acceptable to us or our successor, then we or our successor, are obligated to provide the executive officer with the following benefits post-termination:

  •
  12 months of base salary, paid in equal installments over the severance period in accordance with our usual payroll schedule;

  •
  one times the average bonus paid to the executive officer over the preceding three years in a single lump sum;

  •
  payment or reimbursement for the premiums of continued health and dental benefits until the earlier of (a) 24 months post termination or (b) health and dental coverage being provided to the executive officer under another employer's health and dental plan;

  •
  the full acceleration of vesting of any then unvested outstanding stock options, RSUs and other equity incentives that were granted before such change of control; and

  •
  a gross-up payment to cover any excise taxes imposed under Sections 280G and 4999 of the Code on their respective change of control payments, including the value of accelerated vesting of equity, subject to certain limitations which are described in detail above in "Compensation Discussion and Analysis—Amended and Restated Employment Agreements."

        The 2009 Employment Agreements also provide that, in the event of the death or permanent disability of the named executive officer, all unvested equity awards then held by him shall become immediately vested in full.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE OF CONTROL

        The table below sets forth the estimated amount of payments and other benefits each named executive officer would be entitled to receive upon the occurrence of the indicated event, assuming that the event occurred on December 31, 2009. The information is provided relative to the named executive officer's termination or change of control arrangements as of December 31, 2009. The values relating to vesting of stock options and RSU awards are based upon a per share fair market value of our common stock of $38.03, the closing price of a share of our common stock as reported on the NASDAQ on December 31, 2009, the last trading day of fiscal 2009. Actual payments made at any future date will vary based on various factors including, salary and bonus levels, the vesting schedules of the various equity-based awards, and the price of our common stock at the time of termination or change of control. For purposes of the payments associated with a change of control set forth in following table, we have assumed that the respective named executive officer was terminated on December 31, 2009.

Name	Salary and Other Cash Payments ($)		Vesting of Stock Options ($)(1)		Vesting of RSUs ($)(2)		Health and Dental Benefits ($)(3)	Excise Tax Gross-up ($)(4)	Total ($)
Brian J.G. Pereira, M.D.
Termination without cause or resignation for good reason other than in the context of a change of control	1,060,000	(5)	—		—		—	—	1,060,000
Change of control	1,653,369	(5)	1,017,900		190,150	(6)	3,988	—	2,865,407
David A. Arkowitz
Termination without cause or resignation for good reason other than in the context of a change of control	350,000	(7)	—		—		—	—	350,000
Change of Control	486,187	(7)	169,650	(8)	1,197,945	(8)	43,387	765,404	2,662,573
Lee F. Allen, M.D., PhD.
Termination without cause or resignation for good reason other than in the context of a change of control	330,000	(7)	—		—		—	—	330,000
Change of Control	464,200	(7)	113,100	(8)	855,675	(8)	43,387	539,723	2,016,085
Robert M. Brenner, M.D.
Termination without cause or resignation for good reason other than in the context of a change of control	300,000	(7)	—		—		—	—	300,000
Change of Control	389,000	(7)	56,550	(8)	332,763	(8)	43,387	—	821,700
Ricardo Zayas
Termination without cause or resignation for good reason other than in the context of a change of control	300,000	(7)	—		—		—	—	300,000
Change of Control	420,000	(7)	—		380,300	(8)	43,387	—	843,687

(1)
All unvested stock-option awards are assumed to have accelerated as of December 31, 2009, the last trading day of fiscal 2009. The amount shown in this column represents the difference between the exercise price and the fair market value of the accelerated options assuming a $38.03 fair market value of a share of our common stock based on the reported closing price on the NASDAQ on December 31, 2009. Any option with an exercise price of greater than fair market value at December 31, 2009 was assumed to be cancelled for no consideration and, therefore, had no intrinsic value.

(2)
All unvested RSU awards are assumed to have accelerated as of December 31, 2009, the last trading day of fiscal 2009. The amount shown in this column was calculated by multiplying the executive's number of unvested shares at December 31, 2009 by the fair market value of a single share on December 31, 2009, which was $38.03.

(3)
Under the terms of the December 2009 Employment Agreements between us and each of Drs. Pereira, Allen and Brenner and Messrs. Arkowitz and Zayas, all of which were in effect at December 31, 2009, if, within one year from the date a change of control of the Company occurs, we or our successor terminates the employment of the named executive officer other than for death, disability or cause, or he resigns for good reason, he is entitled to continued health and dental coverage for the earlier of twenty-four months from the date of termination or the date he is provided with health and dental coverage by another employer's health and dental plan. For purposes of this table we have assumed twenty-four months of coverage under each named executive officer's current health and dental benefits. As of December 31, 2009, Dr. Pereira was not receiving health benefits under the Company's group health care plan.

(4)
Represents payment of an amount sufficient to offset the impact of any "excess parachute payment" excise tax payable by the executive pursuant to the provisions of Sections 280G and 4999 of the Code or any comparable provision of state law.

(5)
Under the terms of the 2009 Pereira Employment Agreement in effect at December 31, 2009, Dr. Pereira is entitled to twenty-four months of severance pay based on his then current salary if he is terminated without cause or resigns for good reason. In addition, if Dr. Pereira is terminated without cause or resigns for good reason within one year following a change of control, he will receive twenty-four months of severance pay based on his then current salary as well as two times the average annual bonus paid to him over the preceding three years.

(6)
Under the terms of Dr. Pereira's February 6, 2006 RSU agreement, any unvested shares of common stock issuable under that agreement will become immediately vested in full upon a change of control or if he is terminated without cause or he resigns for good reason. In addition, under the terms of Dr. Pereira's August 5, 2008 market condition based RSU agreement, any unvested shares of common stock issuable under the applicable agreement will become immediately vested in full upon a change of control provided that the consideration payable to the holders of our common stock in connection with such change of control is equal to or greater than a specified price. For purposes of this table, we have assumed that the August 2008 RSUs did not vest upon a change of control.

(7)
Under the terms of the December 2009 Employment Agreements between us and each of Messrs. Arkowitz and Zayas and Drs. Allen and Brenner, all of which were in effect at December 31, 2009, these named executive officers are entitled to twelve months of severance pay based on their then current salary if they are terminated without cause or resign for good reason. In addition, if these named executive officers are terminated without cause or resign for good reason within one year following a change of control, they will receive twelve months of severance pay based on their then current salary as well as one times the sum of their then existing annual salary rate and the average annual bonus paid to them over the preceding three years.

(8)
Under the terms of the December 2009 Employment Agreements between us and each of Messrs. Arkowitz and Zayas and Drs. Allen and Brenner, all of which were in effect at December 31, 2009, 50% of any unvested options to purchase common stock, RSUs and other equity incentives then held by them will become immediately vested upon a change of control and the remaining unvested amount will become immediately exercisable if the executive officer is terminated without cause or resigns for good reason within one year following a change of control. For purposes of this table, we have assumed full acceleration of all outstanding options and RSUs.

 401(K) PLAN

        We provide a 401(k) Plan to our employees by which they may defer compensation for income tax purposes under Section 401(k) of the Code. Under our current 401(k) Plan, the Company provides a fully vested contribution equal to 3% of each employee's, including each named executive officer's, base salary and bonus payments for each plan year. All contributions to the 401(k) plan by or on behalf of employees, including the Company's 3% contribution, are subject to the aggregate annual limits prescribed by the Code.

By Order of the Board of Directors,

Joseph L. Farmer Secretary

        The Board welcomes stockholders who wish to attend the Annual Meeting. Whether or not you plan to attend, you are urged to complete, date, sign and return the enclosed proxy in the accompanying envelope. A prompt response will greatly facilitate arrangements for the Annual Meeting, and your cooperation will be appreciated. Stockholders who attend the Annual Meeting may vote their stock personally even though they have sent in their proxies.

        A copy of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2009 is available without charge upon written request to our principal executive offices at 100 Hayden Avenue, Lexington, MA 02421, attention: Investor Relations.

APPENDIX A

AMAG PHARMACEUTICALS, INC.

SECOND AMENDED AND RESTATED 2007 EQUITY INCENTIVE PLAN

1.
General

        (a)    Successor to Prior Plan.    This 2007 Equity Incentive Plan (the "Plan") was originally adopted by the Board of Directors (the "Board") of AMAG Pharmaceuticals, Inc. (the "Company") on October 2, 2007 and amended and restated on each of March 25, 2009 and April 12, 2010. This Plan is intended as the successor to the Company's Amended and Restated 2000 Stock Plan (the "2000 Plan"). As of the date this Plan was originally adopted by the Company's stockholders (the "Effective Date"), no additional Awards shall be granted under the 2000 Plan. Any shares remaining available for issuance under the 2000 Plan as of the Effective Date shall be included in the number of shares of Common Stock that may be issued pursuant to the Plan as provided in Section 3 hereof and shall be available for issuance pursuant to Awards granted hereunder. All outstanding Awards granted under the 2000 Plan shall remain subject to the terms of the 2000 Plan, except that the Board may elect to extend one or more of the features of this Plan to options granted under the 2000 Plan. Any shares subject to outstanding Awards granted under the 2000 Plan that expire or terminate for any reason prior to exercise shall be added to the Total Share Reserve of this Plan as provided in Section 3 and become available for issuance pursuant to Awards granted hereunder. All Awards granted subsequent to the Effective Date shall be subject to the terms of this Plan.

        (b)    Purpose and Eligibility.    The purpose of the Plan is to provide restricted stock units, restricted stock awards, stock options, and other stock-based awards (each an "Award") to employees, officers, directors, consultants and advisors of the Company and its Subsidiaries, all of whom are eligible to receive Awards under the Plan. Any person to whom an Award has been granted under the Plan is called a "Participant". Additional definitions are contained in Section 9.

2.
Administration

        (a)    Administration by Board of Directors.    The Plan will be administered by the Board. The Board, in its sole discretion, shall have the authority to grant and amend Awards, to adopt, amend and repeal rules relating to the Plan and to interpret and correct the provisions of the Plan and any Award; provided, however, that all Awards granted to "non-employee directors" as defined in Rule 16b-3 under the Exchange Act must be granted by a committee comprised solely of "outside directors" as defined in Section 162(m) of the Code. All decisions by the Board shall be final and binding on all interested persons. Neither the Company nor any member of the Board shall be liable for any action or determination relating to the Plan.

        (b)    Appointment of Committees.    To the extent permitted by applicable law, the Board may delegate any or all of its powers under the Plan to one or more committees or subcommittees of the Board (a "Committee"). All references in the Plan to the "Board" shall mean such Committee or the Board.

        (c)    Delegation to Executive Officers.    To the extent permitted by applicable law, the Board may delegate to one or more executive officers of the Company the power to grant Awards and exercise such other powers under the Plan as the Board may determine, provided that the Board shall fix the maximum number of Awards to be granted and the maximum number of shares issuable to any one Participant pursuant to Awards granted by such executive officers.

3.
Stock Available for Awards

        (a)    Type of Security; Number of Shares.    Subject to adjustment under Section 3(d), the aggregate number of shares of Common Stock of the Company (the "Common Stock") that may be issued pursuant to the Plan shall not exceed, in the aggregate, the sum of (i) the number of shares remaining available for issuance under the 2000 Plan as of the Effective Date, (ii) the number of shares that are issuable pursuant to Awards outstanding under the 2000 Plan as of the Effective Date and, but for this provision, would have otherwise reverted to the share reserve of the 2000 Plan pursuant to the provisions thereof, and (iii) an additional 3,400,000 shares (the sum of (i), (ii) and (iii) being referred to herein as the "Total Share Reserve"). If any Award expires, or is terminated, surrendered or forfeited, in whole or in part, the unissued Common Stock covered by such Award shall again be available for the grant of Awards under the Plan. If shares of Common Stock issued pursuant to the Plan are repurchased by, or are surrendered or forfeited to, the Company at no more than cost, such shares of Common Stock shall again be available for the grant of Awards under the Plan; provided, however, that the cumulative number of such shares that may be so reissued under the Plan will not exceed the Total Share Reserve. Shares issued under the Plan may consist in whole or in part of authorized but unissued shares or treasury shares. If any shares subject to an Award are not delivered to a Participant because the Award is exercised through a reduction of shares subject to the Award (i.e., "net exercised"), the number of shares that are not delivered to the Participant shall not remain available for issuance under the Plan. Also, any shares reacquired by the Company as consideration for the exercise of an Option shall not again become available for issuance under the Plan.

        (b)    Per-Participant Limit.    Subject to adjustment in accordance with Section 3(d), no Participant may be granted Awards during any one fiscal year with respect to more than 300,000 shares of Common Stock.

        (c)    Fungible Share Reserve.    Effective May 5, 2009, the number of shares available for issuance under the Plan shall be reduced by: (i) one share for each share of stock issued pursuant to an Option granted under Section 4 or a stock appreciation right granted under Section 7 with respect to which the strike price is at least 100% of the fair market value of the Company's Common Stock on the date of grant and which shall expire no later than 10 years from the date of grant; and (ii) 1.5 shares for each share of Common Stock issued pursuant to a Restricted Stock Award, Restricted Stock Unit Award or other stock-based award granted under Section 7. To the extent there is a Restricted Stock Award, Restricted Stock Unit Award or other stock-based award granted under Section 7 and the shares underlying such Award again become available for issuance under the Plan pursuant to Section 3(a), then the number of shares of Common Stock available for issuance under the Plan shall increase by 1.5 shares.

        (d)    Adjustment to Common Stock.    In the event of any stock split, stock dividend, recapitalization, reorganization, merger, consolidation, combination, exchange of shares, liquidation, spin-off, split-up, or other similar change in capitalization or event (an "Extraordinary Capitalization Event"), (i) the number and class of securities available for Awards under the Plan and the per-Participant share limit, (ii) the number and class of securities, vesting schedule and exercise price per share subject to each outstanding Option, (iii) the repurchase price per security subject to repurchase, and (iv) the terms of each other outstanding stock-based Award shall be adjusted (or substituted Awards may be made) by the Board in a proportionate and equitable manner to the extent that such Extraordinary Capitalization Event increases or decreases the actual outstanding shares of Common Stock of the Company as of immediately prior to such Extraordinary Capitalization Event.

4.
Stock Options

        (a)    General.    The Board may grant options to purchase Common Stock (each, an "Option") and determine the number of shares of Common Stock to be covered by each Option, the exercise price of each Option and the conditions and limitations applicable to the exercise of each Option and the Common Stock issued upon the exercise of each Option, including vesting provisions, repurchase provisions and restrictions relating to applicable federal or state securities laws, as it considers advisable.

        (b)    Incentive Stock Options.    An Option that the Board intends to be an "incentive stock option" as defined in Section 422 of the Code (an "Incentive Stock Option") shall be granted only to employees of the Company or a Subsidiary and shall be subject to and shall be construed consistently with the requirements of Section 422 of the Code. The Board and the Company shall have no liability if an Option or any part thereof that is intended to be an Incentive Stock Option does not qualify as such. An Option or any part thereof that does not qualify as an Incentive Stock Option is referred to herein as a "Nonstatutory Stock Option".

        (c)    Exercise Price.    The Board shall establish the exercise price (or determine the method by which the exercise price shall be determined) at the time each Option is granted and specify it in the applicable option agreement; provided that the exercise price shall not be less than the fair market value of the Company's Common Stock on the date of grant. The exercise price with respect to an Incentive Stock Option granted to an employee who at the time of grant owns (directly or under the attribution rules of Section 424(d) of the Code) stock representing more than 10% of the voting power of all classes of stock of the Company or of any Subsidiary shall be at least 110% of the fair market value of the Company's Common Stock on the date of grant.

        (d)    Duration of Options.    Each Option shall be exercisable at such times and subject to such terms and conditions as the Board may specify in the applicable option agreement; provided that no Option shall expire later than 10 years from its date of grant, and no Incentive Stock Option granted to an employee who owns (directly or under the attribution rules of Section 424(d) of the Code) stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any Subsidiary shall expire later than 5 years from its date of grant.

        (e)    Exercise of Options.    Options may be exercised only by delivery to the Company of a written notice of exercise signed by the proper person together with payment in full as specified in Section 4(f) for the number of shares for which the Option is exercised.

        (f)    Payment Upon Exercise.    Common Stock purchased upon the exercise of an Option shall be paid for by one or any combination of the following forms of payment:

            (i)  by check payable to the order of the Company;

           (ii)  except as otherwise explicitly provided in the applicable option agreement, and only if the Common Stock is then publicly traded, delivery of an irrevocable and unconditional undertaking by a creditworthy broker to deliver promptly to the Company sufficient funds to pay the exercise price, or delivery by the Participant to the Company of a copy of irrevocable and unconditional instructions to a creditworthy broker to deliver promptly to the Company cash or a check sufficient to pay the exercise price; or

          (iii)  to the extent explicitly provided in the applicable option agreement and not otherwise prohibited by applicable law, by (x) delivery of shares of Common Stock owned by the Participant valued at fair market value (as determined by the Board or as determined pursuant to the applicable option agreement); provided, that no shares of Common Stock so delivered in payment of the exercise price of any Option shall thereafter be available for re-issuance under the Plan, (y) delivery of a promissory note of the Participant to the Company (and delivery to the Company by the Participant of a check in an amount equal to the par value of the shares purchased), or (z) payment of such other lawful consideration as the Board may determine.

        (g)    No Repricing.    Other than in connection with a change in the Company's capitalization (as described in Section 3(d)), without stockholder approval (i) the exercise price of an Option may not be reduced, and (ii) no Option may be amended, cancelled or repurchased for the purpose of repricing, replacing or regranting such Option with an exercise price that is less than the original exercise price of such Option.

5.
Restricted Stock

        (a)    Grants.    The Board may grant Awards entitling recipients to acquire shares of Common Stock, subject to (i) delivery to the Company by the Participant of a check in an amount at least equal to the par value of the shares purchased, and (ii) the right of the Company to repurchase all or part of such shares at their issue price or other stated or formula price from the Participant in the event that conditions specified by the Board in the applicable Award are not satisfied prior to the end of the applicable restriction period or periods established by the Board for such Award (each, a "Restricted Stock Award").

        (b)    Terms and Conditions.    The Board shall determine the terms and conditions (or provide for no conditions) of any such Restricted Stock Award. Any stock certificates issued in respect of a Restricted Stock Award shall be registered in the name of the Participant and, unless otherwise determined by the Board, deposited by the Participant, together with a stock power endorsed in blank, with the Company (or its designee). After the expiration of the applicable restriction periods, the Company (or such designee) shall deliver the certificates no longer subject to such restrictions to the Participant or, if the Participant has died, to the beneficiary designated by a Participant, in a manner determined by the Board, to receive amounts due or exercise rights of the Participant in the event of the Participant's death (the "Designated Beneficiary"). In the absence of an effective designation by a Participant, Designated Beneficiary shall mean the Participant's estate.

6.
Restricted Stock Units

        The Board may grant Awards entitling recipients to receive shares of Common Stock (each, a "Restricted Stock Unit Award"), subject to any terms and conditions established for such Awards. The Board shall determine the terms and conditions (or provide for no conditions) of any such Restricted Stock Unit Award and such terms and conditions will be reflected in the applicable Restricted Stock Unit Award agreement.

7.
Other Stock-Based Awards

        The Board shall have the right to grant other Awards based upon the Common Stock having such terms and conditions as the Board may determine, including, without limitation, the grant of shares based upon certain conditions, the grant of securities convertible into Common Stock and the grant of stock appreciation rights, phantom stock awards, or other stock units.

8.
General Provisions Applicable to Awards

        (a)   Transferability of Awards.

            (i)  Except as the Board may otherwise determine or provide in an Award, Awards shall not be sold, assigned, transferred, pledged or otherwise encumbered by the person to whom they are granted, either voluntarily or by operation of law, except by will or the laws of descent and distribution, and, except as set forth in Section 8(a)(ii) below, during the life of the Participant, shall be exercisable only by the Participant. References to a Participant, to the extent relevant in the context, shall include references to authorized transferees. Notwithstanding anything to the contrary contained in this Section 8(a)(i) in no event shall an Award be transferred in exchange for the receipt of any consideration.

           (ii)  During the life of the Participant, an Option shall be exercisable only by him, by a conservator or guardian duly appointed for him by reason of his incapacity or by the person appointed by the Participant in a durable power of attorney acceptable to the Company's counsel. Notwithstanding anything to the contrary in this Section 8(a), the Board may in its discretion permit a Participant who has received a Nonstatutory Stock Option to transfer the Nonstatutory Stock Option to a member of the Immediate Family (as hereinafter defined) of the Participant, to a trust solely for the benefit of the Participant and the Participant's Immediate Family or to a

  partnership or limited liability company whose only partners or members are the Participant and members of the Participant's Immediate Family. "Immediate Family" shall mean, with respect to any Participant, the Participant's child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law, and shall include adoptive relationships.

        (b)    Documentation.    Each Award under the Plan (other than a grant of stock with no restrictions) shall be evidenced by a written instrument in such form as the Board shall determine or as executed by an officer of the Company pursuant to authority delegated by the Board. Each Award may contain terms and conditions in addition to those set forth in the Plan provided that such terms and conditions do not contravene the provisions of the Plan.

        (c)    Board Discretion.    The terms of each type of Award need not be identical, and the Board need not treat Participants uniformly.

        (d)    Termination of Status.    The Board shall determine the effect on an Award of the disability, death, retirement, authorized leave of absence or other change in the employment or other status of a Participant and the extent to which, and the period during which, the Participant, or the Participant's legal representative, conservator, guardian or Designated Beneficiary, may exercise rights under the Award.

        (e)   Acquisition of the Company.

            (i)  Consequences of an Acquisition.

            (A)  Unless otherwise expressly provided in the applicable Option or Award, upon the occurrence of an Acquisition, the Board or the board of directors of the surviving or acquiring entity (as used in this Section 8(e)(i)(A), also the "Board") shall, as to outstanding Awards (on the same basis or on different bases, as the Board shall specify), make appropriate provision for the continuation of such Awards by the Company or the assumption of such Awards by the surviving or acquiring entity and by substituting on an equitable basis for the shares then subject to such Awards either (a) the consideration payable with respect to the outstanding shares of Common Stock in connection with the Acquisition, (b) shares of stock of the surviving or acquiring corporation or (c) such other securities as the Board deems appropriate, the fair market value of which (as determined by the Board in its sole discretion) shall not materially differ from the fair market value of the shares of Common Stock subject to such Awards immediately preceding the Acquisition. In addition to or in lieu of the foregoing, with respect to outstanding Options, the Board may, upon written notice to the affected optionees, provide that one or more Options must be exercised, to the extent then exercisable or to become exercisable as a result of the Acquisition, within a specified number of days of the date of such notice, at the end of which period such Options shall terminate; or terminate one or more Options in exchange for a cash payment equal to the excess of the fair market value (as determined by the Board in its sole discretion) of the shares subject to such Options (to the extent then exercisable or to become exercisable as a result of the Acquisition) over the exercise price thereof.

            (B)  An "Acquisition" shall mean: (1) any merger or consolidation after which the voting securities of the Company outstanding immediately prior thereto represent (either by remaining outstanding or by being converted into voting securities of the surviving or acquiring entity) less than 50% of the combined voting power of the voting securities of the Company or such surviving or acquiring entity outstanding immediately after such event; (2) any sale of all or substantially all of the assets or capital stock of the Company (other than in a spin-off or similar transaction); (3) any "person" or "group" (as defined in the Exchange Act) becomes the beneficial owner of a majority of the combined voting power of the then outstanding voting securities with respect to the election of the Board; or (4) any other acquisition of the business of the Company, as determined by the Board; provided, however, that no Acquisition (or any analogous term) shall be deemed to occur upon announcement or commencement of a tender offer or upon a "potential" takeover or upon shareholder approval of a merger or other transaction, in each case without a requirement that the Acquisition actually occur.

           (ii)  Assumption of Options Upon Certain Events.    In connection with a merger or consolidation of an entity with the Company or the acquisition by the Company of property or stock of an entity, the Board may grant Awards under the Plan in substitution for stock and stock-based awards issued by such entity or an affiliate thereof. The substitute Awards shall be granted on such terms and conditions as the Board considers appropriate in the circumstances.

        (f)    Withholding.    Each Participant shall pay to the Company or an employing Subsidiary, or make provisions satisfactory to the Company or an employing Subsidiary for payment of, any taxes required by law to be withheld in connection with Awards to such Participant no later than the date of the event creating the tax liability. The Board may allow Participants to satisfy such tax obligations in whole or in part by transferring shares of Common Stock, including shares retained from the Award creating the tax obligation, valued at their fair market value (as determined by the Board or as determined pursuant to the applicable option agreement) to the extent permitted by law; provided, however, that payment of withholding obligation in the form of shares shall not be made with respect to an amount in excess of the minimum required withholding; provided, further, that no shares of Common Stock so delivered in satisfaction of any such tax obligation shall thereafter be available for re-issuance under the Plan. The Company or an employing Subsidiary may, to the extent permitted by law, deduct any such tax obligations from any payment of any kind otherwise due to a Participant.

        (g)    Amendment of Awards.    Subject to the requirements of Section 4(g) above, the Board may amend, modify or terminate any outstanding Award including, but not limited to, substituting therefor another Award of the same or a different type, changing the date of exercise or realization, and converting an Incentive Stock Option to a Nonstatutory Stock Option; provided that the Participant's consent to such action shall be required unless the Board determines that the action, taking into account any related action, would not materially and adversely affect the Participant.

        (h)    Conditions on Delivery of Stock.    The Company will not be obligated to deliver any shares of Common Stock pursuant to the Plan or to remove restrictions from shares previously delivered under the Plan until (i) all conditions of the Award have been met or removed to the satisfaction of the Company, (ii) in the opinion of the Company's counsel, all other legal matters in connection with the issuance and delivery of such shares have been satisfied, including any applicable securities laws and any applicable stock exchange or stock market rules and regulations, and (iii) the Participant has executed and delivered to the Company such representations or agreements as the Company may consider appropriate to satisfy the requirements of any applicable laws, rules or regulations.

        (i)    Acceleration.    In the event of a Participant's death or disability, upon an Acquisition, or upon the Participant's retirement (as such term may be defined in the Participant's Award agreement or in another applicable agreement) (together, the "Vesting Acceleration Requirements"), the Board may provide that any Options shall become immediately exercisable in full or in part, that any Restricted Stock Awards shall be free of some or all restrictions, or that any other stock-based Awards may become exercisable in full or in part or free of some or all restrictions or conditions, or otherwise realizable in full or in part, as the case may be, despite the fact that the foregoing actions may (i) cause the application of Sections 280G and 4999 of the Code if a change in control of the Company occurs, or (ii) disqualify all or part of the Option as an Incentive Stock Option. Notwithstanding the foregoing, the Board may provide for the vesting acceleration of a limited number of Options or Awards that do not meet the Vesting Acceleration Requirements subject to the limitations provided in Section 8(k). For purposes of clarification, the Vesting Acceleration Requirements shall only apply to Awards that are granted after May 5, 2009 and Awards for which the vesting is accelerated after May 5, 2009 (other than Awards for which the vesting is accelerated pursuant to arrangements entered into before May 5, 2009).

        (j)    Awards to Non-United States Persons.    Awards may be made to Participants who are foreign nationals or employed outside the United States on such terms and conditions different from those specified in the Plan as the Board considers necessary or advisable to achieve the purposes of the Plan or to comply with applicable laws. The Board shall have the right to amend the Plan, consistent with its authority to amend the Plan as set forth in Section 9(e), to obtain favorable tax treatment for such Participants, and any such amendments shall be evidenced by an Appendix to the Plan. The Board may delegate this authority to a Committee thereof.

        (k)    Minimum Vesting.    After May 5, 2009, except for Awards granted to "non-employee directors" as defined in Rule 16b-3 under the Exchange Act as non-discretionary initial or annual grants, generally (i) no Restricted Stock Award, Restricted Stock Unit Award or other stock-based award granted under Section 7 that vests on the basis of the Participant's service with the Company shall vest at a rate that is any more rapid than ratably over a three-year period and (ii) no Restricted Stock Award, Restricted Stock Unit Award or other stock-based award granted under Section 7 that vests based on the satisfaction of performance goals shall provide for a performance period of less than 12 months (together, the "Minimum Vesting Requirements"); provided, however, that the vesting of any Award, including an Option, may accelerate (or may be accelerated by the Board or Committee) if one or more of the Vesting Acceleration Requirements is met. Notwithstanding the foregoing, after May 5, 2009, (A) Awards granted that do not meet the Minimum Vesting Requirements, (B) Awards granted that do not meet the Vesting Acceleration Requirements and (C) Awards for which the vesting is accelerated (other than Awards for which the vesting is accelerated pursuant to arrangements entered into before May 5, 2009) that do not meet the Vesting Acceleration Requirements shall together be limited to 10% of the total number of shares reserved for issuance under the Plan.

9.
Miscellaneous

        (a)   Definitions.

            (i)  "Company," for purposes of eligibility under the Plan, shall include any present or future subsidiary corporations of AMAG Pharmaceuticals, Inc., as defined in Section 424(f) of the Code (a "Subsidiary"), and any present or future parent corporation of AMAG Pharmaceuticals, Inc., as defined in Section 424(e) of the Code. For purposes of Awards other than Incentive Stock Options, the term "Subsidiary" shall include any other business venture in which the Company has a direct or indirect significant interest, as determined by the Board in its sole discretion.

           (ii)  "Code" means the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder.

          (iii)  "Exchange Act" means the Exchange Act of 1934, as amended.

        (b)    No Right To Employment or Other Status.    No person shall have any claim or right to be granted an Award, and the grant of an Award shall not be construed as giving a Participant the right to continued employment or any other relationship with the Company. The Company expressly reserves the right at any time to dismiss or otherwise terminate its relationship with a Participant free from any liability or claim under the Plan.

        (c)    No Rights As Stockholder.    Subject to the provisions of the applicable Award, no Participant or Designated Beneficiary shall have any rights as a stockholder with respect to any shares of Common Stock to be distributed with respect to an Award until becoming the record holder thereof.

        (d)    Effective Date and Term of Plan.    The Plan shall become effective on the date on which it is adopted by the stockholders of the Company. No Awards shall be granted under the Plan after the completion of ten years from the date on which the Plan was adopted by the stockholders of the Company, but Awards previously granted may extend beyond that date.

        (e)    Amendment of Plan.    Subject to the requirements of Section 4(g) above, the Board may amend, suspend or terminate the Plan or any portion thereof at any time; provided, however, that without approval of the Company's stockholders there shall be no: (i) increase in the total number of shares covered by the Plan, except by operation of the provisions of Section 3(c), or the aggregate number of shares of Common Stock that may be issued to any single person in a period; (ii) change in the class of persons eligible to receive Awards under the Plan; or (iii) other change in the Plan that requires stockholder approval under applicable law or stock exchange rule.

        (f)    Section 409A of the Internal Revenue Code.    The Awards granted pursuant to the Plan are intended to avoid the potential adverse tax consequences to Participants of Section 409A of the Code, and the Board may in its sole discretion make such modifications to any Award agreement pursuant to the Plan as it deems necessary or advisable to avoid such adverse tax consequences.

        (g)    Governing Law.    The provisions of the Plan and all Awards made hereunder shall be governed by and interpreted in accordance with the laws of Delaware, without regard to any applicable conflicts of law.

        (h)    Use of Proceeds.    The proceeds from the sale of Common Stock pursuant to Awards shall constitute general funds of the Company.

        (i)    Section 16 Matters.    With respect to persons subject to Section 16 of the Exchange Act ("Insiders"), transactions under the Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successor under the Exchange Act. To the extent any provision of the Plan or action by the Board, or any Committee thereof, fails to so comply, it shall be deemed to be modified so as to be in compliance with such Rule or, if such modification is not possible, it shall be deemed to be null and void, to the extent permitted by law and deemed advisable by the Board.

APPENDIX B

AMAG PHARMACEUTICALS, INC.

2010 EMPLOYEE STOCK PURCHASE PLAN

ADOPTED BY THE BOARD OF DIRECTORS: APRIL 12, 2010
APPROVED BY THE STOCKHOLDERS: MAY [            ], 2010

1.     GENERAL.

        (a)   This Plan is intended as the successor to and continuation of the Advanced Magnetics, Inc. 2006 Employee Stock Purchase Plan (the "Prior Plan"). Following the Effective Date of this Plan, no additional options to purchase shares of Common Stock shall be granted under the Prior Plan. From and after the Effective Date, all options to purchase shares of Common Stock granted under the Prior Plan shall remain subject to the terms of the Prior Plan; provided, however, that if for the Payment Period (as defined in the Prior Plan) ending on May 31, 2010 the number of shares remaining available for issuance under the Prior Plan is not sufficient to satisfy all then unfilled purchase requirements, the shares reserved for issuance under this Plan shall be available for issuance for such Payment Period (as defined in the Prior Plan). All Purchase Rights granted on or after the Effective Date of this Plan shall be subject to the terms of this Plan.

        (b)   The purpose of the Plan is to provide a means by which Eligible Employees of the Company and certain designated Related Corporations may be given an opportunity to purchase shares of Common Stock. The Plan is intended to permit the Company to grant a series of Purchase Rights to Eligible Employees under an Employee Stock Purchase Plan.

        (c)   The Company, by means of the Plan, seeks to retain the services of such Employees, to secure and retain the services of new Employees and to provide incentives for such persons to exert maximum efforts for the success of the Company and its Related Corporations.

2.     ADMINISTRATION.

        (a)   The Board shall administer the Plan unless and until the Board delegates administration of the Plan to a Committee or Committees, as provided in Section 2(c).

        (b)   The Board shall have the power, subject to, and within the limitations of, the express provisions of the Plan:

            (i)  To determine how and when Purchase Rights to purchase shares of Common Stock shall be granted and the provisions of each Offering of such Purchase Rights (which need not be identical).

           (ii)  To designate from time to time which Related Corporations of the Company shall be eligible to participate in the Plan.

         (iii)  To construe and interpret the Plan and Purchase Rights, and to establish, amend and revoke rules and regulations for its administration. The Board, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan, in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective.

          (iv)  To settle all controversies regarding the Plan and Purchase Rights granted under it.

           (v)  To suspend or terminate the Plan at any time as provided in Section 12.

          (vi)  To amend the Plan at any time as provided in Section 12.

         (vii)  Generally, to exercise such powers and to perform such acts as it deems necessary or expedient to promote the best interests of the Company and its Related Corporations and to carry out the intent that the Plan be treated as an Employee Stock Purchase Plan.

        (viii)  To adopt such procedures and sub-plans as are necessary or appropriate to permit participation in the Plan by Employees who are foreign nationals or employed outside the United States.

        (c)   The Board may delegate some or all of the administration of the Plan to a Committee or Committees. If administration is delegated to a Committee, the Committee shall have, in connection with the administration of the Plan, the powers theretofore possessed by the Board that have been delegated to the Committee, including the power to delegate to a subcommittee any of the administrative powers the Committee is authorized to exercise (and references in this Plan to the Board shall thereafter be to the Committee or subcommittee), subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. The Board may retain the authority to concurrently administer the Plan with the Committee and may, at any time, revest in the Board some or all of the powers previously delegated. Whether or not the Board has delegated administration of the Plan to a Committee, the Board shall have the final power to determine all questions of policy and expediency that may arise in the administration of the Plan.

        (d)   All determinations, interpretations and constructions made by the Board in good faith shall not be subject to review by any person and shall be final, binding and conclusive on all persons.

3.     SHARES OF COMMON STOCK SUBJECT TO THE PLAN.

        (a)   Subject to the provisions of Section 11(a) relating to Capitalization Adjustments, the shares of Common Stock that may be sold pursuant to Purchase Rights shall not exceed in the aggregate 100,000 shares of Common Stock.

        (b)   If any Purchase Right granted under the Plan shall for any reason terminate without having been exercised, the shares of Common Stock not purchased under such Purchase Right shall again become available for issuance under the Plan.

        (c)   The stock purchasable under the Plan shall be shares of authorized but unissued or reacquired Common Stock, including shares repurchased by the Company on the open market.

4.     GRANT OF PURCHASE RIGHTS; OFFERING.

        (a)   The Board may from time to time grant or provide for the grant of Purchase Rights to purchase shares of Common Stock under the Plan to Eligible Employees in an Offering (consisting of one or more Purchase Periods) on an Offering Date or Offering Dates selected by the Board. Each Offering shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate, which shall comply with the requirement of Section 423(b)(5) of the Code that all Employees granted Purchase Rights shall have the same rights and privileges. The terms and conditions of an Offering shall be incorporated by reference into the Plan and treated as part of the Plan. The provisions of separate Offerings need not be identical, but each Offering shall include (through incorporation of the provisions of this Plan by reference in the document comprising the Offering or otherwise) the period during which the Offering shall be effective, which period shall not exceed twenty-seven (27) months beginning with the Offering Date, and the substance of the provisions contained in Sections 5 through 8, inclusive.

        (b)   If a Participant has more than one Purchase Right outstanding under the Plan, unless he or she otherwise indicates in agreements or notices delivered hereunder: (i) each agreement or notice delivered by that Participant shall be deemed to apply to all of his or her Purchase Rights under the Plan, and (ii) a Purchase Right with a lower exercise price (or an earlier-granted Purchase Right, if different Purchase Rights have identical exercise prices) shall be exercised to the fullest possible extent before a Purchase Right with a higher exercise price (or a later-granted Purchase Right if different Purchase Rights have identical exercise prices) shall be exercised.

        (c)   The Board shall have the discretion to structure an Offering so that if the Fair Market Value of the shares of Common Stock on the first day of a new Purchase Period within that Offering is less than or equal to the Fair Market Value of the shares of Common Stock on the Offering Date, then (i) that Offering shall terminate immediately, and (ii) the Participants in such terminated Offering shall be automatically enrolled in a new Offering beginning on the first day of such new Purchase Period.

5.     ELIGIBILITY.

        (a)   Purchase Rights may be granted only to Employees of the Company or, as the Board may designate as provided in Section 2(b), to Employees of a Related Corporation. Except as provided in Section 5(b), an Employee shall not be eligible to be granted Purchase Rights under the Plan unless, on the Offering Date, such Employee has been in the employ of the Company or the Related Corporation, as the case may be, for such continuous period preceding such Offering Date as the Board may require, but in no event shall the required period of continuous employment be greater than two (2) years. In addition, the Board may provide that no Employee shall be eligible to be granted Purchase Rights under the Plan unless, on the Offering Date, such Employee's customary employment with the Company or the Related Corporation is more than twenty (20) hours per week and more than five (5) months per calendar year or such other criteria as the Board may determine consistent with Section 423 of the Code.

        (b)   The Board may provide that each person who, during the course of an Offering, first becomes an Eligible Employee shall, on a date or dates specified in the Offering which coincides with the day on which such person becomes an Eligible Employee or which occurs thereafter, receive a Purchase Right under that Offering, which Purchase Right shall thereafter be deemed to be a part of that Offering. Such Purchase Right shall have the same characteristics as any Purchase Rights originally granted under that Offering, as described herein, except that:

            (i)  the date on which such Purchase Right is granted shall be the "Offering Date" of such Purchase Right for all purposes, including determination of the exercise price of such Purchase Right;

           (ii)  the period of the Offering with respect to such Purchase Right shall begin on its Offering Date and end coincident with the end of such Offering; and

         (iii)  the Board may provide that if such person first becomes an Eligible Employee within a specified period of time before the end of the Offering, he or she shall not receive any Purchase Right under that Offering.

        (c)   No Employee shall be eligible for the grant of any Purchase Rights under the Plan if, immediately after any such Purchase Rights are granted, such Employee owns stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or of any Related Corporation. For purposes of this Section 5(c), the rules of Section 424(d) of the Code shall apply in determining the stock ownership of any Employee, and stock which such Employee may purchase under all outstanding Purchase Rights and options shall be treated as stock owned by such Employee.

        (d)   As specified by Section 423(b)(8) of the Code, an Eligible Employee may be granted Purchase Rights under the Plan only if such Purchase Rights, together with any other rights granted under all Employee Stock Purchase Plans of the Company and any Related Corporations, do not permit such Eligible Employee's rights to purchase stock of the Company or any Related Corporation to accrue at a rate which exceeds twenty five thousand dollars ($25,000) of Fair Market Value of such stock

(determined at the time such rights are granted, and which, with respect to the Plan, shall be determined as of their respective Offering Dates) for each calendar year in which such rights are outstanding at any time.

        (e)   Officers of the Company and any designated Related Corporation, if they are otherwise Eligible Employees, shall be eligible to participate in Offerings under the Plan. Notwithstanding the foregoing, the Board may provide in an Offering that Employees who are highly compensated Employees within the meaning of Section 423(b)(4)(D) of the Code shall not be eligible to participate.

6.     PURCHASE RIGHTS; PURCHASE PRICE.

        (a)   On each Offering Date, each Eligible Employee, pursuant to an Offering made under the Plan, shall be granted a Purchase Right to purchase up to that number of shares of Common Stock purchasable either with a percentage or with a maximum dollar amount, as designated by the Board, but in either case not exceeding fifteen percent (15%) of such Employee's earnings (as defined by the Board in each Offering) during the period that begins on the Offering Date (or such later date as the Board determines for a particular Offering) and ends on the date stated in the Offering, which date shall be no later than the end of the Offering.

        (b)   The Board shall establish one (1) or more Purchase Dates during an Offering as of which Purchase Rights granted pursuant to that Offering shall be exercised and purchases of shares of Common Stock shall be carried out in accordance with such Offering.

        (c)   In connection with each Offering made under the Plan, the Board may specify a maximum number of shares of Common Stock that may be purchased by any Participant on any Purchase Date during such Offering. In connection with each Offering made under the Plan, the Board may specify a maximum aggregate number of shares of Common Stock that may be purchased by all Participants pursuant to such Offering. In addition, in connection with each Offering that contains more than one Purchase Date, the Board may specify a maximum aggregate number of shares of Common Stock that may be purchased by all Participants on any Purchase Date under the Offering. If the aggregate purchase of shares of Common Stock issuable upon exercise of Purchase Rights granted under the Offering would exceed any such maximum aggregate number, then, in the absence of any Board action otherwise, a pro rata allocation of the shares of Common Stock available shall be made in as nearly a uniform manner as shall be practicable and equitable.

        (d)   The purchase price of shares of Common Stock acquired pursuant to Purchase Rights shall be not less than the lesser of:

            (i)  an amount equal to eighty-five percent (85%) of the Fair Market Value of the shares of Common Stock on the Offering Date; or

           (ii)  an amount equal to eighty-five percent (85%) of the Fair Market Value of the shares of Common Stock on the applicable Purchase Date.

7.     PARTICIPATION; WITHDRAWAL; TERMINATION.

        (a)   A Participant may elect to authorize payroll deductions pursuant to an Offering under the Plan by completing and delivering to the Company, within the time specified in the Offering, an enrollment form (in such form as the Company may provide). Each such enrollment form shall authorize an amount of Contributions expressed as a percentage of the submitting Participant's earnings (as defined in each Offering) during the Offering (not to exceed the maximum percentage specified by the Board). Each Participant's Contributions shall be credited to a bookkeeping account for such Participant under the Plan and shall be deposited with the general funds of the Company except where applicable law requires that Contributions be deposited with a third party. To the extent provided in the Offering, a Participant may begin such Contributions after the beginning of the

Offering. To the extent provided in the Offering, a Participant may thereafter reduce (including to zero) or increase his or her Contributions. To the extent specifically provided in the Offering, in addition to making Contributions by payroll deductions, a Participant may make Contributions through the payment by cash or check prior to each Purchase Date of the Offering.

        (b)   During an Offering, a Participant may cease making Contributions and withdraw from the Offering by delivering to the Company a notice of withdrawal in such form as the Company may provide. Such withdrawal may be elected at any time prior to the end of the Offering, except as provided otherwise in the Offering. Upon such withdrawal from the Offering by a Participant, the Company shall distribute to such Participant all of his or her accumulated Contributions (reduced to the extent, if any, such Contributions have been used to acquire shares of Common Stock for the Participant) under the Offering, and such Participant's Purchase Right in that Offering shall thereupon terminate. A Participant's withdrawal from an Offering shall have no effect upon such Participant's eligibility to participate in any other Offerings under the Plan, but such Participant shall be required to deliver a new enrollment form in order to participate in subsequent Offerings.

        (c)   Purchase Rights granted pursuant to any Offering under the Plan shall terminate immediately upon a Participant ceasing to be an Employee for any reason or for no reason (subject to any post-employment participation period required by law) or other lack of eligibility. The Company shall distribute to such terminated or otherwise ineligible Employee all of his or her accumulated Contributions (reduced to the extent, if any, such Contributions have been used to acquire shares of Common Stock for the terminated or otherwise ineligible Employee) under the Offering.

        (d)   Purchase Rights shall not be transferable by a Participant except by will, the laws of descent and distribution, or by a beneficiary designation as provided in Section 10. During a Participant's lifetime, Purchase Rights shall be exercisable only by such Participant.

        (e)   Unless otherwise specified in an Offering, the Company shall have no obligation to pay interest on Contributions.

8.     EXERCISE OF PURCHASE RIGHTS.

        (a)   On each Purchase Date during an Offering, each Participant's accumulated Contributions shall be applied to the purchase of shares of Common Stock up to the maximum number of shares of Common Stock permitted pursuant to the terms of the Plan and the applicable Offering, at the purchase price specified in the Offering. No fractional shares shall be issued upon the exercise of Purchase Rights unless specifically provided for in the Offering.

        (b)   If any amount of accumulated Contributions remains in a Participant's account after the purchase of shares of Common Stock and such remaining amount is less than the amount required to purchase one share of Common Stock on the final Purchase Date of an Offering, then such remaining amount shall be held in such Participant's account for the purchase of shares of Common Stock under the next Offering under the Plan, unless such Participant withdraws from such next Offering, as provided in Section 7(b), or is not eligible to participate in such Offering, as provided in Section 5, in which case such amount shall be distributed to such Participant after the final Purchase Date, without interest. If the amount of Contributions remaining in a Participant's account after the purchase of shares of Common Stock is at least equal to the amount required to purchase one (1) whole share of Common Stock on the final Purchase Date of the Offering, then such remaining amount shall be distributed in full to such Participant at the end of the Offering without interest.

        (c)   No Purchase Rights may be exercised to any extent unless the shares of Common Stock to be issued upon such exercise under the Plan are covered by an effective registration statement pursuant to the Securities Act and the Plan is in material compliance with all applicable federal, state, foreign and other securities and other laws applicable to the Plan. If on a Purchase Date during any Offering hereunder the shares of Common Stock are not so registered or the Plan is not in such compliance, no Purchase Rights or any Offering shall be exercised on such Purchase Date, and the Purchase Date shall be delayed until the shares of Common Stock are subject to such an effective registration statement and the Plan is in such compliance, except that the Purchase Date shall not be delayed more than twelve (12) months and the Purchase Date shall in no event be more than twenty-seven (27) months from the Offering Date. If, on the Purchase Date under any Offering hereunder, as delayed to the maximum extent permissible, the shares of Common Stock are not registered and the Plan is not in such compliance, no Purchase Rights or any Offering shall be exercised and all Contributions accumulated during the Offering (reduced to the extent, if any, such Contributions have been used to acquire shares of Common Stock) shall be distributed to the Participants without interest.

9.     COVENANTS OF THE COMPANY.

        The Company shall seek to obtain from each federal, state, foreign or other regulatory commission or agency having jurisdiction over the Plan such authority as may be required to issue and sell shares of Common Stock upon exercise of the Purchase Rights. If, after commercially reasonable efforts, the Company is unable to obtain from any such regulatory commission or agency the authority that counsel for the Company deems necessary for the lawful issuance and sale of Common Stock under the Plan, the Company shall be relieved from any liability for failure to issue and sell Common Stock upon exercise of such Purchase Rights unless and until such authority is obtained.

10.   DESIGNATION OF BENEFICIARY.

        (a)   A Participant may file a written designation of a beneficiary who is to receive any shares of Common Stock and/or cash, if any, from the Participant's account under the Plan in the event of such Participant's death subsequent to the end of an Offering but prior to delivery to the Participant of such shares of Common Stock or cash. In addition, a Participant may file a written designation of a beneficiary who is to receive any cash from the Participant's account under the Plan in the event of such Participant's death during an Offering. Any such designation shall be on a form provided by or otherwise acceptable to the Company.

        (b)   The Participant may change such designation of beneficiary at any time by written notice to the Company. In the event of the death of a Participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such Participant's death, the Company shall deliver such shares of Common Stock and/or cash to the executor or administrator of the estate of the Participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its sole discretion, may deliver such shares of Common Stock and/or cash to the spouse or to any one or more dependents or relatives of the Participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

11.   ADJUSTMENTS UPON CHANGES IN COMMON STOCK; CORPORATE TRANSACTIONS.

        (a)   In the event of a Capitalization Adjustment, the Board shall appropriately and proportionately adjust: (i) the class(es) and maximum number of securities subject to the Plan pursuant to Section 3(a), (ii) the class(es) and maximum number of securities by which the share reserve is to increase automatically each year pursuant to Section 3(a), (iii) the class(es) and number of securities subject to, and the purchase price applicable to outstanding Offerings and Purchase Rights, and (iv) the class(es) and number of securities imposed by purchase limits under each ongoing Offering. The Board shall make such adjustments, and its determination shall be final, binding and conclusive.

        (b)   In the event of a Corporate Transaction, then:

            (i)  any surviving corporation or acquiring corporation (or the surviving or acquiring corporation's parent company) may assume or continue Purchase Rights outstanding under the Plan or may substitute similar rights (including a right to acquire the same consideration paid to the stockholders in the Corporate Transaction) for those outstanding under the Plan; or

           (ii)  if any surviving or acquiring corporation (or its parent company) does not assume or continue such Purchase Rights or does not substitute similar rights for Purchase Rights outstanding under the Plan, then the surviving or acquiring corporation (or the surviving or acquiring corporation's parent company) shall either:

            (1)   terminate such Purchase Rights in exchange for a cash payment equal to the excess of (A) the Fair Market Value on the effective date of the Corporate Transaction, of the number of shares of Common Stock that the Participant's accumulated Contributions as of such date could purchase, at a price determined with reference only to the first business day of the applicable Purchase Period and subject to Section 423(b)(8) of the Code and fractional-share limitations on the amount of stock a Participant would be entitled to purchase under the Plan, over (B) the result of multiplying such number of shares by such price; or

            (2)   terminate such Purchase Rights and distribute to each Participant all of his or her accumulated Contributions (reduced to the extent, if any, such Contributions have been used to acquire shares of Common Stock for the Participant) under the Offering.

12.   AMENDMENT, TERMINATION OR SUSPENSION OF THE PLAN.

        (a)   The Board may amend the Plan at any time in any respect the Board deems necessary or advisable. However, except as provided in Section 11(a) relating to Capitalization Adjustments, stockholder approval shall be required for any amendment of the Plan for which stockholder approval is required by applicable law or listing requirements, including any amendment that either (i) materially increases the number of shares of Common Stock available for issuance under the Plan, (ii) materially expands the class of individuals eligible to become Participants and receive Purchase Rights under the Plan, (iii) materially increases the benefits accruing to Participants under the Plan or materially reduces the price at which shares of Common Stock may be purchased under the Plan, (iv) materially extends the term of the Plan, or (v) expands the types of awards available for issuance under the Plan, but in each of (i) through (v) above only to the extent stockholder approval is required by applicable law or listing requirements.

        (b)   The Board may suspend or terminate the Plan at any time. No Purchase Rights may be granted under the Plan while the Plan is suspended or after it is terminated.

        (c)   Any benefits, privileges, entitlements and obligations under any outstanding Purchase Rights granted before an amendment, suspension or termination of the Plan shall not be impaired by any such amendment, suspension or termination except (i) with the consent of the person to whom such Purchase Rights were granted, (ii) as necessary to comply with any laws, listing requirements, or governmental regulations (including, without limitation, the provisions of Section 423 of the Code and the regulations and other interpretive guidance issued thereunder relating to Employee Stock Purchase Plans) including without limitation any such regulations or other guidance that may be issued or amended after the Effective Date, or (iii) as necessary to obtain or maintain favorable tax, listing, or regulatory treatment.

13.   EFFECTIVE DATE OF PLAN.

        The Plan shall become effective on the date it is adopted by the Board (the "Effective Date"), but no Purchase Rights shall be exercised unless and until the Plan has been approved by the stockholders of the Company, which approval shall be within twelve (12) months before or after the date the Plan is adopted by the Board.

14.   MISCELLANEOUS PROVISIONS.

        (a)   Proceeds from the sale of shares of Common Stock pursuant to Purchase Rights shall constitute general funds of the Company.

        (b)   A Participant shall not be deemed to be the holder of, or to have any of the rights of a holder with respect to, shares of Common Stock subject to Purchase Rights unless and until the Participant's shares of Common Stock acquired upon exercise of Purchase Rights are recorded in the books of the Company (or its transfer agent).

        (c)   The Plan and Offering do not constitute an employment contract. Nothing in the Plan or in the Offering shall in any way alter the at will nature of a Participant's employment or be deemed to create in any way whatsoever any obligation on the part of any Participant to continue in the employ of the Company or a Related Corporation, or on the part of the Company or a Related Corporation to continue the employment of a Participant.

        (d)   The provisions of the Plan shall be governed by the laws of the State of Massachusetts without resort to that state's conflicts of laws rules.

15.   DEFINITIONS.

        As used in the Plan, the following definitions shall apply to the capitalized terms indicated below:

        (a)   "Board" means the Board of Directors of the Company.

        (b)   "Capitalization Adjustment" means any change that is made in, or other events that occur with respect to, the Common Stock subject to the Plan or subject to any Purchase Right after the Effective Date without the receipt of consideration by the Company (through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or other similar transaction). Notwithstanding the foregoing, the conversion of any convertible securities of the Company shall not be treated as a Capitalization Adjustment.

        (c)   "Code" means the Internal Revenue Code of 1986, as amended, including any applicable regulations and guidance thereunder.

        (d)   "Committee" means a committee of one (1) or more members of the Board to whom authority has been delegated by the Board in accordance with Section 2(c).

        (e)   "Common Stock" means the common stock of the Company.

        (f)    "Company" means AMAG Pharmaceuticals, Inc., a Delaware corporation.

        (g)   "Contributions" means the payroll deductions and other additional payments specifically provided for in the Offering, that a Participant contributes to fund the exercise of a Purchase Right. A Participant may make additional payments into his or her account, if specifically provided for in the Offering, and then only if the Participant has not already had the maximum permitted amount withheld during the Offering through payroll deductions.

        (h)   "Corporate Transaction" means the occurrence, in a single transaction or in a series of related transactions, of any one or more of the following events:

          (i)    the consummation of a sale or other disposition of all or substantially all, as determined by the Board in its sole discretion, of the consolidated assets of the Company and its Subsidiaries;

           (ii)  the consummation of a sale or other disposition of at least ninety percent (90%) of the outstanding securities of the Company;

         (iii)  the consummation of a merger, consolidation or similar transaction following which the Company is not the surviving corporation; or

          (iv)  the consummation of a merger, consolidation or similar transaction following which the Company is the surviving corporation but the shares of Common Stock outstanding immediately preceding the merger, consolidation or similar transaction are converted or exchanged by virtue of the merger, consolidation or similar transaction into other property, whether in the form of securities, cash or otherwise.

        (i)    "Director" means a member of the Board.

        (j)    "Eligible Employee" means an Employee who meets the requirements set forth in the Offering for eligibility to participate in the Offering, provided that such Employee also meets the requirements for eligibility to participate set forth in the Plan.

        (k)   "Employee" means any person, including Officers and Directors, who is employed for purposes of Section 423(b)(4) of the Code by the Company or a Related Corporation. However, service solely as a Director, or payment of a fee for such services, shall not cause a Director to be considered an "Employee" for purposes of the Plan.

        (l)    "Employee Stock Purchase Plan" means a plan that grants Purchase Rights intended to be options issued under an "employee stock purchase plan," as that term is defined in Section 423(b) of the Code.

        (m)  "Exchange Act" means the Securities Exchange Act of 1934, as amended.

        (n)   "Fair Market Value" means, as of any date, the value of the Common Stock determined as follows:

            (i)  If the Common Stock is listed on any established stock exchange or traded on any established market, the Fair Market Value of a share of Common Stock shall be the closing sales price for such stock as quoted on such exchange or market (or the exchange or market with the greatest volume of trading in the Common Stock) on the date of determination, as reported in such source as the Board deems reliable. Unless otherwise provided by the Board, if there is no closing sales price for the Common Stock on the date of determination, then the Fair Market Value shall be the closing selling price (or closing bid if no sales were reported) on the last preceding date for which such quotation exists.

           (ii)  In the absence of such markets for the Common Stock, the Fair Market Value shall be determined by the Board in good faith.

        (o)   "Offering" means the grant of Purchase Rights to purchase shares of Common Stock under the Plan to Eligible Employees.

        (p)   "Offering Date" means a date selected by the Board for an Offering to commence.

        (q)   "Officer" means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

        (r)   "Participant" means an Eligible Employee who holds an outstanding Purchase Right granted pursuant to the Plan.

        (s)   "Plan" means this AMAG Pharmaceuticals, Inc. 2010 Employee Stock Purchase Plan.

        (t)    "Purchase Date" means one or more dates during an Offering established by the Board on which Purchase Rights shall be exercised and as of which purchases of shares of Common Stock shall be carried out in accordance with such Offering.

        (u)   "Purchase Period" means a period of time specified within an Offering beginning on the Offering Date or on the next day following a Purchase Date within an Offering and ending on a Purchase Date. An Offering may consist of one or more Purchase Periods.

        (v)   "Purchase Right" means an option to purchase shares of Common Stock granted pursuant to the Plan.

        (w)  "Related Corporation" means any "parent corporation" or "subsidiary corporation" of the Company whether now or subsequently established, as those terms are defined in Sections 424(e) and (f), respectively, of the Code.

        (x)   "Securities Act" means the Securities Act of 1933, as amended.

        (y)   "Trading Day" means any day on which the exchange(s) or market(s) on which shares of Common Stock are listed, including the Nasdaq Global Select Market, the Nasdaq Global Market, or the Nasdaq Capital Market, is open for trading.

ANNUAL MEETING OF STOCKHOLDERS OF

AMAG PHARMACEUTICALS, INC.

May 25, 2010

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDERS’ MEETING TO BE HELD ON

MAY 25, 2010.

This Proxy Statement, the Proxy Card, and the Company’s Annual Report are all available free of charge at www.amagpharma.com.

Please sign, date, and mail
your proxy card in the
envelope provided as soon
as possible.

Please detach along perforated line and mail in the envelope provided.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS AND “FOR” PROPOSALS 2, 3 and 4.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1.               Election of Directors: To elect the seven nominees listed below to the Board of Directors to serve until the next Annual Meeting of Stockholders and until their successors have been elected and qualified.

NOMINEES:
☐ FOR ALL NOMINEES
• JOSEPH V. BONVENTRE, MD
☐WITHHOLD AUTHORITY	• MICHAEL NARACHI
FOR ALL NOMINEES	• BRIAN J.G. PEREIRA, MD
• ROBERT J. PEREZ
• LESLEY RUSSELL, MB.Ch.B., MRCP
• DAVEY S. SCOON
• RON ZWANZIGER

☐ FOR ALL EXCEPT
(See instructions below)

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here:  •

2.               Proposal to approve an amendment and restatement of our Amended and Restated 2007 Equity Incentive Plan to, among other things, increase the number of shares of our common stock available for issuance thereunder by 800,000 shares.

	FOR ☐	AGAINST ☐	ABSTAIN ☐

3. Proposal to approve our 2010 Employee Stock Purchase Plan.	☐	☐	☐

4. Proposal to ratify the appointment of PricewaterhouseCoopers LLP as our independent auditor for the year ending December 31, 2010.	☐	☐	☐

5. To transact such other business as may properly come before the Annual Meeting, or any adjournments or postponements thereof.

Mark box at right if you plan to attend the Annual Meeting.  ☐

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note:    Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by an authorized person.

AMAG PHARMACEUTICALS, INC.

PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD MAY 25, 2010

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned, revoking all prior proxies, hereby appoint(s) Brian J.G. Pereira, M.D. and Joseph L. Farmer, and each of them, with full power of substitution, as proxies to represent and vote as designated herein, all shares of stock of AMAG Pharmaceuticals, Inc., or the Company, which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders of the Company to be held at the executive offices of the Company, 100 Hayden Avenue, Lexington, Massachusetts 02421, on Tuesday, May 25, 2010 at 9:00 a.m., local time, and at any adjournments or postponements thereof.

IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER MATTERS AS PROPERLY MAY COME BEFORE THE MEETING OR ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder(s). IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR THE APPROVAL OF THE ELECTION OF DIRECTORS, FOR THE PROPOSED AMENDMENT AND RESTATEMENT OF THE AMENDED AND RESTATED 2007 EQUITY INCENTIVE PLAN, FOR THE 2010 EMPLOYEE STOCK PURCHASE PLAN, AND FOR THE RATIFICATION OF PRICEWATERHOUSECOOPERS LLP AND AUTHORITY WILL BE DEEMED GRANTED UNDER ITEM 5.

(Continued and to be signed on the reverse side)